UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant          [X]

Filed by a Party other than the Registrant          [_]

Check the appropriate box:

[X]       Preliminary Proxy Statement

[_]        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[_]        Definitive Proxy Statement

[_]        Definitive Additional Materials

[_]        Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

RIVERBEND TELECOM, INC.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]        No fee required.

[X]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, $0.001 par value

(2)	Aggregate number of securities to which transaction applies: 17,361,667

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $.0126

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*  book value of Registrant’s shares as of June 30, 2004

(4)	Proposed maximum aggregate value of transaction: $218,757

(5)	Total fee paid: $27.72

[X]	Fee paid previously with preliminary materials.

[__]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

(1)

Aggregate number of securities to which transaction applies:  Registrant will issue 15,315,000 shares of Common Stock pursuant to the Contribution.  In addition, 2,046,667 shares of Riverbend Holdings, Inc. Common Stock will be distributed to Riverbend stockholders pursuant to the Spin-Off.  Such shares will have the same book value as Riverbend’s Common Stock prior to the Contribution.

RIVERBEND TELECOM, INC. 826 BARRACKS STREET NEW ORLEANS, LOUISIANA 70116

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [__________], 2005

TO THE STOCKHOLDERS OF RIVERBEND TELECOM, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Riverbend Telecom, Inc. (“Riverbend”) will be held at 10 a.m., local time, on [_________], 2005, at 826 Barracks Street, New Orleans, Louisiana 70116, for the following purposes:

1.

To approve an amendment of Article VII of the Articles of Incorporation of Riverbend to increase the number of authorized shares of common stock, par value $.001 per share, from 10,000,000 shares to 75,000,000 shares.

2.

To approve the Agreement and Plan of Reorganization (the “Spin-Off Agreement”) between Riverbend and Riverbend Holdings, Inc. (“Riverbend Holdings”), a wholly-owned subsidiary, pursuant to which Riverbend will (a) transfer all of its assets, liabilities and other obligations to Riverbend Holdings in consideration for Riverbend Holdings common stock; and (b) distribute the Riverbend Holdings common stock to the Riverbend stockholders as of the record date (the “Spin-Off”).

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To approve the Contribution Agreement (“Contribution”) with the equity owners (the “United Members”) of United Check Services, LLC, a Louisiana limited liability company (“United”), pursuant to which the United Members will contribute all of their membership interests in United in exchange for 15,315,000 shares of Riverbend common stock.

APPROVAL OF THE CONTRIBUTION WILL RESULT IN A CHANGE IN CONTROL OF RIVERBEND TO UNITED’S MANAGEMENT, THE ASSUMPTION OF UNITED’S OPERATIONS AND LIABILITIES AND THE CHANGE OF RIVERBEND’S COPRORATE NAME TO UCS HOLDINGS, INC.  HOWEVER, PURSUANT TO PROPOSAL 2, RIVERBEND STOCKHOLDERS WILL MAINTAIN THEIR CURRENT OWNERSHIP IN THE TELECOMMUNICATIONS BUSINESS PREVIOUSLY CONDUCTED BY RIVERBEND BY VIRTUE OF THEIR IDENTICAL OWNERSHIP INTEREST IN RIVERBEND HOLDINGS.

4.	To transact such other business as properly may come before the Special Meeting or any adjournment thereof.

            Riverbend has described the proposals in more detail in the Proxy Statement, which you should read before voting.  A copy of the Spin-Off Agreement is attached as Appendix A and a copy of the Contribution Agreement is attached as Exhibit B.

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            The Board of Directors has fixed the close of business on [____________], 2005 as the record date for determining the stockholders entitled to receive notice of and to vote, either in person or by proxy, at the Special Meeting and at any and all adjournments or postponements thereof.  To vote your shares, please sign, date and complete the enclosed proxy and mail it promptly in the enclosed, postage-paid return envelope.

            PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE INFORMED THE COMPANY THAT THEY WILL BE VOTING “FOR” PROPOSALS 1, 2 AND 3 ABOVE.  THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE PROPOSALS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE PROPOSALS.

BY ORDER OF THE BOARD OF DIRECTORS.

/s/ Leon Nowalsky
Leon Nowalsky
President and Treasurer

New Orleans, Louisiana
[______________], 2005

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PROXY STATEMENT RIVERBEND TELECOM, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [__________], 2005

            This Proxy Statement is furnished to the stockholders of Riverbend Telecom, Inc. (“Riverbend” or the “Corporation”) in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at the Special Meeting of Stockholders of Riverbend (together with any adjournments or postponements thereof, the “Special Meeting”).  The Special Meeting will be held on [__________], 2005 at 10 a.m., local time, at 826 Barracks Street, New Orleans, Louisiana 70116.

            This Proxy Statement and the accompanying proxy card were first mailed to our stockholders on or about [___________], 2005.

            All shares represented by properly executed proxies will be voted in accordance with directions on the proxies.  If the proxy is returned and no direction is indicated, the shares will be voted at the Special Meeting FOR the approval of the amendment to Riverbend’s Articles of Incorporation to effect an increase in the number of authorized shares of common stock, FOR the approval of the Agreement and Plan of Reorganization (the “Spin-Off Agreement”), FOR the approval of the Contribution Agreement (“Contribution”) with the equity owners (the “United Members”) of United Check Services, LLC, a Louisiana limited liability company (“United”), and as the individual named as proxy on the proxy card deems advisable on all matters as may properly come before the Special Meeting.  A stockholder executing and returning a proxy may revoke it at any time before it is exercised by written notice to the Secretary of Riverbend or by voting in person at the Special Meeting.

            The Board of Directors does not know of any matters to be brought before the Special Meeting other than the items set forth in the accompanying Notice of Special Meeting of Stockholders.  The enclosed proxy confers discretionary authority to the persons appointed by the Board of Directors to vote on any other matter that is properly presented for action at the Special Meeting.

            The cost of solicitation of proxies by the Board of Directors is to be borne by Riverbend.  In addition to the use of the mails, proxies may be solicited by telephone and telecopier transmission by our directors, officers and employees.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with the solicitation.

PLEASE NOTE THAT RIVERBEND’S CONTROLLING STOCKHOLDERS HAVE INFORMED RIVERBEND THAT THEY WILL BE VOTING “FOR” THE PROPOSALS.  THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDERS ARE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THE PROPOSALS AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE PROPOSALS. APPROVAL OF THE PROPOSALS WILL RESULT IN THE

SPIN-OFF OF RIVERBEND’S ASSETS, LIABILITIES AND OTHER OBLIGATIONS TO RIVERBEND HOLDINGS, THE SUBSEQUENT DISTRIBUTION OF THE RIVERBEND HOLDINGS SHARES TO THE PRE-CONTRIBUTION RIVERBEND STOCKHOLDERS, A CHANGE IN CONTROL OF RIVERBEND TO THAT OF UNITED’S MANAGEMENT AND THE ASSUMPTION OF UNITED’S OPERATIONS AND LIABILITIES.

YOU ARE HEREBY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE-PAID IF MAILED IN THE UNITED STATES.

SUMMARY TERM SHEET

            This summary term sheet highlights selected information from this Proxy Statement and may not contain all information that is important to you.  To understand the Contribution fully, you should carefully read this entire Proxy Statement and the documents to which it refers.  The Spin-Off Agreement is attached as Appendix A and the Contribution Agreement is attached as Appendix B to this Proxy Statement.

The Special Meeting

Date, Place and Time (Page [__]):	The Special Meeting will be held at 10 a.m., local time, on [________], 2005, at 826 Barracks Street, New Orleans, Louisiana 70116.

Purpose of the Special Meeting (Page [__]):	At the Special Meeting, you will be asked to approve the following proposals:

	1.	An increase in authorized common stock to 75,000,000 shares.
2.

The spin-off of all of the assets, liabilities and other obligations of Riverbend to Riverbend Holdings in consideration for Riverbend Holdings common stock and the subsequent distribution of that common stock to Riverbend stockholders as of the record date of the Special Meeting.

	3.	The contribution of all of the membership interests in United held by the United Members to Riverbend in exchange for the issuance of 15,315,000 shares of Riverbend common stock to the United Members.

Each proposal described above is dependent on the approval of the other two proposals and no proposal will be effective unless all three proposals are approved by the stockholders.

Record Date (Page [__]):	The Board of Directors has fixed the close of business on [________], 2005, as the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting.

Vote Required to Approve the Proposals (Page [__]):

The holders of a majority of the outstanding shares of Riverbend’s common stock must approve the proposals.  Stockholders are entitled to one vote for each share of Riverbend common stock that they owned on the record date.

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Proxies (Page [__]):	Abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the proposals. You may revoke your proxy at any time before it is voted by:
	•	Delivering a written notice of revocation of proxy to Leon Nowalsky at 826 Barracks Street, New Orleans, Louisiana 70116.
	•	Delivering to Riverbend a duly executed proxy at a later date prior to the Special Meeting; or
	•	Attending the Special Meeting and voting in person.

If you own your shares of Riverbend common stock in “street name,” you should follow your broker’s instructions concerning how to change your vote.
The Parties

Riverbend Telecom, Inc. (Page [__]):

Riverbend is a developmental stage Nevada corporation formed in August 2001.  Since inception, Riverbend has marketed telecommunication services for resellers and carriers of local and long distance telephone and internet services on a limited basis.

United Check Services, LLC (Page [__]):

United is an Automated Clearing House (“ACH”) service provider, also known as an ACH processor, catering to customers engaged in businesses requiring significant volumes of electronic transactions.  Services include direct deposit services, check clearing services, automatic direct debit services, pay-day loan services and other electronic bill paying services.

Riverbend Holdings, Inc. (Page [__]):

Prior to the Contribution, Riverbend will transfer all of its assets, liabilities and other corporate obligations to a newly created, wholly-owned subsidiary, Riverbend Holdings, and distribute all of the Riverbend Holdings common stock to the Riverbend stockholders as of the record date of the Special Meeting.

The Spin-Off and Contribution

Overview (Page [__]):	Pursuant to the Spin-Off, Riverbend will::

	•	transfer its assets and liabilities to Riverbend Holdings; and
	•	distribute the common stock of Riverbend Holdings to the Riverbend stockholders.

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Pursuant to the Contribution:

	•	United Members will contribute all of their membership interests in United to Riverbend in exchange for 15,315,000 shares of Riverbend’s common stock;
	•	United will continue to be a subsidiary of Riverbend; and
	•	Riverbend will change its name to UCS Holdings, Inc. and change its business operations to the business conducted by United.

Prior to the Spin-Off and Contribution, Riverbend stockholders are asked to approve an amendment to the Articles of Incorporation to increase the authorized shares of Riverbend common stock from 10,000,000 to 75,000,000 so that there will be enough authorized shares to issue pursuant to the Contribution Agreement.

Recommendation of the Board of Directors (Page [__]):

After careful consideration, the Riverbend Board of Directors believes that the Spin-Off and Contribution are fair to you and are in your best interest and unanimously recommends that you vote “FOR” all of the proposals.  As described elsewhere, in order to effect the Contribution, stockholders are being asked to approve an amendment to Riverbend’s Articles of Incorporation to increase the number of authorized shares of common stock.

No Opinion of Financial Advisor (Page [__]):	Based on management’s belief that the proposals are fair to all stockholders and in their best interests, Riverbend has not obtained a fairness opinion from any financial adviser or consultant.

Interest of Executive Officers, Directors and Affiliates of Riverbend in the Spin-Off and

In considering the recommendation of the Riverbend Board of Directors, you should be aware of the interests that Riverbend executive officers, directors and affiliates have in the Spin-Off and Contribution.  These interests include:

Contribution (Page [_]):
	•	owning a large percentage of the outstanding shares of Riverbend and Riverbend Holdings.
	•	the ability to control the Board of Directors and corporate policies of Riverbend Holdings.

Voting Agreements (Page [__]):

While there are no formal voting agreements, Riverbend’s Board of Directors has unanimously approved the proposals and Riverbend’s officers and directors intend to vote all of their common stock for the proposals.  Common stock currently held by Riverbend’s officers and directors comprise approximately 98% of currently outstanding common stock.

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Ownership of Riverbend following the Spin-Off and Contribution (Pages [________]):

The United Members will receive 15,315,000 shares of Riverbend common stock as a result of the Contribution Agreement, comprising an aggregate of approximately 88% of then outstanding Riverbend common stock.  Current Riverbend stockholders will retain ownership of an aggregate of 2,046,667 Riverbend common stock, comprising approximately 12% of then outstanding Riverbend shares.  In addition, Riverbend stockholders as of the record date, will maintain their current ownership interest in Riverbend’s telecommunications operations, as represented by the Riverbend Holdings common stock to be distributed to the pre-Contribution Riverbend stockholders in connection with the asset spin-off.

The Board and Management of Riverbend Following the Contribution (Pages [___]):

Following the Contribution, Riverbend’s Board of Directors will consist of Reid Green, Jeffrey C. Swank and Paul J. Shovlain.  The initial officers will be Jeffery C. Swank, President and Reid Green, Chief Financial Officer, Treasurer and Secretary.

The current officers and directors of Riverbend will resign upon the consummation of the Contribution and will become the officers and directors of Riverbend Holdings and be responsible for running the telecommunications operations of Riverbend Holdings.

Dissenters’ Rights (Page [__]):

A stockholder is entitled to dissent and obtain payment for the fair value of his or her shares.  We will provide to any stockholder seeking to dissent all of the necessary documents required for that purpose upon request to us at our executive offices.

Risks Associated with the Spin-Off and Contribution (Page [__]):	You should be aware of and carefully consider the risks relating to the Spin-Off and Contribution and the businesses of Riverbend and United.

TABLE OF CONTENTS

Summary Term Sheet

Questions and Answers about The Proposals

Risk Factors

Market Price Information

The Special Meeting

Proposal One - Approval of Riverbend Amendment of Articles of Incorporation

Proposal Two - The Riverbend Spin-Off and Distribution

Proposal Three - The Contribution

U.S. Federal Income Tax Consequences of The Spin-Off and Contribution

The Contribution Agreement

Dissenters' Rights

Private Placement Following The Spin-Off and Contribution

Riverbend Telecom, Inc. and United Check Services, LLC Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2004

Riverbend Telecom, Inc. and United Check Services, LLC Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 2003

Riverbend Telecom, Inc. and United Check Services, LLC Unaudited Pro Forma combined Condensed Statement of Operations and Changes in Equity - Nine Months Ended September 30, 2004

Riverbend Telecom, Inc. and United Check Services, LLC Unaudited Pro Forma combined Condensed Statement of Operations and Changes in Equity – For The Year Ended December 31, 2003

Riverbend Telecom, Inc. and United Check Services, LLC Notes to Unaudited Pro Forma Financial Statements - September 30, 2004 and December 31, 2003

Business of Riverbend prior to Spin-Off and Contribution and Riverbend Holdings Following Spin-Off and Contribution

Riverbend Management's Discussion and Analysis of Financial Condition and Results of Operations

Security Ownership of Certain Beneficial Owners and Management of Riverbend prior to Spin-Off and Contribution and Riverbend Holdings following Spin-Off and Contribution

Business of United prior to Spin-Off and Contribution and Riverbend following Spin-Off and Contribution

United Management's Discussion and Analysis of Financial Condition and Results of Operations

Security Ownership of Certain Beneficial Owners and Management of United prior to Spin-Off and Contribution

Management of Riverbend following the Spin-Off and Contribution

Security Ownership of Certain Beneficial Owners and Management of Riverbend following the Spin-Off and Contribution

Management of Riverbend Holdings following the Spin-Off and Contribution

Financial and Other Information

Where You Can Find More Information

Incorporation of Information by Reference

Other Matters

Index to Financial Statements

Appendix A – Form of Agreement and Plan of Reorganization (Riverbend Spin-Off)

Appendix B – Contribution Agreement

Appendix C – Nevada Revised Statutes

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q:        Why is Riverbend proposing the increase in authorized shares of common stock?

A:         Riverbend is proposing the increase in authorized shares of common stock primarily because it currently does not have enough authorized common stock available for issuance pursuant to the terms of the Contribution Agreement.  In addition, the Board of Directors believes that it is in Riverbend’s best interest to increase the number of authorized but unissued shares of common stock in order to have additional shares available to meet future business needs as they arise.

Q:        Why is Riverbend proposing the Spin-Off?

A:         Riverbend management believes that by forming a separate corporate entity to hold the assets and liabilities of Riverbend, Riverbend can allow its stockholders to retain ownership in the telecommunications assets of Riverbend and, at the same time, become part of a company with greater financial strength and a new business focus.  The goal is to establish post-Contribution Riverbend as a viable public company.

Q:         Why is Riverbend proposing the Contribution?

A:         Riverbend believes the Contribution will allow it to become a viable part of a rapidly growing industry.  Management of Riverbend believes that United is much stronger financially than Riverbend, more competitive, and capable of establishing a public market in its securities at some point in the future.  Also, management of Riverbend believes that United has greater earning power and growth potential than Riverbend currently has on its own.  The Contribution will result in the business of United becoming the principal business of Riverbend and the former telecommunications business of Riverbend being transferred to the newly created Riverbend Holdings, with the Riverbend Holdings common stock being distributed to the current (pre-Contribution) Riverbend stockholders.

Q:        What will I receive if the proposals are approved?

A:         Pursuant to the Spin-Off, you will receive one Riverbend Holdings share for each Riverbend share that you own.  Pursuant to and after the Contribution, Riverbend stockholders will own in aggregate approximately 12% of the then outstanding shares of Riverbend common stock.  These Riverbend shares will represent an ownership interest in the business of United.  The Riverbend Holdings common stock held by the Riverbend stockholders will represent an ownership interest in the telecommunications operations formerly conducted by Riverbend.

Q:        What do I need to do now?

A:         We urge you to read this Proxy Statement carefully, including its appendices, and to consider how the Spin-Off and the Contribution affect you as a stockholder, and to vote on the proposals.

Q:        What stockholder vote is required to approve the proposals?

A majority of the voting power of Riverbend’s outstanding shares of common stock constitutes a quorum for the Special Meeting.  The affirmative vote of the holders of at least a majority of the voting power of Riverbend’s outstanding shares of common stock is required to approve the proposals.

Q:        How do I vote?

A:         You should simply indicate on your proxy card how you want to vote and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting.

Q:        What happens if I don’t return the proxy card?

A:         The failure to return your proxy card will have the same effect as voting against the proposal.

Q:        If I vote against the proposals, am I entitled to appraisal rights?

A:         Yes.  Stockholders are entitled to appraisal rights under the circumstances described in this Proxy Statement.

Q:        If my Riverbend shares are held in a brokerage account, will my broker vote my shares for me?

A:         Your broker will not be able to vote your shares without instruction from you.  You should instruct your broker to vote your shares, following the procedure provided for by your broker.

Q:        Who can help answer my questions?

A:         If you would like additional copies of this Proxy Statement or if you have questions about the proposals contained herein, including the procedures for voting your shares, you should contact:

            Riverbend Telecom, Inc
            Attn:  Leon Nowalsky
            826 Barracks Street
            New Orleans, Louisiana 70116
            Telephone (504) 524-2433

RISK FACTORS

            In deciding whether to approve the proposals, you should consider the following risks related to the Spin-Off and Contribution, your investment in Riverbend, the business of United to be continued by a subsidiary of Riverbend, and Riverbend’s current telecommunications operations to be continued by Riverbend Holdings.  The proposed transactions will subject your investment to the risks of two distinct industry segments with varying risks and potential loss.  Accordingly, you should carefully consider these risks along with the other information in this Proxy Statement and the documents to which Riverbend has referred.  See “Where You Can Find More Information” on page [__].

RISKS RELATING TO THE SPIN-OFF AND CONTRIBUTION

Riverbend management did not obtain a fairness opinion with respect to the Spin-Off, the Contribution and the number of shares to be issued to the United Members and stockholders must rely on their own investigation or management’s belief with respect to assessing the fairness of the transactions.

            Riverbend’s management has not obtained an appraisal valuation of Riverbend’s corporate charter or of United’ business, nor has management obtained a fairness opinion with respect to the fairness of the transaction to the Riverbend stockholders.  Accordingly, the Riverbend stockholders have no independent valuation of the fairness of the number of shares to be issued to United or of the actual value, if any, of Riverbend, less its telecommunications operations to be spun-off in Riverbend Holdings.  In addition, management did not consider any other acquisition candidates prior to signing a letter of intent with United and negotiating to establish an exchange ratio for United membership interests for Riverbend common stock.  However, management believes the transaction to be fair, because the current Riverbend stockholders will retain their proportionate ownership in Riverbend’s current telecommunications operations, as a consequence of their post-Spin-Off ownership of an aggregate of 100% of Riverbend Holdings common stock and their ability to own an interest, although minor, in a company engaged in the ACH processing industry.

Stockholders may not realize any benefits from owning part of a company engaged in ACH processing and post-Contribution Riverbend may not achieve any of the goals set forth in United’s business plan.

            Riverbend and United entered into the Contribution Agreement with the expectation that the Contribution will result in certain benefits for the stockholders of Riverbend and the members of United, including allowing the Riverbend stockholders to benefit in the ownership of a new company engaged in ACH processing.  Management of Riverbend believes that United will attempt to build a company capable of achieving earnings and improving cash flow to fund future growth.  There is no assurance that these efforts will be successful.  Management of Riverbend believes that after the Contribution, Riverbend will have a greater capability to achieve additional financing and operational efficiencies.  However, stockholders may not realize these benefits and the post-Contribution Riverbend may not achieve any of the goals set forth in United’s business plan.

As a result of the Contribution, 88% of the total outstanding Riverbend shares will be owned by the United Members and if such persons were to sell a significant number of Riverbend shares, the sale could cause the future market price, if any, of Riverbend shares to drop significantly.

            As a result of the Contribution, approximately 15,315,000 shares of Riverbend common stock will be owned by the United Members, constituting approximately 88% of Riverbend’s outstanding common stock.  The Riverbend shares being issued to the United Members pursuant to the Contribution Agreement will not be registered under the Securities Act of 1933, as amended, and no registration rights have been granted to such individuals.  However, because of their shareholdings, these persons will likely be in a position to cause Riverbend to register Riverbend common stock for public sale, if they desire.  If they were to sell any significant number of Riverbend shares or if the market perceives that they intend to sell Riverbend common stock, the market price of Riverbend common stock could drop significantly, even if Riverbend’s business is doing well.

The Spin-Off and Contribution may result in adverse tax consequences to Riverbend, United and their respective equity holders.

            As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of spin-offs of existing businesses and business combinations.  Riverbend has evaluated the possible tax consequences of the Contribution and will endeavor to structure the transaction so as to achieve the most favorable tax treatment to Riverbend, United and their respective equity holders.  There can be no assurance, however, that the Internal Revenue Service (the “IRS”) or appropriate state tax authorities will ultimately assent to Riverbend’s tax treatment of a consummated business combination.  To the extent the IRS or state tax authorities re-characterize the tax treatment of a business combination, there may be adverse tax consequences to Riverbend, United and their respective equity holders.

Riverbend common stock is a “penny stock” and regulation of trading in low-priced securities may discourage investor interest.

            Trading in Riverbend common stock, if and when a market develops, will be subject to the “penny stock” rules of the Securities and Exchange Commission.  The “penny stock” rules require a broker-dealer, prior to a transaction in a “penny stock” not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC, which provides information about “penny stocks” and the nature and level of risks in the “penny stock” market.  The broker-dealer also must provide the customer with current bid and offer quotations for the “penny stock”, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each “penny stock” held in the customer’s account.  The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing before or with the customer’s confirmation.  In addition, prior to a transaction in a “penny stock” not otherwise exempt from such rules, the “penny stock” rules require that the broker-dealer must make a special written determination that the “penny stock” is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the “penny stock” rules.  Moreover, securities which are subject to

“penny stock” rules are ineligible for inclusion in many institutional or trust portfolios.  Riverbend believes the “penny stock” rules may discourage investor interest in, and limit the marketability of, the Riverbend common stock.

RISKS RELATING TO UNITED’S BUSINESS

            Investors should carefully consider the risks associated with the business of United as it will become the risks of the Riverbend stockholders following the Contribution.  Many of the risks associated with United are completely different from the risks associated with Riverbend’s telecommunications operations.  Accordingly, Riverbend stockholders are urged to consider the following United risk factors.

United relies on cooperative relationships with, and sponsorship by, banks, the absence of which may prevent United from conducting its business operations.

            United relies on several banks for access to the Automated Clearing House (“ACH”) for submission of both credit card and check settlements.  Its banking relationships are currently with smaller banks (with assets of less than $500,000,000).  Even though smaller banks tend to be more susceptible to mergers or acquisitions and are therefore less stable, these banks find the programs United offers more attractive and it believes it cannot obtain similar relationships with larger banks at this time.  A bank could at any time curtail or place restrictions on United’s processing volume because of its internal business policies or due to other adverse circumstances.  If a volume restriction is placed on United, it could materially adversely affect its business operations by restricting its ability to process credit card transactions and receive the related revenue. United’s relationships with its customers and merchants would also be adversely affected by its inability to process these transactions.

            United maintains several banking relationships for ACH processing. While United believes its current bank relationships are sound, United cannot assure that these banks will not restrict its increasing processing volume or that it will always be able to maintain these relationships or establish new banking relationships.  Even if new banking relationships are available, they may not be on terms acceptable to United. Ultimately, United’s failure to maintain these banking relationships and sponsorships may have a material adverse effect on its business and results of operations.

Merchant fraud with respect to ACH transactions could cause United to incur significant losses.

            United significantly relies on the processing revenue derived from ACH transactions.  If any merchants were to submit or process unauthorized or fraudulent ACH transactions, depending on the dollar amount, United could incur significant losses which could have a material adverse effect on its business and results of operations.  United assumes and compensates the sponsoring bank for bearing the risk of these types of transactions.

            United has implemented systems and software for the electronic surveillance and monitoring of fraudulent ACH use.  United cannot guarantee that these systems will prevent fraudulent transactions from being submitted and processed or that the funds set aside to address such activity will be adequate to cover all potential situations that might occur. United does not have insurance to protect it from these losses.  There is no assurance that United’s chargeback reserve will be adequate to offset against any unauthorized or fraudulent processing losses that United may incur. Depending on the size of such losses, United’s results of operations could be immediately and materially adversely affected.

The business in which United competes is highly competitive and there is no assurance that United’s current products and services will stay competitive or that United will be able to introduce new products and services to compete successfully.

            United is in the business of processing payment transactions and designing and implementing integrated systems for its customers so that they can better use United’s services.  This business is highly competitive and is characterized by rapid technological change, rapid rates of product obsolescence, and rapid rates of new products introduction.  United’s market share is relatively small as compared to most of its competitors and most of these competitors have substantially more financial and marketing resources to run their businesses.  While United believes its small size provides it the ability to move quickly in some areas, its competitors’ greater resources enable them to investigate and embrace new and emerging technologies quickly to respond to changes in customers needs, and to devote more resources to product and services development and marketing.  United may face increased competition in the future and there is no assurance that current or new competition will allow United to keep its customers.  If United loses customers, its business operations may be materially adversely affected, which could cause it to cease its business or curtail its business to a point where United is no longer able to generate sufficient revenues to fund operations. There is no assurance that United’s current products and services will stay competitive with those of its competitors or that United will be able to introduce new products and services to compete successfully in the future.

Security breaches could impact United’s continued operations and cause it to lose customers.

            United processes confidential financial information and maintains several levels of security to protect this data.  Security includes hand and card-based identification systems at its data center location that restricts access to the facility, various employee monitoring and access restriction policies, and various firewall and network management methodologies that restrict unauthorized access through the Internet.  While these systems have worked effectively in the past, there can be no assurance that they will continue to operate without a security breach in the future.  Depending upon the nature of the breach, the consequences of security breaches could be significant and dramatic to United’s continued operations.

The industry in which United operates involves rapidly changing technology and United’s failure to improve its products and services or to offer new products and services could cause United to lose customers.

            United’s business industry involves rapidly changing technology.  Recently, United has observed rapid changes in technology as evidenced by the Internet and Internet-related services and applications, new and better software, and faster computers and modems. As technology changes, United’s customers desire and expect better products and services.  United’s success depends on its ability to improve its existing products and services and to develop and market new products and services.  The costs and expenses associated with such an effort could be significant. There is no assurance that United will be able to find the funds necessary to keep up with new technology or that if such funds are available that United can successfully improve its existing products and services or successfully develop new products and services.  United’s failure to provide improved products and services to its customers or any delay in providing such products and services could cause it to lose customers to its competitors.  Loss of customers could have a material adverse effect on United.

United’s inability to protect or defend its trade secrets and other intellectual property could hurt its business.

            United has expended a considerable amount of time and money to develop information systems for its merchants.  United regards these information systems as trade secrets that are extremely important to its payment processing operations.  United relies on trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect this intellectual property and has not otherwise taken steps to obtain additional intellectual property protection or other protection on these information systems.  United cannot be certain that United has taken adequate steps to protect its intellectual property. In addition, United’s third-party confidentiality agreements may be breached and, if they are, there may not be an adequate remedy available. If United’s trade secrets become known, United may lose its competitive position, including the loss of its merchant and bank customers.  Such a loss could severely impact its results of operations and financial condition.

            Additionally, while United believes that the technology underlying its information systems does not infringe upon the rights of any third parties, there is no assurance that third parties will not bring infringement claims.  United also has the right to use the technology of others through various license agreements.  If a third party claimed United’s activities and/or these licenses were infringing their technology, while United may have some protection from its third party licensors, United could face additional infringement claims or otherwise be obligated to stop utilizing intellectual property critical to its technology infrastructure.  If United is not able to implement other technology to substitute the intellectual property underlying a claim, its business operations could be severely effected.  Additionally, infringement claims would require United to incur significant defense costs and expenses and, to the extent United is unsuccessful in defending these claims, could cause United to pay monetary damages to the person or entity making the claim.  Continuously having to defend such claims or otherwise making monetary damages payments could materially adversely affect United’s results of operations.

If United does not continue to invest in research and development, United could lose its competitive position.

            Because technology in the payment processing industry evolves rapidly, United needs to continue to invest in research and development in both the bankcard processing business segment and the check-related products segment in order to remain competitive. If United fails to commit adequate resources to grow its technology on pace with market growth, United could quickly lose its competitive position, including the loss of its merchant and bank customers.

Failure to obtain additional funds can impact United operations and future growth.

            United uses funds generated from operations, as well as funds obtained through credit facilities, to finance operations.  In light of United’s recent financing efforts, and as a result of the cash flow generated from operations, United believes it has sufficient cash to support its business activities, including research, development and marketing costs. However, future growth may depend on its ability to continue to raise additional funds, either through operations, bank borrowings, or equity or debt financings. There is no assurance that United will be able to continue to raise the funds necessary to finance growth or continue to generate the funds necessary to finance operations, and even if such funds are available, that the terms will be acceptable to United.  The inability to generate the necessary funds from operations or from third parties in the future may require United to scale back United’s research, development and growth opportunities, which could harm its overall operations.

While United maintains insurance protection against claims related to its services, there is no assurance that such protection will be adequate to cover potential claims and its inability to otherwise pay such claims could harm United’s business.

            United maintains employee dishonesty insurance for the services it provides and has applied for errors and omissions insurance. While United believes the limit on its insurance policy is adequate and consistent with industry practice, if claims are brought by its customers or other third parties, United could be required to pay the required claim or make significant expenditures to defend against such claims in amounts that exceed its current insurance coverage.  There is no assurance that United will have the money to pay potential plaintiffs for such claims if they arise beyond the amounts insured.  Making these payments could have a material adverse effect on United’s business.

Increases in the costs of technical compliance could harm United’s business.

            The services which United offers require significant technical compliance.  This includes compliance to both Visa and MasterCard regulations and association rules, NACHA guidelines and regulations with regard to the Federal Reserve System’s Automated Clearing House and check related issues, and various banking requirements and regulations.   United has personnel dedicated to monitoring its compliance to the specific industries United serve and, when possible, United is moving the technical compliance responsibility to other parties.  As the compliance issues become more defined in each industry, the costs associated with that compliance may present a risk to United.  These costs could be in the form of additional hardware, software or technical expertise that United must acquire and/or maintain. While United currently has these costs under control, United has no control over those entities that set the compliance requirements so no assurance can be given that United will always be able to underwrite the costs of compliance in each industry wherein United competes.

United has limited marketing experience and its marketing efforts may not result in significant increases in its ACH processing business.

            Since inception, United has only engaged in limited marketing activities and currently has limited marketing experience with no formal marketing department.  Accordingly, our marketing efforts may not result in significant initial or continued increases in United’s ACH processing business.  Furthermore, United’s marketing plans are subject to change as a result of a number of factors, including changes in market conditions, the addition of marketing professionals to United’s management team, or changes in the needs and preferences of existing and potential customers.

United has a concentrated customer base and any significant adversities affecting its customers could have a material adverse effect on United’s operations.

            To date most of United’s business has been concentrated with customers engaged in check cashing and/or payday loan services.  As a result, any significant adverse events or conditions affecting these businesses would have a material adverse effect on United’s business.  United also conducts a significant portion (approximately 39.2% for the year ended December 31, 2003) of its existing business under a three year agreement with Community Loans of America, Inc. (“CLA”), a payday loan company based in Atlanta, Georgia.  Accordingly, any significant adversities affecting CLA or its relationship with United could have a material adverse effect on the results of United’s current and/or future operations.

United’s success depends on the continued service of its key management personnel and the loss of services from one or more of these individuals could negatively impact its business.

            United’s success depends on its ability to attract, motivate and retain highly-skilled managerial personnel.  Competition for such personnel in United’s business is intense.  The success that United may achieve will only enhance the reputation of and alternatives available to its key personnel.  United may not be able to retain its key employees or attract, motivate and retain additional key employees in the future.  Its failure to retain these key employees, or failure to attract new personnel as its needs arise would entail significant additional employment costs and may result in management strategy shifts which may diminish its ability to remain profitable.

RISKS RELATING TO RIVERBEND HOLDINGS’S FUTURE BUSINESS

            As part of the Spin-Off and Contribution, Riverbend’s telecommunications operations will become the business of Riverbend Holdings by virtue of the transfer of its telecommunications assets and liabilities to Riverbend Holdings.  Accordingly, the following risks associated with Riverbend’s current operations will become the risks associated with Riverbend Holdings’ business.

Riverbend has a limited history of operations and therefore has limited financial information upon which stockholders can evaluate how it will perform in the future.

            Riverbend began marketing telecommunications services in August 2001.  A significant portion of its revenue to date has been derived from its marketing of the services offered by NAS/Norcom.  There is limited historical financial information upon which to evaluate how Riverbend may perform in the future.   Riverbend cannot be sure that it will be able to compete successfully in the telecommunications business.  As a young company, Riverbend faces numerous risks and uncertainties, including those that relate to its ability to:

•	establish and increase its customer base;
•	compete favorably in a highly competitive market;
•	expand its service offerings;
•	attract, motivate and retain qualified sub-agents;
•	access sufficient capital markets to support its growth;
•	build an infrastructure to effectively handle its growth; and
•	upgrade and enhance its technologies.

            Riverbend may not be successful in addressing these risks and its failure to do so would have a materially adverse effect on its business and financial results.

Riverbend’s future growth may require significant capital and if Riverbend does not obtain needed financing, its ability to implement its business strategy could be impaired.

            Implementation of Riverbend’s business plan may require additional amounts of capital.  Riverbend cannot be certain that additional financing will be available to it on acceptable terms when required or at all.  If Riverbend does not obtain needed financing, its ability to implement its business strategy could be impaired.

Riverbend hopes to experience future growth beyond the developmental stage, which may place additional demands upon its current management and other resources and may require additional working capital, information systems, and management, operational, and other financial resources.

            Riverbend’s strategy includes acting as a marketer for other resellers of local and long distance telephone services.  The growth of Riverbend will depend on various factors, including, among others:

•	the ability of management to implement its strategy;
•	competition;
•	the ability of the resellers with whom Riverbend contracts to handle its growth in the amount of services Riverbend sells; and
•	the ability to implement reliable finance and management systems and controls.

            Not all of the foregoing factors are within Riverbend’s control.  Riverbend’s ability to manage growth successfully will require Riverbend to continually enhance its operational, management, financial, and information systems and controls.  Riverbend may not be able to manage or fund its growth, Riverbend may miss profitable opportunities and/or inefficiently allocate its resources which will effect its business, operating results, and financial condition.

Riverbend may not be able to keep pace with technological change, which may result in a loss in customers and reduced revenues.

            The telecommunications industry is subject to rapid and significant changes in technology, customer requirements and customer preferences.  If Riverbend fails to keep pace with these changes, its ability to attract new customers may be impeded and Riverbend may lose existing customers.  New technologies could reduce the competitiveness of its services by reducing the cost or increasing the supply of services that compete with those Riverbend plans to offer.

Riverbend currently is dependent on its non-exclusive relationship with NAS to provide it with telecommunication services to market and the termination of this relationship would result in the loss of Riverbend’s primary source of revenues.

            In March 2002, through an assignment agreement, Riverbend entered into an agreement with NAS to provide NAS with marketing services.  NAS is a reseller of telecommunications service, and accordingly is dependent on NAS’ relationships with telecommunication carriers to provide it with services to market.  This is currently the primary marketing agreement Riverbend has entered into.  Riverbend’s marketing agreement with NAS is through August 2005 and may be terminated by NAS on thirty (30) days notice.  Riverbend cannot assure you that NAS will not terminate the agreement or that Riverbend will be able to enter into agreements with any other resellers.  Furthermore, if NAS experiences financial difficulties, such difficulties may result in delays in our receipt of commissions due under its contract.  As described above, NAS could terminate Riverbend’s contract and cease all commission payments.  If this were to occur, it would have a materially adverse effect on Riverbend’s business, financial condition and results of operation.

Riverbend’s continued success will be dependent on its ability to retain and attract experienced and knowledgeable personnel and the loss of the services of its current management would hinder its ability to conduct operations.

            Riverbend believes that its continued success will depend to a significant extent upon the abilities and efforts of its current management.  Riverbend does not have employment agreements and does not maintain key man life insurance on either of its current management.  The loss of the services of either of its current management, particularly Mr. Nowalsky, its President and Treasurer, would hinder its ability to conduct operations.

            Additionally, Riverbend may hire additional management with experience in the telecommunications industry.  If Riverbend chooses to hire additional management, Riverbend believes its success will depend, in part, upon its ability to find, hire and retain such additional management personnel.  The inability to find, hire and retain such personnel could affect its ability to effectively compete, adjust and predict changes in its industry.

Riverbend believes that its long-term success will depend on its ability to offer additional services and there can be no guarantee that it will be able to offer additional services at any time in the future.

            Riverbend currently offers local and long distance telephone services and prepaid calling cards to its customers.  However, our strategy includes offering additional telecommunication services in the future, such as data and internet services.  The ability of Riverbend to offer these additional services will be limited by our ability to enter into agreements with resellers of such services.  Because Riverbend is primarily only a marketer for NAS’ services, until we establish relationships with other resellers, Riverbend is limited by NAS’ ability or desire to offer additional services.  Additionally, the entry into new markets entails risks associated with the state of development of the market, intense competition from companies that may have greater financial resources and experience than Riverbend, and increased selling and marketing expenses.  There can be no assurance that Riverbend will be able to offer these services or that any services that Riverbend is able to offer will receive market acceptance in a timely manner, or at all, or that prices and demand in new markets will be at a level sufficient to provide profitable operations.

Riverbend is only a marketer of resale telecommunications services and is dependent on third parties for our operations.

            Riverbend is dependent upon third parties to:

•	provide telecommunications services to our customers;
•	perform customer service functions; and
•	collect billing information and bill customers.

            Riverbend does not provide any of the above described services directly.  However, our commission payments may be dependent on the timely and satisfactory performance by resellers or carriers of such services.  If a reseller or carrier does not provide a customer with adequate service, such customer may terminate its use of the service and Riverbend would no longer receive any commission with regard to that customer.  Any significant reduction in commissions received by Riverbend would jeopardize Riverbend’s primary revenue stream.

Riverbend uses independent sub-agents to recruit customers, and such sub-agents are less likely than traditional employees to remain with our company.

            Riverbend uses independent sub-agents and its relationship with other resellers to sell its services.  Riverbend believes that significant turnover among independent sub-agents from year to year is typical of direct selling.  Activities of the sub-agents in obtaining new customers are particularly impacted by changes in the level of sub-agent motivation, which in turn can be positively or negatively affected by general economic conditions, modifications in the commission and training fees and in our marketing plan, and a number of intangible factors.  Our ability to attract sub-agents could be negatively affected by adverse publicity relating to Riverbend, its services or its operations.  Because of the number of factors that impact recruiting of sub-agents, Riverbend cannot predict when or to what extent such increases or decreases in the level of our sub-agent retention will occur.  In addition, the number of sub-agents as a percentage of the population may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity.

Riverbend’s sales force is made up of independent sub-agents and as a result, Riverbend has less control over the actions of its sales force.

            Riverbend’s sub-agents are classified as independent contractors and Riverbend does not provide them with the same level of direction and oversight as it would an employee.  While Riverbend expects to implement policies and rules governing the conduct of our sub-agents and intends to periodically review the sales tactics of our sub-agents, it will be difficult to enforce such policies and rules.  Violations of these policies and rules may reflect negatively on Riverbend.  For example, long distance carriers have been subject to complaints before the FCC and state public utility commissions regarding the unauthorized switching by agents of subscribers’ long distance carriers (also known in the industry as “slamming”).

Riverbend faces significant competition that may adversely affect its ability to attract and retain customers and maintain its expected pricing structure.

            The United States telecommunication industry is highly competitive and significantly influenced by the marketing and pricing decisions of the larger industry participants.  Riverbend expects to compete for customers with a number of well-established providers, as well as many other providers with less significant market share.  Many of Riverbend’s competitors:

•	are significantly larger than it;
•	have substantially greater financial, technical and marketing resources;
•	offer a broader portfolio of services than Riverbend does;
•	have long-standing relationships with many of Riverbend’s target customers; and
•	have greater name recognition and brand loyalty.

            In this competitive environment, Riverbend’s competitors may reduce rates or offer incentives to Riverbend’s existing and potential customers.  For example, several domestic long distance carriers have introduced pricing strategies, which provide for fixed, low rates for calls.  Riverbend believes that to maintain its competitive position, Riverbend must be able to reduce its prices to meet reductions in rates by others, and cannot predict to what extent it may need to reduce its prices or whether Riverbend will be able to sustain future pricing levels if any of Riverbend’s competitors introduce competing services at lower prices.  As a result, Riverbend cannot predict whether demand for any services Riverbend offers will exist at prices that enable it to continue to attract and retain customers or achieve profitability or positive cash flow.

Riverbend may be subject to federal, state and local regulation that could be changed to its detriment.

            The Telecommunications Act provides for significant deregulation of the telecommunications industry.  This statute and the related regulations remain subject to judicial review and additional rulemaking by the FCC, making it difficult to predict what effect the legislation will ultimately have on Riverbend.  Because Riverbend only acts as a marketer of services offered by resellers, Riverbend does not believe that its activities are governed by the Act or require any federal or state regulatory approvals.

A high level of customer attrition could affect Riverbend’s results of operations by increasing costs associated with the acquisition of new customers and affecting its ability to achieve positive cash flow.

            A high level of customer attrition is a characteristic of the domestic residential long distance industry.  Attrition is attributable to a variety of factors, including the termination of customers for non-payment and the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs and the issuance of cash or other forms of incentives.  Although Riverbend believes that its customer retention strategy, which emphasizes personalized service will be successful, its strategy may prove unsuccessful.

There is no market for Riverbend’s common stock and none may develop in the future.

            There is no market for Riverbend’s common stock, which has been sold only in private transactions, under exemptions to registration under federal and state securities laws.  No stockholder should expect that a public market will develop in Riverbend common stock.  Riverbend’s potential to develop a market for its common stock depends on its business success, as well as upon general market perceptions regarding Riverbend’s business model, which cannot be accurately predicted.

A limited number of stockholders have substantial control over Riverbend and could prevent stockholders from effecting corporate changes.

            As of the record date, Riverbend’s directors and officers, in the aggregate, beneficially own approximately 98% of the outstanding common stock.  These stockholders are able to significantly influence all matters requiring approval by Riverbend stockholders, including:

•	the election of directors;
•	exercise of control over our business and policies; and
•	the approval of mergers or other business combination transactions.

MARKET PRICE INFORMATION

Riverbend Market Information

            Our common stock is not publicly traded.  It is contemplated that within one year from the date of the contribution transaction with United as described in this proxy statement, Riverbend will file for quotation of the Riverbend common stock (which will represent an equity interest in the business of United) on the National Quotation Bureau “pink sheets,” or the OTC Bulletin Board.  Following the Spin-Off transaction, Riverbend Holdings (which will continue the telecommunications business currently conducted by Riverbend) does not intend to file for quotation of the Riverbend Holdings common stock on any quotation service or to be listed on an exchange.  As of [__________], 2005, no shares of common stock were subject to outstanding options.

Holders

            As of [___________], 2005, we had approximately 4 beneficial owners of record of our common stock.

Dividends

            We have never paid dividends on our common stock.  We anticipate that all of our future earnings will be retained for the development of our business and do not expect to pay any cash dividends in the foreseeable future.  Any actual payment of future dividends will be at the discretion of our Board of Directors and will be based on our future earnings, financial condition, capital requirements and other relevant factors.

Securities Authorized for Issuance under Equity Compensation Plans

            The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all equity compensation plans not previously approved by stockholders as of December 31, 2004.  The 2001 Stock Option Plan is our only equity compensation plan and it was approved by stockholders, however, as of the record date no options have been granted pursuant to the plan.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	--	--	2,000,000

Equity compensation plans not approved by security holders	--	--	--

Total	--	--	2,000,000

United Market Information

            There is no trading market in the membership interests of United.  As of [__________], 2005, no membership interests were subject to outstanding options.

Holders

            As of [__________], 2005, United had 2 members.

Dividends

            United has never declared a dividend or paid any cash dividends to holders of its membership interests and does not anticipate payment of dividends in the foreseeable future.  Any future determination as to the declaration and payment of dividends will be at the discretion of the Board of Directors and will depend on the then existing conditions, including our financial condition, results of operations, capital requirements, business factors and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

            United does not have any securities authorized for issuance under equity compensation plans and does not have any equity compensation plans.

THE SPECIAL MEETING

Date, Time and Place

            A Special Meeting of Riverbend stockholders will be held at 10 a.m., local time, on [__________], 2005, at 826 Barracks Street, New Orleans, Louisiana 70116.  Riverbend is sending this Proxy Statement to you in connection with the solicitation of proxies by the Riverbend Board for use at the Special Meeting and any adjournments of the Special Meeting.

Purpose

            The purpose of the Special Meeting is to consider and vote on the proposals to (1) approve an amendment to Riverbend’s Articles of Incorporation in order to increase the number of shares of common stock which Riverbend is authorized to issue from 10,000,000 shares, par value $0.001 per share, to 75,000,000 shares, par value $0.001 per share; (2)  approve the Spin-Off Agreement pursuant to which (a) Riverbend will transfer all of its assets, liabilities and other obligations to Riverbend Holdings, a wholly-owned subsidiary, in consideration for Riverbend Holdings common stock, (b) Riverbend will distribute the Riverbend Holdings common stock to the Riverbend stockholders; and (3) approve the Contribution Agreement pursuant to which the United Members will contribute all of their membership interests in United to Riverbend in exchange for 15,315,000 shares of Riverbend common stock.  As part of the Contribution proposal, Riverbend will change its name to UCS Holdings, Inc.  Riverbend stockholders may also be asked to transact other business that properly comes before the Special Meeting or any adjournments of the Special Meeting.

Riverbend Board Recommendation

            THE RIVERBEND BOARD HAS CONCLUDED THAT THE PROPOSALS ARE ADVISABLE AND IN THE BEST INTERESTS OF RIVERBEND AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE PROPOSALS.  ACCORDINGLY, THE RIVERBEND BOARD UNANIMOUSLY RECOMMENDS THAT ALL RIVERBEND STOCKHOLDERS VOTE “FOR” THE PROPOSALS.

Record Date, Outstanding Shares and Voting Rights

            The Riverbend Board has fixed the close of business on [________], 2005 as the record date for the Special Meeting.  Only holders of record of Riverbend common stock on the record date are entitled to notice of and to vote at the Riverbend Special Meeting.  As of the record date, there were 2,046,667 outstanding shares of Riverbend common stock held by approximately four holders of record.  At the Special Meeting, each Riverbend share will be entitled to one vote on all matters.  Votes may be cast at the Special Meeting in person or by proxy.

Vote Required; Quorum

            The representation, in person or by proxy, of the holders of a majority of the shares of Riverbend common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.  Shares represented by proxy marked “abstain” on any matter will be considered present for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposals.  Therefore, any proxy marked “abstain” will have the effect of a vote against the proposals.

            If a broker or a nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote.  Brokers or nominees holding shares of record for customers will not be entitled to vote on the proposals unless they receive voting instructions from their customers.  Accordingly, broker non-votes will not be voted in favor of approval of the proposals, meaning that shares constituting broker non-votes will have the same effect as shares voted against approval of the proposals.

            Riverbend believes that each of its directors and executive officers intends to vote his shares in favor of approval of the proposals.  As of the record date, Riverbend’s directors and executive officers beneficially owned approximately 98% of the outstanding Riverbend common stock.

Voting of Proxies

            All shares of Riverbend common stock that entitle the holders thereof to vote and that are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions set forth in the proxy, or as stated below.  If the holder of such Riverbend common stock signs the proxy but does not give voting instructions, the shares represented by that proxy will be voted “FOR” the proposals.

            The Riverbend Board does not know of any matters other than those described in the notice of the Special Meeting which are to come before the meeting.  If any other matters are properly presented at the Special Meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Contribution, the persons named in the proxy will have discretion to vote on such matters in accordance with their best judgment.

How You May Revoke or Change Your Vote

You may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending written notice of revocation to the secretary of Riverbend;

•	submitting another properly executed proxy; or

•	attending the Special Meeting and voting in person.

            You should send any written notice of revocation or subsequent proxy to Riverbend Telecom, Inc., 826 Barracks Street, New Orleans, Louisiana 70116, Attention:  Leon Nowalsky, or hand deliver it to Mr. Nowalsky at or before the taking of the vote at the Special Meeting.  If you have instructed a broker to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Special Meeting.

Costs of Solicitation

            Riverbend will pay for the costs of preparing this Proxy Statement and for printing and mailing costs associated with this Proxy Statement.  Proxies may be solicited personally or by telephone or by other means of communication by directors, officers and employees of Riverbend.  These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.  Riverbend will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to beneficial owners of the shares.

Other Matters

            At the date of this Proxy Statement, the Riverbend Board of Directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this Proxy Statement.  If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

            The matters to be considered at the Special Meeting are of great importance to Riverbend stockholders.  Accordingly, you are urged to read and carefully consider the information presented in this Proxy Statement and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.

PROPOSAL ONE

APPROVAL OF RIVERBEND AMENDMENT
OF ARTICLES OF INCORPORATION

Description of the Proposed Amendment and Vote Required

            The Board of Directors has unanimously adopted resolutions approving a proposal to amend Article VII of the Articles of Incorporation in order to increase the number of shares of common stock which Riverbend is authorized to issue from 10,000,000 shares, par value $0.001 per share, to 75,000,000 shares, par value $0.001 per share.

            The Board of Directors determined that this amendment is advisable and directed that the proposed amendment be considered at the Special Meeting of Stockholders to be held [__________], 2005.  The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the proposed amendment.

            The proposed amendment of Article VII of the Articles of Incorporation reads in its entirety as follows:

“The capital stock of the Corporation shall consist of 75,000,000 shares, $0.001 par value.  All of such shares are of one class and are shares of common stock, all of which shall be fully paid and non-assessable upon issue.”

Purposes and Effects of Increasing the Number of Authorized Shares of Common Stock

            The additional 65,000,000 shares of common stock would be a part of the existing class of common stock, and if and when issued, would all have the same rights and privileges as the shares of common stock presently issued and outstanding.  The holders of common stock of Riverbend are not entitled to preemptive rights or cumulative voting.

            The Board of Directors believes that it is in Riverbend’s best interest to increase the number of authorized but unissued shares of common stock in order to have additional shares available to meet future business needs as they arise and in order to effect the Contribution described in Proposal 3 of this Proxy Statement.  The Board of Directors believes the availability of these additional shares will provide Riverbend with the flexibility to issue common stock or securities that are convertible into common stock for a variety of purposes the Board of Directors may deem advisable without further action by stockholders, unless required by law or regulation.  These purposes could include, among other things, the sale of common stock or securities that are convertible into common stock to obtain additional funding, the purchase of property, the acquisition of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions, and other bona fide corporate purposes.  Other than the Contribution described in Proposal 3 and certain related transactions described elsewhere in this Proxy Statement, including the private placement described on page [__] of this Proxy Statement, Riverbend has no current plans, understandings, agreements or commitments to issue any portion of the additional authorized shares that would result from the proposed amendments to Riverbend’s Articles of Incorporation.

            In the event the stockholders approve this amendment, the Board of Directors currently intends to file a Certificate of Amendment with the Secretary of State of the State of Nevada as soon as practicable following such stockholder approval.  If the stockholders do not approve this amendment, the existing Articles of Incorporation will remain in effect.

Board Recommendation to Stockholders

            Riverbend’s Board of Directors has unanimously adopted resolutions approving the amendment to the Articles of Incorporation and unanimously recommends to stockholders that they approve the increase in authorized shares of Riverbend common stock.

Vote Required

            The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of Riverbend common stock is required to approve the increase in authorized shares of Riverbend common stock.  Riverbend common stock currently held by Riverbend’s officers and directors comprise approximately 98% of currently outstanding Riverbend common stock.  Riverbend’s officers and directors intend to vote all of their Riverbend common stock for the proposal.

PROPOSAL TWO

THE RIVERBEND SPIN-OFF AND DISTRIBUTION

            The Contribution Agreement provides that prior to the effective date of the Contribution, and as a condition precedent to the Contribution, Riverbend will transfer all of the assets, liabilities and other obligations of Riverbend to Riverbend Holdings, a newly formed, wholly owned subsidiary of Riverbend, in consideration for Riverbend Holdings common stock.  In addition and prior to the effective date of the Contribution, Riverbend will distribute all of the Riverbend Holdings common stock to then-existing Riverbend stockholders.  Riverbend Holdings was formed for the purpose of effecting the reorganization of Riverbend and the subsequent distribution of all of the Riverbend Holdings common stock to the Riverbend stockholders.  On or prior to the date the Riverbend Holdings common stock is distributed, Riverbend will have transferred to Riverbend Holdings all of the assets of Riverbend and filed a Form 10-SB with the Securities and Exchange Commission registering the common stock of Riverbend Holdings under the Securities Exchange Act of 1934.  The distribution of Riverbend Holdings common stock to the Riverbend stockholders will then occur on or about the effective date of the Contribution.

            Following the Contribution, the current telecommunications operations of Riverbend will be carried on by Riverbend Holdings, and the current ACH processing business of United will be carried on by United as a wholly-owned subsidiary of Riverbend.  Pre-Contribution Riverbend stockholders as of the record date will own both Riverbend common stock and 100% of the Riverbend Holdings common stock.  Riverbend will not have any interest in Riverbend Holdings.

Primary Reasons for the Spin-Off and Distribution

            The Board of Directors believes that it is in the best interests of Riverbend and its stockholders to undertake the Spin-Off and the subsequent distribution for the reasons described herein.  The Spin-Off will:

•	allow each company to allocate its managerial and financial resources to address its particular business needs and capitalize on its respective business opportunities;

•	establish Riverbend Holdings as an independent company that can adopt strategies and pursue objectives appropriate to the telecommunications industry;

•	separate the United assets from any liabilities associated with Riverbend’s telecommunications operations; and

•

allow the pre-Contribution Riverbend stockholders to continue to own a telecommunications company managed by the current Riverbend management and also retain  Riverbend common stock, which shares will represent a minority ownership interest in United after the Contribution.

Manner of Effecting the Distribution

            On the effective date of the Spin-Off, all then outstanding Riverbend Holdings common stock will be distributed by Riverbend to its stockholders on a pro rata basis such that each Riverbend stockholder will receive one Riverbend Holdings share for each Riverbend share held by such stockholder.

            Mr. Nowalsky and Mr. Greenburg, the current officers and directors of Riverbend, will receive “restricted” shares under Rule 144 of Riverbend Holdings pursuant to SEC rules.  However, other Riverbend stockholders will not receive “restricted” shares under Rule 144 of Riverbend Holdings common stock when distributed to the Riverbend stockholders.  However, there will not be an active trading market for such shares established in the foreseeable future, if ever.  Accordingly, Riverbend stockholders will not be able to sell or transfer their Riverbend Holdings common stock except in private transactions or in the event a public market develops.  As described above, the officers, directors and affiliates of Riverbend Holdings, who were previously the officers, directors and affiliates of Riverbend, that hold Riverbend Holdings common stock will continue to be subject to Rule 144, which provides that affiliates must hold their Riverbend Holdings common stock for at least one year before they may sell publicly without registration under the Securities Act of 1933 and comply with the volume and manner of sale provisions of Rule 144.

            Although Riverbend Holdings management will file a Form 10-SB registration statement pursuant to the Securities Exchange Act of 1934 in conjunction with the Spin-Off, management has no intention of creating any public market for the Riverbend Holdings common stock.  Management will not attempt to file for quotation of the Riverbend Holdings common stock on the National Quotation Bureau “pink sheets,” or the OTC Bulletin Board or on any other quotation service or exchange.  The Riverbend Holdings common stock will be distributed to the Riverbend stockholders on or about the effective date of the Contribution.

Description of Riverbend Holdings Stock

Common Stock

            Riverbend Holdings is authorized to issue up to 50,000,000 shares of common stock, $0.001 par value.  As of [____________], 2005, there were 100 shares of common stock issued and outstanding.  All shares of common stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by shareholders.  As of [____________], 2005, there was 1 beneficial holder of our common stock.  Following the Spin-Off and Contribution, there will be 2,046,667 shares of common stock outstanding which will be held by 4 beneficial holders.

            The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares.  Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors.  On liquidation, each common shareholder is entitled to receive a pro rata share of our assets available for distribution to common stockholders.

Preferred Stock

            The Board of Directors is empowered, without approval of the shareholders, to cause up to 25,000,000 shares of preferred stock, $0.001 par value, to be issued in one or more series and to establish the number of shares to be included in each such series and the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series.  Because the Board of Directors has the power to establish the preferences and rights of each series, it may afford the holders of any series of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of common stock.  This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which shall be superior to the common stock.  The issuance of shares of preferred stock could have the effect of delaying or preventing a change in control.  With the exception of the preferred stock described below, no shares of preferred stock will be outstanding at the close of this offering, and the board of directors has no current plans to issue any additional shares of preferred stock.  As of [____________], 2005, there were no shares of preferred stock issued and outstanding.

Board Recommendation to Stockholders

            Riverbend’s Board of Directors has unanimously adopted resolutions approving the Spin-Off.  For the reasons set forth above, Riverbend’s Board of Directors unanimously recommends to stockholders that they approve the Spin-Off.

Vote Required

            The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding Riverbend Shares is required to approve the Spin-Off.  Riverbend common stock currently held by Riverbend’s officers and directors comprise approximately 98% of currently outstanding Riverbend common stock.  Riverbend’s officers and directors intend to vote all of their Riverbend common stock for the proposal.

PROPOSAL THREE

THE CONTRIBUTION

Structure of the Contribution

            At the effective time of the Contribution, the United Members will contribute their membership interests in United to Riverbend in consideration for the issuance to the United Members of 15,315,000 shares of Riverbend common stock.  Prior to and pursuant to the Contribution, all of the assets, obligations and liabilities of Riverbend will be transferred to and assumed by Riverbend Holdings in consideration for the transfer of Riverbend Holdings shares to Riverbend, and all Riverbend Holdings shares will be distributed by Riverbend to Riverbend’s pre-Contribution stockholders.  As a result of the Contribution, United will be a wholly-owned subsidiary of Riverbend and the members of United will become stockholders of Riverbend.  The pre-Contribution stockholders of Riverbend will own approximately 12% of the issued and outstanding shares of Riverbend common stock following the Contribution.  The former United Members will own approximately 88% of the issued and outstanding shares of Riverbend common stock following the Contribution.

            We are relying on Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”) in regard to the shares we anticipate issuing pursuant to the Contribution.  Reliance on Rule 506 requires that there are no more than 35 non-accredited purchasers of securities from the issuer in an offering under Rule 506.  United has represented to us that all of their stockholders have certified to United that they are “accredited investors” as defined in Rule 501(a) of Regulation D.  United also has represented to us that there has been no advertising or general solicitation in connection with this transaction.

Riverbend’s Reasons for the Contribution

            The Riverbend Board of Directors believes that the Contribution Agreement and the terms of the Contribution are fair to, and in the best interest of, Riverbend and the Riverbend stockholders.  Therefore, the Riverbend Board of Directors recommends that the Riverbend stockholders approve the Contribution Agreement.

            In reaching its recommendation, the Riverbend Board of Directors consulted with Riverbend’s management and advisors and considered the following material factors:

•	the lack of any trading and/or market interest in a small telecommunications company;

•	the financial condition, results of operations and business of United before and after giving effect to the Contribution;

•	the near-term and long-term prospects of Riverbend; and

•

the opportunity for Riverbend stockholders to participate in a company, such as United, with the potential for greater growth opportunities, financial strength and earning power that Riverbend may have after the Contribution.

            Specifically, the Riverbend Board believes that there is presently little market interest in a small telecommunication provider, due in part to what the Board perceives as the negative connotation that telecommunications companies have in the capital markets.  Additionally, the Riverbend Board believes that it will take a long period of time before the market is accepting of a small telecommunications provider such as Riverbend.  The Riverbend Board considered that Riverbend is a developmental stage company with a limited history of operations and track record.  Although Riverbend has been working on developing its business, the opportunity to merge with a substantially larger, more profitable and faster growing company operating in a different industry, while also preserving Riverbend’s current stockholders’ ownership percentages in all of the assets of Riverbend through the Spin-Off transaction, is in the Riverbend Board’s opinion, in the stockholders’ best interest.  First, the stockholders will retain their identical ownership interests in the telecommunications assets of Riverbend by virtue of the Spin-Off transaction.  Second, the Riverbend stockholders will have the opportunity to diversify their risk as a result of retaining an ownership interest in Riverbend, which will become the business of United following the Contribution and Spin-Off.  If the Contribution and Spin-Off does not occur, Riverbend stockholders’ investment is exclusively tied to the success or failure of Riverbend’s telecommunications business.  Third, if the Contribution and Spin-Off is consummated, the pre-Contribution Riverbend stockholders will have an approximate 12% minority interest in the business of United, which the Board believes is a financially stronger company with a better prospect for future growth.  The greater financial strength of United is evidenced in part by United’s $224,356 in members’ equity at September 30, 2004, compared to Riverbend’s $4,572 in stockholders’ equity as of September 30, 2004.

            Additionally, approximately $25,000 will be paid to Riverbend by United to offset legal and accounting costs incurred by Riverbend in connection with the transactions described herein.  As of September 30, 2004, Riverbend had incurred approximately $54,000 in legal and accounting costs related to the Contribution and Spin-Off, of which it expects to be reimbursed $25,000 from United, which has been recorded on the September 30, 2004 balance sheet as a receivable.

            The Riverbend Board identified and considered two primary risks in connection with the Contribution.  First, Riverbend will incur transaction related costs in excess of the $25,000 that United has agreed to reimburse.  Second, Riverbend’s management will be required to divert considerable time and resources to transaction related activities, which will mean management will be less focused on growing Riverbend’s business.  However, the Riverbend Board believes that Riverbend, and after the Spin-Off, Riverbend Holdings, will be able to satisfy its cash requirements, including the payment of all accounting and legal costs related to the transactions, with cash on hand, collection of the $25,000 receivable at the completion of the Contribution and Spin-Off, through commission revenue from current and future customer accounts and, if necessary, capital contributions from the majority stockholder.  Also, Riverbend’s management spent a significant portion of the approximate 20% of the time that they usually devote to Riverbend’s business, to completing the Contribution and Spin-Off.  Once the transactions are completed, management anticipates being able to focus on Riverbend Holdings’ business and will be available to devote as much time as is necessary to grow such business.  Based on these factors, the Riverbend Board believes that following the Contribution and Spin-Off, Riverbend Holdings will be able to meet its cash requirements and grow its business in 2005 and beyond, despite there being little growth in Riverbend’s 2004 revenues.

            In the judgment of the Riverbend Board of Directors, the potential benefits of the Contribution outweigh the risks.  The Riverbend Board of Directors considered it unnecessary to obtain an independent fairness opinion, in view of the fact that Riverbend’s current pre-Contribution stockholders will own an identical proportional interest in Riverbend Holdings after the transaction, and Riverbend Holdings will have all the assets and business that Riverbend had prior to the Contribution.

            In view of the variety of factors considered in connection with its evaluation of the proposed Contribution and the terms of the Contribution Agreement, the Riverbend Board of Directors did not believe it was practical to quantify or assign relative weights to the factors considered in reaching its conclusion.  In addition, individual directors may have given different weights to different factors.

            In considering the recommendation of the Riverbend Board of Directors with respect to the Contribution, Riverbend stockholders should be aware that certain officers and directors of Riverbend may have interests in the Contribution that are different from the interests of Riverbend stockholders generally, due to the larger ownership of Riverbend common stock held by these individuals.  The Riverbend Board of Directors was aware of these interests and considered them in approving the Contribution and Contribution Agreement.  Please refer to “The Contribution – Interests of Riverbend Executive Officers and Directors” for more information about these interests.

United’s Reasons for the Contribution

            United Members considered various factors in approving the Contribution, including:

•	the increased market liquidity expected to result from exchanging interests in a private company for securities of Riverbend;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

United’s Members did not request a fairness opinion in connection with the Contribution.

No Opinion of Financial Advisor

            Based on management’s belief that the Contribution is fair to all stockholders and in their best interests, Riverbend has not obtained a fairness opinion from any financial adviser or consultant.  Management determined that neither a formal fairness opinion, nor a valuation of Riverbend or United was necessary.  Consequently, there has been no independent valuation of either Riverbend or United in connection with this transaction.  Following the spin-off, existing

Riverbend stockholders will own shares in two separate corporations; one engaged in telecommunications operations and the other engaged in the ACH processing industry. Riverbend’s current telecommunications operations will be retained by the pre-Contribution Riverbend stockholders, in its entirety, pursuant to the asset spin-off and upon distribution of the Riverbend Holdings common stock.  In addition to retaining the telecommunications operations, the pre-Contribution Riverbend stockholders will also receive an interest in the current business of United.  Accordingly, management and the Riverbend Board of Directors determined that neither a fairness opinion, nor a valuation, was required under the circumstances.

Interests of Riverbend Executive Officers and Directors

            The executive officers and directors of Riverbend may be deemed to have interests that are different from, and in addition to, the interests of Riverbend stockholders.  Such persons own approximately 98% of the outstanding shares of Riverbend, will own approximately 98% of the outstanding shares of Riverbend Holdings and as a result, will have the ability to control the Board of Directors and corporate policies of Riverbend Holdings.  Furthermore, following the Contribution, current executive officers and directors of Riverbend will become the executive officers and directors of Riverbend Holdings.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF AND CONTRIBUTION

            Riverbend’s tax counsel has given tax advice with respect to the tax consequences of the proposed transactions.  However, due to the limited number of Riverbend stockholders and the expense associated with obtaining a tax opinion, Riverbend has not obtained a tax opinion from its tax counsel.  The following discussion is based on management’s discussions with Riverbend’s tax counsel and is a summary of U.S. federal income tax consequences of: (i) the proposed spin-off of substantially all of the assets of Riverbend and the subsequent distribution to each stockholder of Riverbend of the Riverbend Holdings common stock (the “Spin-Off Transaction”); and (ii) the proposed contribution of all membership interests in United held by the United Members and the subsequent issuance to such United Members of Riverbend common stock (the “Contribution Transaction”).  The discussion is based upon the Code, and the related regulations, rulings and decisions currently in effect.  The discussion does not encompass the effects of the tax laws (whether income, property, transfer or other forms of tax laws) of any jurisdiction (e.g., states, municipalities or foreign countries) other than U.S. federal income tax laws.  The discussion also assumes that the Riverbend common stock and Riverbend Holdings common stock are and will be held by each such stockholder as a capital asset.  Shareholders of Riverbend are advised to consult their own tax advisers regarding the federal income tax consequences of the Spin-Off Transaction and the Contribution Transaction in light of their personal circumstances and the consequences under state, local and foreign tax laws.

            The Spin-Off Transaction is intended to qualify as a nontaxable reorganization under Code Section 368(a)(1)(D), with the related distribution by Riverbend to the Riverbend stockholders of the Riverbend Holdings common stock intended to be a nontaxable distribution under Code Section 354.

            The Contribution Transaction is intended to qualify the Contribution Transaction as a nontaxable contribution of property to a corporation controlled by the transferors, and a related issuance of stock to the transferors, under Code Section 351.

            For purposes of the following discussion, the Riverbend common stock held prior to the spin-off are referred to as “pre-spin-off Riverbend shares,” and the Riverbend common stock held after the spin-off are referred to as “post-spin-off Riverbend shares.”

            1.         Riverbend should recognize no gain or loss on the transfer of substantially all of its assets to Riverbend Holdings.  In connection with the spin-off of Riverbend Holdings, Code Section 354 requires that all assets of Riverbend be distributed to the Riverbend stockholders pursuant to the plan of reorganization.  The IRS has generally required in connection with this provision that the distributing corporation (Riverbend) be dissolved.  However, the IRS has administratively permitted the sale of a corporate charter by a company following a spin-off distribution, as long as the proceeds from the sale were treated as being constructively distributed to the stockholders and constructively re-contributed by such stockholders to a new corporation.  While the IRS rulings in this area involve a spin-off followed by the sale of a corporate charter, and this transaction involves a spin-off followed by the Contribution Transaction, counsel for Riverbend believes it is reasonable to rely on the IRS administrative position in connection with a spin-off distribution followed by the sale of a corporate charter.  As a result of the forgoing ruling positions, any assets retained by Riverbend (i.e., any assets of Riverbend not transferred to Riverbend Holdings in the Spin-Off Transaction, including the “Retained Asset” discussed below) will be deemed constructively distributed by Riverbend to the Riverbend stockholders, on a pro rata basis, and subsequently constructively re-contributed by the respective Riverbend stockholders to a new corporation.  At the time of the constructive distribution and constructive re-contribution, and solely for tax purposes, Riverbend will be treated as a new corporation.  In accordance with published IRS administrative positions, the constructive distribution and constructive re-contribution of any assets retained by Riverbend will most likely satisfy the distribution provisions of Code Section 354 and any tax rulings or other authorities issued thereunder.  Accordingly, Riverbend should recognize no gain or loss on the distribution of the Riverbend Holdings shares to Riverbend stockholders.

            2.         Riverbend’s management intends that Riverbend will retain only its corporate shell, which includes Riverbend’s SEC reporting status (“Retained Asset”), and all other assets of Riverbend will be transferred to Riverbend Holdings.  The Retained Asset will be considered to be constructively distributed to Riverbend stockholders, on a pro rata basis, and will be considered to be constructively re-contributed by the Riverbend stockholders to Riverbend (which, at the time of the constructive re-contribution, will be considered a new corporation).  Riverbend will most likely recognize gain on the constructive distribution of the Retained Asset, which gain will most likely be offset, in part or in whole, by net operating losses of Riverbend from previous taxable years.  Riverbend will recognize no gain or loss on the constructive re-contribution of the Retained Asset by the Riverbend stockholders.

            3.         Except as provided in paragraph 4 below, a Riverbend stockholder should recognize no gain or loss, and should not otherwise be required to include any amount in income, as a result of the constructive receipt and constructive re-contribution of the Retained Asset or of the actual receipt of the Riverbend Holdings shares.

            4.         A Riverbend stockholder’s constructive receipt of the Retained Asset may cause such stockholder to recognize dividend income and/or gain.  Upon Riverbend’s constructive distribution of the Retained Asset, all Riverbend stockholders will be required to recognize, on a pro rata basis, dividend income to the extent Riverbend has any accumulated or current earnings and profits as of the time of such constructive distribution.  Riverbend does not currently possess any accumulated earning and profits.  However, the determination of whether Riverbend has current earnings and profits will be made for Riverbend’s fiscal year in which the constructive distribution is made, which fiscal year has not yet concluded.  Thus, it is possible that even though Riverbend has accumulated net operating losses, Riverbend stockholders may be taxed, at ordinary income rates, on a dividend equal to their pro rata share of the value of the Retained Asset, to the extent of their pro-rata share of Riverbend’s current earnings and profits, if any, it generates prior to the end of the current fiscal year.  To the extent gain is realized by any individual Riverbend stockholder on the constructive distribution of the Retained Asset, that stockholder will be required to recognize the gain that was realized only to the extent the gain realized exceeds the dividend income required to be recognized by such stockholder.  For this purpose, “gain is realized” to the extent the fair market value of the ratable portion of the Retained Asset allocated to a pre-spin-off Riverbend share exceeds the adjusted basis of such pre-spin-off Riverbend share.  The “fair market value of the ratable portion of the Retained Asset” allocated to a pre-spin-off Riverbend share is equal to the fair market value of the entire Retained Asset, divided by the aggregate number of pre-spin-off Riverbend shares held by all Riverbend stockholders prior to the Spin-Off Transaction.  The fair market value of the Retained Asset has not yet been determined.  Riverbend management will, in consultation with financial advisors, determine the fair market value of the Retained Asset, and such fair market value will be taken into account in determining information returns to be issued to Riverbend stockholders in connection with the constructive distribution of the Retained Asset.

            5.         A Riverbend stockholder’s adjusted basis in each Riverbend Holdings share should be (i) equal to such stockholder’s adjusted basis in the pre-spin-off Riverbend share exchanged for such Riverbend Holdings share, (ii) decreased by the fair market value of the ratable portion of the Retained Asset allocated to such pre-spin-off Riverbend share, and (iii) increased by any dividend income or gain required to be recognized on the Spin-Off Transaction by such stockholder with respect to that pre-spin-off Riverbend share (see paragraph 4 above).

            6.         A Riverbend stockholder’s adjusted basis in the “ratable portion of the Retained Asset” allocated to a particular pre-spin-off Riverbend share will be equal to the fair market value of such ratable portion of the Retained Asset.

            7.         A Riverbend stockholder’s adjusted basis in each post-spin-off Riverbend share will be equal to the adjusted basis of the “ratable portion of the Retained Asset” that is constructively re-contributed to Riverbend (which, at the time of the constructive re-contribution, will be considered a new corporation).

            8.         The holding period of a Riverbend Holdings share should include the holding period of the pre-spin-off Riverbend share exchanged for such Riverbend Holdings share.

            9.         Riverbend Holdings will recognize no gain or loss on the Spin-Off Transaction.  Pursuant to Code Section 381(a), Riverbend Holdings will succeed to those tax attributes (as described in Code Section 381(c)) formerly possessed by Riverbend, including any net operating loss generated by Riverbend prior to the Spin-Off Transaction (except to the extent such net operating loss is offset against any gain or income to Riverbend resulting from the constructive distribution of the Retained Asset to the Riverbend stockholders).  To the extent Riverbend recognizes any gain or income on the constructive distribution of the Retained Asset, Riverbend Holdings has agreed to indemnify and hold Riverbend harmless from any resulting tax liability.  However, tax liability from such distributions would arise only after Riverbend’s net operating losses are applied against such income.

            10.       After the conclusion of the Spin-Off Transaction, the United Members shall contribute the United Membership Interests to Riverbend (which, at such time, will be considered a new and different corporation).  Provided that the United Members are in control of Riverbend immediately after the Contribution Transaction, neither the United Members nor Riverbend should recognize any gain on the Contribution Transaction.

BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE DEPEND UPON EACH STOCKHOLDER’S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT), EACH STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES TO THE STOCKHOLDER BASED UPON EACH STOCKHOLDER’S PARTICULAR CIRCUMSTANCES.

THE CONTRIBUTION AGREEMENT

            The following is a brief summary of the material provisions of the Contribution Agreement.  A copy of the Contribution Agreement is attached as Appendix B and forms a part of this Proxy Statement.  The summary is qualified in its entirety by reference to the Contribution Agreement.  We urge all Riverbend stockholders to read the Contribution Agreement in its entirety for a more complete description of the terms and conditions of the Contribution.

The Contribution

            The Contribution Agreement provides that the United Members will contribute their membership interests in United to Riverbend in consideration for the issuance to the United Members of 15,315,000 shares of Riverbend common stock.  Prior to and pursuant to the Contribution, all the assets, obligations and liabilities of Riverbend will be transferred to and assumed by Riverbend Holdings in consideration for the transfer of Riverbend Holdings common stock to Riverbend, and all Riverbend Holdings common stock will be distributed by Riverbend to Riverbend’s pre-Contribution stockholders.  Following the Contribution, United will be a wholly-owned subsidiary of Riverbend.  The Contribution will become effective after all the conditions in the Contribution Agreement are met, including receipt of approval of holders of a majority of the outstanding Riverbend common stock.

Conduct of Business Prior to the Contribution

            Riverbend and United have agreed that prior to the Contribution each will operate its business consistent with past practices and use reasonable efforts to preserve intact its business organization and relationships with suppliers and customers and to keep available the services of key employees.

            In addition, the Contribution Agreement places specific restrictions on the ability of Riverbend and United to:

•	amend their organizational documents;

•	issue any securities other than those contemplated in the Contribution Agreement and related transactions;

•	declare or pay any dividend;

•	enter into material contracts, or make substantial expenditures;

•	permit additional encumbrances on assets;

•	dispose of material properties;

•	make a material acquisition or enter into a new line of business; and

•	enter into any transaction outside the ordinary course of its business or prohibited under the Contribution Agreement.

Limitation on Discussions or Negotiations of other Acquisition Proposals

            Riverbend agreed that it will not solicit, initiate, participate in any discussions pertaining to, or furnish any information to any person other than the United Members, concerning any acquisition or purchase of all or a material amount of the assets of, or a majority equity interest in, Riverbend or a merger, consolidation or business combination of Riverbend.  United has agreed to the same restrictions with respect to itself.

Conditions to the Obligation of Each Party

            The obligations of each party to complete the Contribution are subject to the following conditions:

•	the stockholders of Riverbend shall have approved the Contribution Agreement;

•	all consents and approvals in connection with the Contribution Agreement shall have been obtained; and

•	no action or proceeding shall have been instituted or threatened to restrain or prohibit the completion of the Contribution.

Conditions to the Obligations of Riverbend

            The obligation of Riverbend to complete the Contribution is also subject to the following additional conditions:

•

the representations and warranties of United and the United Members in the Contribution Agreement shall be true and correct in all material respects as of the date of the Contribution Agreement and as of the closing date;

40
•

all proceedings undertaken by United pursuant to the Contribution Agreement, and all documents, instruments and certificates delivered by United pursuant to the Contribution Agreement, shall be reasonably satisfactory in form and substance to Riverbend and its counsel; and

•	no material adverse effect with respect to United and its business shall have occurred.

Conditions to the Obligations of United

            The obligation of United to complete the Contribution is also subject to the following additional conditions:

•

the representations and warranties of Riverbend in the Contribution Agreement shall be true and correct in all material respects as of the date of the Contribution Agreement and as of the closing date;

•

all proceedings undertaken by Riverbend pursuant to the Contribution Agreement, and all documents, instruments and certificates delivered by Riverbend pursuant to the Contribution Agreement, shall be reasonably satisfactory in form and substance to United and its counsel; and

•	no material adverse effect with respect to Riverbend shall have occurred.

Additional Agreements

            The Contribution Agreement provides that prior to the Contribution, and as a condition to effecting the Contribution, the following additional corporate actions shall have occurred:

•

Riverbend shall have effected the spin-off of all of its existing assets and liabilities to Riverbend Holdings, distributed the capital stock of Riverbend Holdings to Riverbend stockholders as of the record date, and filed a Form 10-SB with the Securities and Exchange Commission;

•

Riverbend will enter into an employment agreement with Reid Green, the Chief Financial Officer of United, and pursuant to such agreement, Mr. Green will receive an option to purchase 312,000 shares of Riverbend common stock following the Contribution.

Termination, Amendment and Waiver

            The Contribution Agreement may be terminated at any time prior to completion of the Contribution, whether before or after approval by the Riverbend stockholders, by the mutual consent of the parties to the Contribution Agreement or by any party if the Contribution has not occurred by December 31, 2004 (which the parties have informally agreed to extend), unless the failure to consummate the transaction results from the failure of the party seeking termination to take action required to be taken by such party.  In addition, the Contribution Agreement may be terminated if a party is in material breach of the Contribution Agreement, and such breach has not been cured before the closing date, including any adjournment thereof.

            The Contribution Agreement may be amended at any time prior to completion of the Contribution, including after approval by the Riverbend stockholders.  Riverbend stockholders would not be requested to approve any such amendment to the Contribution Agreement.  At any time prior to the completion of the Contribution, the parties may:

•	extend the time for performance of any of the obligations or other acts of the other party required by the Contribution Agreement;

•	waive any inaccuracies in the representations and warranties contained in the Contribution Agreement or in any document delivered in connection with the Contribution Agreement; or

•	waive compliance with any of the agreements or conditions contained in the Contribution Agreement.

            Either United or Riverbend may choose to complete the Contribution even though a condition has not been satisfied, if the law allows them to do so.  Stockholders will be provided revised proxy materials and a resolution for these votes in the event of a material change in the terms or conditions to the Contribution, including changes that result from the waiver of a material condition.

Indemnification

            The Contribution Agreement contemplates that each of the parties shall indemnify and hold the other party harmless for damages resulting from a breach of representations and warranties.  No indemnification can be claimed until adverse consequences exceed $10,000, but there is no limit on the indemnification in excess of such amount.  Further details regarding indemnification procedures are expected to be established by the parties prior to closing, but will not result in a subsequent proxy solicitation.  As noted above, Riverbend will provide stockholders with revised proxy materials and resolicit their votes in the event of a material change, including changes that result from the waiver of a material condition to the Contribution.

Post-Contribution Riverbend Name Change

            Immediately following the Contribution, Riverbend will change its name to UCS Holdings, Inc.  A stockholder’s vote “FOR” the adoption of the Contribution Agreement also constitutes a stockholder’s approval of the amendment to the certificate of incorporation to effect the Riverbend name change.

Board Recommendation to Stockholders

            Riverbend’s Board of Directors has unanimously adopted resolutions approving the Contribution Agreement and its related transactions.  For the reasons set forth above, Riverbend’s Board of Directors unanimously recommends to stockholders that they approve the Contribution Agreement and Contribution.

Vote Required

            The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding Riverbend common stock is required to approve the Contribution Agreement.  Riverbend common stock currently held by Riverbend’s officers and directors comprise approximately 98% of currently outstanding Riverbend common stock.  Riverbend’s officers and directors intend to vote all of their Riverbend common stock for the proposal.

DISSENTERS’ RIGHTS

            As an owner of Riverbend common stock, you have the right to dissent from the actions contemplated by Proposals 2 and 3 and obtain cash payment for the “fair value” of your shares, as determined in accordance with the Nevada Revised Statutes (“NRS”).  Below is a description of the steps you must take if you wish to exercise dissenters’ rights under NRS Sections 92A.300 to 92A.500, the Nevada dissenters’ rights statute.  The text of the statute is set forth in Appendix C.  This description is not intended to be complete.  If you are considering exercising your dissenters’ rights, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters’ rights.  Failure to take any one of the required steps may result in termination of your dissenters’ rights under Nevada law.  If you are considering dissenting, you should consult with your own legal advisor.

            To exercise your right to dissent, you must:

•

before the effective date of the Spin-Off and Contribution, deliver written notice to us at Riverbend Telecom, Inc., 826 Barracks Street, New Orleans, Louisiana 70116, Attn: Secretary, stating that you intend to demand payment for your shares if the Spin-Off and Contribution are completed; and

•	not vote your shares in favor of Proposals 2 and 3, either by proxy or in person.

            If you satisfy those conditions, we will send you a written dissenter’s notice within 10 days after the Spin-Off and Contribution are effective.  This dissenter’s notice will:

•	specify where you should send your payment demand and where and when you must deposit your stock certificates, if any;

•	inform holders of uncertificated shares to what extent the transfer of their shares will be restricted after their payment demand is received;

•

supply a form of payment demand that includes the date the Spin-Off and Contribution was first publicly announced and the date by which you must have acquired beneficial ownership of your shares in order to dissent;

•	set a date by when we must receive the payment demand, which may not be less than 30 or more than 60 days after the date the dissenters' notice is delivered; and

•	provide you a copy of Nevada's dissenters' rights statute.

            After you have received a dissenter's notice, if you still wish to exercise your dissenters' rights, you must:

•	demand payment either through the delivery of the payment demand form to be provided or other comparable means;

•	certify whether you have acquired beneficial ownership of the shares before the date set forth in the dissenter's notice; and

43
•	deposit your certificates, if any, in accordance with the terms of the dissenter's notice.

            Failure to demand payment in the proper form or deposit your certificates as described in the dissenter's notice will terminate your right to receive payment for your shares pursuant to Nevada's dissenters' rights statute.  Your rights as a stockholder will continue until those rights are canceled or modified by the completion of the Spin-Off and Contribution.

            Within 30 days after receiving your properly executed payment demand, we will pay you what we determine to be the fair value of your shares, plus accrued interest (computed from the effective date of the Spin-Off and Contribution until the date of payment). The payment will be accompanied by:

•

our balance sheet as of the end of a fiscal year ended not more than 16 months before  the date of payment, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest  available interim financial statements, if any;

•	an explanation of how we estimated the fair value of the shares and how the interest was calculated;

•	information regarding your right to challenge the estimated fair value; and

•	a copy of Nevada's dissenters' rights statute.

            We may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter's notice.  If we withhold payment, after the consummation of the Spin-Off and Contribution, we will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand.  The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters' rights to demand payment under NRS Section 92A.480.

            If you believe that the amount we pay in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and ours.  You must make such demand within 30 days after we have made or offered payment; otherwise, your right to challenge our calculation of fair value terminates.

            If there is still disagreement about the fair market value within 60 days after we receive your demand, we will petition the District Court of Clark County, Nevada to determine the fair value of the shares and the accrued interest.  If we do not commence such legal action within the 60-day period, we will have to pay the amount demanded for all unsettled demands.  All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

•	the amount of the fair value of the shares, plus interest, in excess of the amount we paid; or

44
•	the fair value, plus accrued interest, of the after-acquired shares for which we withheld payment.

            We will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatiously or in bad faith, in which case the costs will be equitably distributed.  Attorney fees will be divided as the court considers equitable.

            Failure to follow the steps required by NRS Sections 92A.400 through 92A.480 for perfecting dissenters' rights may result in the loss of such rights.  If dissenters' rights are not perfected, you will be entitled to receive the consideration receivable with respect to such shares in accordance with Proposals 2 and 3.  In view of the complexity of the provisions of Nevada's dissenters' rights statute, if you are considering objecting to the Spin-Off and Contribution you should consult your own legal advisor.

PRIVATE PLACEMENT FOLLOWING THE SPIN-OFF AND CONTRIBUTION

            Following the closing of the Contribution, Riverbend anticipates conducting a private placement offering (“Private Placement” or “Private Placement Offering”) of up to 930,000 shares of Riverbend common stock for up to $50,220, or $.054 per share, to compensate Riverbend for costs incurred with respect to the Spin-Off and Contribution and satisfy United’s working capital needs.  We anticipate the $50,220 along with anticipated cash generated from operations will satisfy our immediate cash requirements.

            The shares being offered (“Offered Shares”) in the Private Placement Offering will be offered only to a select group of accredited investors, who have previously been identified, pursuant to exemptions from the registration requirements of the Act provided by Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder and applicable state exemptions.  The Offered Shares will be subject to restrictions on transferability and may not be resold or otherwise transferred except pursuant to registration under or exemptions from the registration requirements of the Act and applicable state securities laws.

            This information does not constitute an offer to sell or a solicitation.  No money or consideration is being solicited nor will any money or consideration be accepted as a result of this notice.

            This information is not a general notice to the public, and is directed only to Riverbend’s security holders and to comply with the disclosure requirements of Schedule 14A.

            If this funding is not obtained as described above, management believes that we will not add any additional personnel as planned and would continue to take steps to control expenses.  The lack of outside funding would slow our growth or reduce our ability to operate profitably.

RIVERBEND TELECOM, INC. AND UNITED CHECK SERVICES, LLC
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2004

	Riverbend Telecom, Inc.	United Check Services LLC	Acquisition Adjustments	Pro Forma

Cash and cash equivalents	24,433	231,062	(24,433)	231,062
Restricted cash		1,051,966		1,051,966
Certificate of deposit		198,918		198,918
Accounts receivable		678		678
Current portion real estate commissions	962		(962)
Accrued phone commissions	6,022		(6,022)
Due from United Check Services, LLC	25,000		(25,000)
Inventory	91		(91)

Total current assets	56,508	1,482,624	(56,508)	1,482,624

Property and equipment, net	-	72,598	-	72,598

Deposits	-	10,520	-	10,520
Real estate commissions receivable, less current portion	13,750	-	(13,750)	-

Total assets	70,258	1,565,742	(70,258)	1,565,742

ACH settlements payable	-	1,051,966	-	1,051,966
Accounts payable	58,453	29,920	(58,453)	29,920
Accrued expenses	2,233	-	(2,233)	-
Note payable – shareholder	5,000		(5,000)
Customer deposits		3,500		3,500

Total current liabilities	65,686	1,085,386	(65,686)	1,085,386

Notes Payable to Members	-	256,000	-	256,000

Equity	4,572	224,356	(4,572)	224,356

Total liabilities and equity	70,258	1,565,742	(70,258)	1,565,742

See Notes to the Unaudited Pro Forma Financial Statements.

RIVERBEND TELECOM, INC. AND UNITED CHECK SERVICES, LLC
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF DECEMBER 31, 2003

	Riverbend Telecom, Inc.	United Check Services LLC	Acquisition Adjustments	Pro Forma

Cash and cash equivalents	36,080	159,647	(36,080)	159,647
Restricted cash		822,947		822,947
Certificate of deposit		102,298		102,298
Accounts receivable		230		230
Payroll advance settlements		9,131		9,131
Other receivables		40,000		40,000
Current portion real estate commissions	906		(906)
Accrued phone commissions	20,500		(20,500)
Due from United Check Services, LLC	-		-
Inventory	91		(91)

Total current assets	57,577	1,134,253	(57,577)	1,134,253

Property and equipment, net	-	5,905	-	5,905

Deposits	-	-	-	-
Real estate commissions receivable, less current portion	14,414	-	(14,414)	-

Total assets	71,991	1,140,158	(71,991)	1,140,158

ACH settlements payable	-	822,948	-	822,948
Accounts payable	13,525	21,711	(13,525)	21,711
Accrued expenses	11,306	-	(11,306)	-
Note payable – shareholder	5,000		(5,000)
Customer deposits		2,500		2,500

Total current liabilities	29,831	847,159	(29,831)	847,159

Notes Payable to Members	-	100,000	-	100,000

Equity	42,160	192,999	(42,160)	192,999

Total liabilities and equity	71,991	1,140,158	(71,991)	1,140,158

See Notes to the Unaudited Pro Forma Financial Statements.

RIVERBEND TELECOM, INC. AND UNITED CHECK SERVICES, LLC
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
OPERATIONS AND CHANGES IN EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2004

	Riverbend Telecom, Inc.	United Check Services LLC	Acquisition Adjustments	Pro Forma

Revenues	$33,370	724,224	(33,370)	724,224

Cost of Revenues	11,721	162,282	(11,721)	162,282

Gross Profit	21,649	561,942	(21,649)	561,942

Expenses:
Operating
Personnel costs		74,486		74,486
Travel		17,196		17,196
Other		106,010		106,010

Total Operating Expenses		197,692		197,692

Selling, General & Administrative
Personnel costs		90,900		90,900
Legal and accounting	58,711	43,561	(58,711)	43,561
Other	526	42,432	(526)	42,432

Total Selling, General & Administrative	59,237	176,893	(59,237)	176,893

Total Expenses	59,237	374,585	(59,237)	374,585

Net Income (loss)	$(37,588)	187,357	37,588	187,357

Members’ Equity – Beginning		192,999		192,999

Members’ Distributions	-	(156,000)	-	(156,000)

Members’ Equity – Ending	-	224,356	-	224,356

See Notes to the Unaudited Pro Forma Financial Statements.

RIVERBEND TELECOM, INC. AND UNITED CHECK SERVICES, LLC
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
OPERATIONS AND CHANGES IN EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2003

	Riverbend Telecom, Inc.	United Check Services LLC	Acquisition Adjustments	Pro Forma

Revenues	$60,214	1,320,664	(60,214)	1,320,664

Cost of Revenues	31,454	176,495	(31,454)	176,495

Gross Profit	28,760	1,144,169	(28,760)	1,144,169

Expenses:
Operating
Personnel costs		125,515		125,515
Travel		12,427		12,427
Other		78,141		78,141

Total Operating Expenses		216,083		216,083

Selling, General & Administrative
Management consulting fees		602,000		602,000
Legal and accounting	26,932	5,000	(26,932)	5,000
Other	475	30,332	(475)	30,332

Total Selling, General & Administrative	27,407	637,332	(27,407)	637,332

Total Expenses	27,407	853,415	(27,407)	853,415

Net Income from Operations	$1,353	290,754	(1,353)	290,754

Other Income
Interest income		2,298		2,298

Total Other Income		2,298		2,298

Net Income		293,052		293,052

Members’ (Deficit) – Beginning		(100,053)		(100,053)

Members’ Equity – Ending	-	192,999	-	192,999

See Notes to the Unaudited Pro Forma Financial Statements.

RIVERBEND TELECOM, INC. AND UNITED CHECK SERVICES, LLC
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

Riverbend Telecom, Inc.  (“Riverbend” or the “Company”) has decided to pursue a new line of business in an effort to improve operating performance. Historically, the Company has incurred operating losses, and the Board of Directors and management believe that a new opportunity is needed to improve operating results and provide the possibility of creating future value. United Check Services, LLC, in the opinion of the Board of Directors, represents this opportunity. This represents a major shift of strategy for the Company.

BASIS OF PRESENTATION

The accompanying unaudited pro forma combined condensed balance sheet and statement of operations and changes in equity (the “Statements”) give effect to the acquisition by Riverbend of United Check Services, LLC (“United”), and the effect of the disposal of the assets and liabilities of Riverbend.  The accompanying Statements include the combined condensed balance sheets as of September 30, 2004, and December 31, 2003, as well as statement of operations and changes in equity for the nine months ended September 30, 2004 and for the year ended December 31, 2003, of Riverbend and United.  Unaudited pro forma combined condensed statements of operations and changes in equity are equivalent to the historical financial statements of United, as presented herein and will become the historical financial statements of Riverbend due to the transaction being accounted for as a reverse acquisition.

The Statements used in the pro forma information are unaudited.  In the opinion of management, the unaudited Statements used in the pro forma information reflect all adjustments necessary to present fairly the respective pro forma combined condensed balance sheet.  Such adjustments consist only of normal recurring accruals and adjustments and intercompany eliminations.

The Statements reflect accounting for this transaction as a reverse acquisition, except that no goodwill or other intangibles are recorded.  That is, the transaction, after Riverbend’s disposition of its assets, is equivalent to the issuance of stock by United for the net monetary assets of Riverbend, accompanied by a recapitalization.

These Statements should be read in conjunction with the audited and unaudited interim financial statements and related notes for both Riverbend and United contained elsewhere in the proxy statement.

RIVERBEND TELECOM, INC. AND UNITED CHECK SERVICES, LLC NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS (CONTINUED) SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

The unaudited pro forma combined condensed Statements give effect to the reverse acquisition as of September 30, 2004, and January 1, 2003, respectively.

The Statements are based on the assumptions and adjustments described in the accompanying notes and should be read in conjunction with the audited financial statements of Riverbend and United.  These Statements are based on historical information and not necessarily indicative of the financial position that would have been reported had such events actually occurred on the date specified, nor is it indicative of the merged Company’s financial future.

Note 1 – Overview

Riverbend and United have entered into a Contribution Agreement to allow Riverbend to acquire the assets of United.  Riverbend is a publicly held holding company and United is a Louisiana Limited Liability Company that provides automated clearinghouse (ACH) services and payroll advance services to businesses throughout the United States.

Prior to the closing of the Contribution Agreement, Riverbend is required to spin-off all of its existing assets and liabilities to a temporary subsidiary established to facilitate the spin-off and to distribute the capital stock of the temporary subsidiary to the shareholders of Riverbend.  In consideration of the purchase by Riverbend, Riverbend will issue 15,315,000 million shares of Riverbend common stock to United’s members.  Following this transaction, Riverbend will have a total of 17,361,667 shares of common stock, $0.001 par value, outstanding.

Note 2 – Adjustment to the Unaudited Pro Forma Financial Statements

The acquisition adjustments reflect the effect of the spin-off of assets and liabilities of the Company to a temporary subsidiary as a condition of the reverse acquisition of the Company with United.

Note 3 – Income Taxes

United files its federal and state income tax returns as a partnership.  As such, the combined Company will not pay income taxes related to the earnings and profits of United up to the date of the reverse acquisition, as any income or loss will be included in the tax returns of the individual members.  Accordingly, no provision is made for income taxes in the financial statements.  Subsequent to the actual date of the proposed reverse acquisition, the combined company will then begin filing tax returns as a corporation.

BUSINESS OF RIVERBEND PRIOR TO SPIN-OFF AND CONTRIBUTION AND
RIVERBEND HOLDINGS FOLLOWING SPIN-OFF AND CONTRIBUTION

Background

            Riverbend is a developmental stage Nevada corporation formed in August 2001 by Leon Nowalsky.  Since inception, Riverbend has marketed telecommunication services for resellers and carriers of local and long distance telephone and prepaid calling card, data and internet services on a limited basis and Messrs. Nowalsky and Greenberg, Riverbend’s primary executive officers, currently devote approximately 20% of their time to the business of Riverbend.  Following the Spin-off and Contribution, the business of Riverbend described herein will become the business of Riverbend Holdings.  The business of United, described on page [__] will become the business of Riverbend.

Business Strategy

            General Strategy

            Riverbend was organized to market telecommunication services for resellers and carriers of local and long distance telephone and prepaid calling card, data and internet services.  In August 2001, Riverbend entered into a non-exclusive marketing agreement with Norcom, Inc., a Florida based reseller of telecommunication services, to market local and long distance services on behalf of Norcom for commission based compensation.  In March 2002, Norcom was purchased by NUI Telecom, Inc. and, through a subsequent assignment agreement, Riverbend’s agreement with Norcom was converted into an agreement with Norcom Agency Services, Inc. (NAS), an entity whose stockholders had been stockholders of Norcom.

            Under the agreement with NAS, which utilizes the network services of NUI Telecom, Inc., Riverbend continues to receive commission based compensation, including commission compensation from those customers originally solicited by Riverbend on behalf of Norcom.  This is currently the primary marketing agreement Riverbend has entered into and it accounted for approximately 62% of our revenues for the nine months ended September 30, 2004.  As described above, our agreement with NAS is not exclusive and, in the next twelve months, we may enter into agreements with carriers or other resellers of telecommunication services, however we have not had any significant discussions with any carriers or other resellers.  Riverbend is only one of many companies that NAS utilizes to market telecommunications services.

            In our efforts to identify potential carriers and resellers with whom we may enter into future agreements, our management attends industry conferences at which carriers and resellers are present and offering their products.  Our long term strategy is to achieve continued growth and profitability by focusing our marketing efforts on residential customers and small to medium sized businesses; by reducing our overall cost of delivering local and long distance telecommunications and prepaid calling card, data and internet services; by providing back office support for resellers, other agents and sub-agents; and by developing additional reseller and provider relationships and products to expand Riverbend’s target market and product mix while improving profit margin.  Riverbend also intends to continue developing its network of independent sub-agents, which we believe is the most cost-effective method to acquire new customer accounts.  Independent sub-agents are not employees but rather work on an independent contractor basis.  In addition, sub-agents are generally agents of an agent.  For example, Riverbend is an independent agent of NAS and therefore, agents of Riverbend are referred to as sub-agents.  See “Independent Sub-Agents” section below for additional information.

            Acquisitions

            There are numerous small to mid-size long distance agent companies operating throughout the United States.  Although Riverbend presently has no understanding, arrangement or agreement to make any acquisitions, Riverbend believes that many existing agents are willing to be acquired due to the lack of sufficient revenue vis-à-vis their current operating expenses.  Riverbend believes that it has the ability to maximize the potential of these acquisitions through increased operating efficiency without significant increase in overhead by eliminating duplicate overhead and enhancing the use of agent tracking software.

Operations

            Since our inception, we have marketed retail telecommunication services offered by Norcom, and subsequent to its sale, NAS, to small and medium-sized businesses and residences primarily in the State of Louisiana and the surrounding regions.  Riverbend functions as an independent sales agent, offering the products and services of the reseller or carrier to our customers on a retail basis.  We currently offer local and long distance telephone services and prepaid calling cards, but may expand our offerings to include data and internet services in the near future.  By focusing our marketing efforts in a small geographic region, we strive to provide our customers with more personalized service and more frequent customer contact, which we hope will translate into increased customer satisfaction and greater customer longevity.  Furthermore, we intend that our concentrated customer base will satisfy voids in certain telecommunication resellers’ or carriers’ networks, making such resellers or carriers more likely to engage the services of Riverbend in their effort to diversify their customer base and expand their service offerings to underserved markets.

            We do not own or operate any telecommunication networks or provide any telecommunication services under our own private label.  We anticipate that under the majority of our arrangements with telecommunication resellers and carriers, we will receive a commission based on the usage generated by each customer whom we are responsible for providing to the reseller or carrier.  Riverbend will not be responsible for transporting, billing or collecting for the usage associated with each customer.  Rather, we will target and solicit customers on behalf of the reseller or carrier and provide the customer information to the reseller or carrier.  Each individual reseller or carrier will then be responsible for transporting the minutes of usage and billing and collecting for such usage.  We intend that under the majority of our contracts with telecommunication resellers and carriers, the reseller or carrier will be contractually obligated to pay commissions to us on a monthly basis for as long as each customer remains on the resellers’ or carriers’ service, or in certain instances, for as long as the customers solicited by us maintain a specified volume or revenue with the specific reseller or carrier.

            Riverbend’s management has a cumulative twenty years of experience in the telecommunications industry and we intend to leverage this experience in an effort to identify and negotiate marketing agreements with resellers and carriers that are favorable to us in terms of commission payments and equity participation rights.  We believe that our management has developed past relationships with the management personnel at many of the telecommunication resellers and carriers with whom we will seek to enter into agreements and that such relationships will provide us with a competitive advantage over our competitors.  We believe that the quality and experience of our current management team are critical factors in the implementation of our growth strategy and our ability to attract additional management personnel as we expand.

Industry Background

            Allegedly to combat “slamming,” the unauthorized conversion of a customer’s preselected telecommunication carrier, many local exchange carriers have initiated “PIC freeze” programs that, once selected by the customer, require a customer seeking to change long distance or local carriers to contact the local carrier directly instead of having the new carrier contact the local carrier on the customer’s behalf.  Many local carriers have imposed burdensome requirements on customers seeking to lift PIC freezes and change carriers, and thereby may make it difficult for customers to switch to telecommunications services marketed by Riverbend.  Such activities could have an adverse effect on Riverbend.

            The entry of the Bell operating companies into the long distance market may further heighten competition.  Under the Telecommunications Act of 1996, the Bell operating companies were authorized to provide long distance service that originates outside their traditional service areas, and may gain authority to provide long distance service that originates within their region after satisfying certain market opening conditions.  Bell operating company entry into the long distance market means new competition from well-capitalized, well-known companies that have the capacity to “bundle” other services, such as local and wireless telephone services, internet access and cable television, with long distance telephone services.  While the Telecommunications Act includes certain safeguards against anti-competitive conduct by the Bell operating companies, it is impossible to predict whether such safeguards will be adequate or what effect such conduct would have on us.  Because of the Bell operating companies’ name recognition in their existing markets, the established relationships that they have with their existing local service customers, and their ability to take advantage of those relationships, as well as the possibility of interpretations of the Telecommunications Act favorable to the Bell operating companies, it may be more difficult for other providers of long distance and local telecommunication services to compete.

Market Opportunity

            Our strategy is to focus on selected markets where limited competition exists, and where there is a significant concentration of potential high volume telecommunication customers.  We currently target small and medium-sized businesses and residences in and around the State of Louisiana.  We believe that in recent years the major interexchange companies have focused their efforts on larger markets, leaving our target markets with limited service alternatives.  As a result, we believe there is a market demand for alternative service providers as businesses and residential customers seek competitive pricing, flexible and responsible local service, greater reliability and security.  We believe that we have positioned ourself to effectively market the telecommunication services of various resellers and carriers to customers in these target markets.

            Furthermore, we believe that a local focus provides a competitive advantage in customer acquisition and retention.  It is our goal to establish high customer visibility within each of our markets through a network of independent sub-agents who will provide direct and personal customer contact and service (See “Independent Sub-Agents”).  As described above, our current market consists of small and medium-sized businesses and residential customers, primarily in the State of Louisiana.  Our target business customers average between $300.00 and $500.00 in telecommunication service per month.  Our target residential customers average between $30.00 and $50.00 in telecommunication service per month.  While our customers are currently located primarily in Louisiana, we anticipate that through a growing network of independent sub-agents, we will be able to expand our market to include small and medium-sized businesses and residences throughout the United States.

Major Contract

            In August 2001, we entered into a non-exclusive marketing agreement with Norcom, a Florida based reseller of telecommunication services.  Pursuant to the agreement, we were entitled to market long distance telephone services on Norcom’s behalf to commercial and residential customers on an agency basis. As described above under the “General Strategy,” in March 2002, Norcom was purchased by NUI Telecom, Inc. and, through a subsequent assignment agreement, Riverbend’s agreement with Norcom was converted into a non-exclusive agreement with NAS, an entity whose stockholders had been stockholders of Norcom.  Riverbend is one of many companies with whom NAS enters into marketing relationships.  Under the agreement with NAS, which utilizes the network services of NUI Telecom, Riverbend is paid monthly sales commissions based on percentages of revenues generated by those customers provided to NAS, and previously provided to Norcom, through Riverbend’s marketing efforts.  The sales commission percentages vary and depend on the prices of the telecommunication services provided by NAS.  Additionally, the NAS agreement provides that Riverbend shall receive a one-time bonus commission based upon a multiple of 2 times the September 2003 usage revenue of customers that Riverbend solicited on behalf of NAS.  Riverbend recorded $17,217 in bonus commission revenue as of December 31, 2003, which was collected in March 2004.

            NAS is responsible for all credit checks, bad debt, collection costs and billing costs.  Our commissions are paid on billed revenues regardless of whether end-users pay their invoices to NAS.  Consequently, we suffer no charge backs or usage on accounts that are delinquent in payment or written off as bad debt. However, any commissions paid on delinquent accounts that are not eventually collected will, at the discretion of NAS, be subject to deduction against future commission payments.  Our agreement with NAS is through August 2005, although it can be terminated by NAS upon thirty (30) days notice.  If the agreement is terminated by NAS for reasons other than a material breech by Riverbend, we would be entitled to residual commissions that survive the termination of the agreement provided that the monthly commissionable revenue level, which consists of revenues billed by NUI Telecom to customers solicited by Riverbend on behalf of NAS, remains greater than $500.

            Pursuant to our agreement with NAS, we may engage sub-agents to solicit customers for NAS on our behalf.  We may pay sub-agents a commission based upon a portion of the commission revenue we receive each month from NAS.  Commissions paid to individual sub-agents may vary depending upon the amount of work Riverbend is required to perform for any particular sub-agent (which may include accounting services and customer tracking and monitoring) and the customer base the sub-agent is able to provide to Riverbend.  Currently Riverbend has engaged five sub-agents to solicit customers for NAS on our behalf.

            In an effort to enter contractual relationships with carriers and resellers of telecommunication services,management of Riverbend attends various industry conferences and meetings at which carriers and resellers are present and offering their products.  At such functions, we meet with various carriers and resellers and determine who currently has the best and most favorable telecommunication offerings in a specific geographic region.  Once we identify a specific carrier or reseller, we hope to proceed with negotiating a marketing relationship and contract, which will provide us with commission based compensation for marketing the telecommunication services provided by the carrier or reseller.

Products and Services

            We intend to market a variety of telecommunication products on behalf of resellers or carriers.  With respect to NAS, we currently offer long distance telephone services.  We also offer prepaid calling cards and are capable of offering various data and internet services to our customers, but have chosen to initially concentrate the majority of our efforts on marketing long distance services.  We target customers with long distance phone bills ranging between $20.00 and $700.00 per month, although we have several large customers with bills over $1,000.00 per month.  We believe that the products we currently offer provide for favorable rates and services to our customers and will allow us to remain competitive within the industry.  Furthermore, we believe that our targeted customer base, consisting of small and medium-sized businesses and residential customers, is a market traditionally underserved by most telecommunication carriers and resellers.  We believe that these types of customers are more likely to be receptive to the personal attention and service offered by us.

            Although our business may be susceptible to price increases by third party telecommunication providers for whom we market services, we believe that we can continue to provide favorable rates to our customers for the following reasons.  First, many of the currently operating telecommunications companies have determined that maintaining and operating an in-house sales force that would sell to small and medium size businesses is uneconomical.  These companies have therefore designed and offered to the agent community specific programs with rates and commissions competitive with their own product offering so that a segment of the business market can be tapped without incurring the costs associated with a captive sales force.

            Secondly, from a historical perspective, there has been substantial competition between long distance providers and a steady decline in the rate per minute for long distance service.  As a result, it is highly unlikely that Riverbend’s third party providers will attempt to increase the rate per minute at which agents can sell the service because in so doing, the third party providers risk losing market share.  Additionally, many of the customers that Riverbend signs-up for third party service execute term commitments that have rate guarantees.  These term commitments also guarantee Riverbend with certain set commission rates.

            Finally, if one of Riverbend’s third party providers were to raise prices, including by reason of adding an in-house sales force, then Riverbend can market the services of a multitude of other telecommunication providers.  For these reasons, we believe that we can continue to provide favorable rates to our customers through marketing telecommunications services provided by these third party telecommunication companies.

Independent Sub-Agents

            We currently engage five sub-agents to market the services that we offer on behalf of various resellers and carriers.  It is our intent that our sub-agents will have pre-existing relationships with our customers, who may be friends, family members or business associates.  We anticipate that such sub-agents will interact with our customers socially or otherwise and that such interaction will help promote a relationship that will maintain customer loyalty to the sub-agent and to Riverbend.  It is our goal that each sub-agent will have a defined territory, with a defined customer list comprised of prospective customers.  Sub-agents evaluate which products and services should be offered to the customer and illustrate to the customer the potential savings that the customer may realize.  Sub-agents are compensated on a commission basis calculated based on a percentage of the commissions we receive from the reseller or carrier pursuant to our marketing agreements.  Commissions paid to individual sub-agents may vary depending upon the amount of work we are required to perform for any particular sub-agent (which may include accounting services and customer tracking and monitoring) and the customer base the sub-agent provides to Riverbend.  We currently have verbal agreements with four (4) sub-agents to solicit customers on our behalf. In addition, we have a written agreement with one additional sub-agent that provides for the sub-agent to receive 85% of the monthly and one-time bonus commission revenue that Riverbend earns from NAS that is attributable to customers solicited by the sub-agent.

            The market for sub-agents is competitive.  However, we believe that we will continue to be able to attract and retain qualified sub-agents by offering them the opportunity to:

•	participate in our stock option plan;
•	work with an experienced and proven management team in building a developing, entrepreneurial company;
•	participate in an attractive, results-oriented compensation package; and
•	market competitive products and services.

Customers

            We identify potential customers through personal and business relationships, referrals and direct solicitation.  Any individual or business who has a need for telecommunication services is a potential customer and we believe can benefit from our competitive service offerings.  Once a customer has consented to using a service offered by us, we require the customer to complete an application for service which sets forth the customer’s specific information and identifies the rates and terms of service that are being offered to the customer.  We then send a service order to the telecommunication reseller or carrier whose service we have marketed to the customer.  The reseller or carrier is then responsible for providing the service, billing for the service, collecting payments and for all customer service functions.   It is anticipated that when a customer has a problem with the contracted service, the customer will contact the reseller or carrier directly.  However, because we believe that customer service has become a critical element in attracting and retaining customers in the telecommunication industry, we will seek to differentiate and market ourselves through our commitment to helping our customers receive customer service from their designated reseller or carrier.  To achieve this goal, our independent sub-agents will attempt to help our customers obtain the desired level of customer service through the reseller or carrier who provides their telecommunication service.

Competition

            The telecommunications industry in the United States is highly competitive, rapidly evolving, and significantly influenced by the marketing and pricing decisions of the larger industry participants.  Major participants in the industry regularly introduce new services and marketing activities.  Competition is based upon pricing, customer service, billing services and perceived quality.  We compete with numerous telecommunication companies that offer essentially the same services as the resellers and carriers we intend to represent.  Several of our competitors are substantially larger and have greater financial, technical and marketing resources than we do.  Our success will depend upon our continued ability to enter into favorable agreements that provide for high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors.

            The major carriers have targeted price plans at residential customers with significantly simplified rate structures and with bundles of wireless services and local services with long distance, which may lower overall local and long distance prices.  Competition is fierce for the small to medium-sized businesses that we also serve.  Additional pricing pressure may come from the introduction of new technologies, such as internet telephony, which seek to provide voice communications at a cost below that of traditional circuit-switched long distance service.  Reductions in prices charged by our competitors may have a material adverse effect on us.  Furthermore, consolidations and alliances across geographic regions and in the local and long distance market across industry segments may intensify competition from significantly larger, well-capitalized companies.

            Management recognizes that the telecommunications industry is comprised of hundreds of telecommunications carriers.  However, we believe that many of these carriers do not have the financial resources available to hire and train an in-house sales force.  Instead, many such companies rely either wholly or partially on independent sales agents, such as Riverbend, to market the carrier’s products and services.  We believe that many carriers compete for the services of independent sales agents and that such competition will ultimately result in increased commissions payable to companies such as Riverbend.  Furthermore, we hope that such competition among carriers will result in additional benefits to independent sales agents, such as cash bonuses and equity participation rights.

            Our primary competitors are other independent sales agents, such as Spring Valley Marketing and Amercom; resellers of telecommunication services, such as Enhanced Communications Group and American Phone Services; and the in-house sales staffs of major telecommunications carriers, such as MCI and Sprint.  The majority of in-house sales staffs of major carriers are better financed than Riverbend and are often able to offer telecommunication services at a lower rate.  Furthermore, we are aware of blocks of potential customers who have created buying consortiums, which, if successful, may present a source of direct competition.

            A key advantage that Riverbend has over its competition is the substantial background that our management has in the telecommunications industry.  Because of management’s significant experience in the industry, Riverbend is aware of those telecommunication companies that have the best rate plans and highest commissions in the various regions of the country.  The ability of Riverbend to mix and match the various plans with the different regions of the country will allow Riverbend to package specific plans and attract a greater variety of sub-agents to market for Riverbend.

            The primary disadvantage for Riverbend is that there are thousands of agents across the country offering the same suite of products.  In order to remain competitive, Riverbend will have to continue to negotiate favorable rates and commissions from its carriers and resellers, and then continue to differentiate its products from its competitors by offering lower end-user rates and higher sub-agent commissions.

Telecommunications Industry Regulation

General

            While Riverbend’s marketing of telecommunication services is not subject to governmental regulation, the resellers and carriers with whom Riverbend contracts are subject to the various governmental regulations affecting the industry.  The FCC regulates interstate and international telecommunications, while the state commissions regulate telecommunications that originate and terminate within the same state.

            The FCC and some states have rules that prohibit switching a customer from one carrier to another without the customer’s express consent and specify how that consent must be obtained and verified.  Most states also have consumer protection laws that further define the framework within which our marketing activities must be conducted.  While directed at curbing abusive marketing practices, unless these rules are carefully designed and enforced, they can have the incidental effect of entrenching incumbent carriers and hindering the growth of new competitors, such as Riverbend.

Federal Regulation

            Riverbend’s marketing efforts may be carried out through a variety of direct marketing programs, including inbound and outbound telemarketing, direct mail and agent sales.  Restrictions on the marketing of telecommunication services are becoming stricter in the wake of widespread consumer complaints throughout the industry about “slamming” (the unauthorized conversion of a customer’s pre-selected telecommunication carrier) and “cramming” (the unauthorized provision of additional telecommunication services).  The Telecommunications Act strengthened penalties against slamming, and the FCC issued and updated rules tightening federal requirements of the verification of orders for telecommunication services and establishing additional financial penalties for slamming.  In addition, many states have been active in restricting marketing through new legislation and regulation such as “Do Not Call” lists, as well as through enhanced enforcement activities.  The constraints of federal and state regulation, as well as increased FCC, Federal Trade Commission and state enforcement attention, could limit the scope and the success of Riverbend’s marketing efforts and subject us to enforcement action which may have an adverse effect on Riverbend.

            Statutes and regulations designed to protect consumer privacy also may have the incidental effect of hindering the growth of newer telecommunication companies such as Riverbend.  For example, the FCC rules that restrict the use of “customer proprietary network information” (information that a carrier obtains about its customers through their use of the carrier’s services) may make it more difficult for us to market additional telecommunication services to our existing customers.

            As a marketer of telecommunication services, Riverbend is not subject to the reporting requirements of the FCC or the state agencies, but the resellers and carriers with whom we contract and intend to contract may be subject to such regulations.  The FCC imposes reporting, accounting, record-keeping and other regulatory obligations on resellers and carriers.  Resellers and carriers must offer interstate service under rates, terms and conditions that are just, reasonable and not unreasonably discriminatory.  Resellers and carriers must file tariffs listing the rates, terms and conditions of the resellers’ or carriers’ service.  Although a resellers’ or carriers’ FCC tariffs, and the rates and charges they specify, are subject to review, they are presumed to be lawful and have never been formally contested by customers or other consumers. A reseller or carrier may be subject to forfeitures and other penalties if it violates the FCC’s rules.

            Additionally, the Telecommunications Act provides for a significant deregulation of the domestic telecommunication industry, including the long distance industry.  The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and thus it is difficult to predict what effect the legislation will have on the industry.  There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding interconnection pricing and other issues that could result in significant changes to the business conditions in the telecommunication industry.

            The Telecommunications Act also set up a framework by which Bell operating companies could begin providing long distance services to their customers in areas where they provide local telecommunication services.  These actions are likely to increase competition within the affected states.

State Regulation

            The vast majority of the states require resellers and carriers to apply for certification to provide local and interstate telecommunication services, or at least to register or to be found exempt from regulation, before commencing intrastate service.  The majority of states also require resellers and carriers to file and maintain detailed tariffs listing their rates for intrastate service.  Many states also impose various reporting requirements and/or require approval for transfers of control of certified carriers; corporate reorganizations; acquisitions of telecommunication operations; assignments of carrier assets, including subscriber bases; carrier stock offerings and incurrence by carriers of significant debt obligations.  Certificates of authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and the rules, regulations and policies of the state regulatory authorities.  Fines and other penalties, including the return of all monies received for intrastate traffic from residents of a state, may be imposed for such violations.  State regulatory authorities may also place burdensome requirements on telecommunication companies seeking transfers of control for licenses and the like.

Employees

            We currently have two employees, Leon Nowalsky and Dr. Roy Greenberg, Riverbend’s executive officers and directors.  Messrs. Nowalsky and Greenberg devote approximately 20% of their time to the business of Riverbend, but are available to devote additional time to our operations if such time is required.  We may hire additional employees in the future.  Messrs. Nowalsky and Greenberg oversee the operations and have agreed to refrain from taking any salary until Riverbend commences generating sufficient cash flow to handle our anticipated expansion plans.  A majority of our selling activities are conducted through a developing network of independent sub-agents who are not employees of Riverbend.  Such agents are paid on a commission basis.  As of the date of this Proxy Statement, we had verbal agreements with four (4) sub-agents and a written agreement with one (1) sub-agent to act on Riverbend’s behalf.

Description of Property

            Our address is 826 Barracks Street, New Orleans, Louisiana 70116.  Our telephone number is (504) 524-2433.  This space consists of the home-office of our President and Treasurer, Leon Nowalsky.  We utilize the office under a verbal agreement where we do not pay rent or reimburse Mr. Nowalsky for the minimal expenses incurred.  We may identify and lease appropriate office space in the future, however, we do not intend to lease any office space during the next twelve (12) months.

RIVERBEND MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

            The following discussion of Riverbend’s financial condition and results of operations should be read in conjunction with Riverbend’s financial statements and notes thereto appearing elsewhere in this Proxy Statement.  The matters discussed in this Proxy Statement contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed herein.

Cautionary Statement Regarding Forward Looking Information

            This Proxy Statement contains forward-looking statements, including statements regarding, among other items, our growth strategies, anticipated trends in our business and our future results of operations, market conditions in the telecommunications industry and the impact of governmental regulation.  These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, many of which are beyond our control.  Actual results could differ materially from these forward-looking statements as a result of, among other things:

•	Our ability to generate revenues and achieve market acceptance;
•	Our ability to keep pace with rapid technological change;
•	Our ability to enter into agreements with service providers and sub-agents;
•	Our ability to market the services we offer; and
•	Our ability to compete in the telecommunications industry.

            In addition, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to Riverbend, our business or our management, are intended to identify forward-looking statements.

            Riverbend undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this Proxy Statement.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Proxy Statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Executive Summary

            Riverbend is a developmental stage company that has no significant revenues from planned operations.  It currently markets on a limited basis local, long distance, and prepaid calling card telecommunication services to residential customers and small to medium sized businesses in Louisiana.  Riverbend functions as an independent sales agent offering the products and services of carriers and resellers to customers on a retail basis.  In addition, Riverbend provides management services to other independent sales agents who sell telecommunication services.  Since Riverbend’s inception in August 2001, it has marketed local and long distance telephone services for one primary reseller, NAS.  Additionally, Riverbend has provided management services to one independent sales agent, who is the majority stockholder’s (Mr. Nowalsky) wife.

            The majority, 62% for the first nine months of 2004 and 77% for 2003, of Riverbend’s revenues, exclusive of a one-time commission bonus in 2003, are generated from recurring commissions earned on the usage of each of the customers that Riverbend is responsible for providing to NAS.  The commission percentages earned varies and is based on the telecommunication services provided to the customers by NAS.

            Additionally, 33% of Riverbend’s revenues for the first nine months of 2004 and 15%, of the revenues, exclusive of the one-time commission bonus, for 2003 were earned from providing management services to Mr. Nowalsky’s wife.  These services included managing the network of sales agents developed by Mr. Nowalsky’s wife. As consideration for its management services, Riverbend receives one-third of commissions received by Mr. Nowalsky’s wife.

            Since 2002, commission revenue earned from NAS has decreased as a percentage of total revenues, exclusive of the one-time commission bonus from NAS in 2003.  The percentage has gone from 90%, or $50,700, in 2002 to 62%, or $20,800, for the first nine months of 2004.  The decrease in revenues, exclusive of the one-time bonus commission, is attributable to NUI Telecom, Inc., the company that purchased Norcom in March 2002 from individuals who now own NAS, deciding that commissions should not be paid to Riverbend on house accounts and toll free numbers of Norcom.  These commissions had been paid to Riverbend since 2002 when NUI purchased Norcom and Riverbend’s agreement with Norcom was assigned to NAS, which utilizes the network services of NUI, as explained in the Major Contract section above.  Therefore, beginning in the second quarter of 2003, Riverbend no longer received commissions on long distance calls made by Norcom employees and toll free calls made by Norcom customers.

            The action taken by NUI Telecom, Inc. in 2003 was not unexpected as it had a company policy of not paying commissions on usage associated with its employees.  Therefore, as a result of NUI’s purchase of Norcom, the policy was applied to, and accepted by, Riverbend, which resulted in the stated decrease in revenues.

            We anticipate that in the short-term the revenues earned from Mr. Nowalsky’s wife will continue to increase as a percentage of total revenues, due in large part to her growing network of sales agents.  Conversely, commission revenues earned from NAS will probably decrease as a percentage of total revenues.  This trend is anticipated until such time as Riverbend recruits more sub-agents to sell NAS services, the current sub-agents increase their volume of business, and/or Riverbend becomes an independent sub-agent for other resellers and carriers, including those that offer services in addition to those offered by NAS.

            For the first nine months of 2004, Riverbend’s Board of Directors, management and professional consultants have spent considerable time on the details of this proposed reverse acquisition.   As a result of the time required in negotiating and preparing for this transaction, less time has been devoted to growing Riverbend’s business.  We anticipate that once this transaction is completed, focus can be turned to growing the telecommunications business of Riverbend Holdings.

            In growing the business of Riverbend Holdings, management does not anticipate that we will engage in any material product research and development because we intend to serve as a marketer of telecommunication services and not a direct provider.  Also, management does not anticipate that we will purchase a plant or significant equipment and we do not anticipate hiring any additional employees because our business plan intends that we will utilize a developing network of independent sub-agents to market our products and services.

            Finally, business growth will occur in part by recruiting more sub-agents and by having those sub-agents obtain new customers.  Riverbend’s officers have been able to recruit sub-agents in an efficient and effective manner by drawing on relationships that it has formed over the years within the telecommunications industry.  Additionally, since the majority of the work necessary to obtain new customers is conducted by independent sub-agents, many of whom interact directly with NAS and other service providers, the officers of Riverbend are only required to verify commission payments from NUI and make payments to sub-agents, neither of which requires a substantial amount of time and effort.  Therefore, Riverbend’s officers have only had to devote approximately 20% of their time to the business of Riverbend.  This trend is anticipated to continue; however, if necessary, the officers are capable of devoting additional time to the business affairs of Riverbend.

Results of Operations

Nine Months Ended September 30, 2004 compared to the Nine Months Ended September 30, 2003.

            Riverbend’s revenues for the nine months ended September 30, 2004 were $33,370 compared to $32,213 for the same period last year.  The $1,157 favorable variance is attributable to a $6,894 increase in commission income from Mr. Nowalsky’s wife, partially offset by a $5,035 decrease in commission income from NAS.  For the nine months ended September 30, 2004, commission income earned from Mr. Nowalsky’s wife was $10,991 compared to $4,097 for the same period last year.  For the nine months ended September 30, 2004, commission income earned from NAS was $20,810 compared to $25,845 for the same period last year.

            As described in the Executive Summary, the lower commissions from NAS is mainly attributable to NUI Telecom, Inc. deciding that commissions should not be paid to Riverbend on house accounts and toll free numbers of Norcom. Therefore, beginning during the second quarter of 2003, Riverbend no longer received commissions on long distance calls made by Norcom employees and on the toll free calls made by Norcom customers.

            Riverbend’s cost of revenues for the nine months ended September 30, 2004 were $11,721 compared to $16,046 for the same period last year.  The favorable variance is due primarily to a reduction in commission expense related to the decreased revenues from the Norcom house accounts and toll free calls described above.  Since Riverbend was no longer earning commission revenue on the Norcom house accounts and toll free calls, it no longer had to pay commissions to the sub-agent responsible for providing the Norcom account to Riverbend. Thus, Riverbend incurred less commission expense.

            Management anticipates that revenues and gross profit margins will continue to increase after the Contribution.  In the short-term, we expect revenues earned from NAS to remain constant with 2004 but revenues earned from Mr. Nowalsky’s wife to increase due to her growing network of sales agents.  Furthermore, cost of revenues are mainly comprised of commissions paid to sub-agents who are responsible for soliciting customers to subscribe to NAS services on behalf of Riverbend.  Management anticipates that cost of revenues will remain constant with 2004 since the commission revenues that the commission expenses are based on are anticipated to remain constant.

            Since revenues are anticipated to increase as a result of increased commissions earned from Mr. Nowalsky’s wife, and cost of revenues to remain constant with 2004, management expects gross profit margins to continue to improve.

            Riverbend’s general and administrative expenses for the nine months ended September 30, 2004 were $59,237 as compared to $22,253 for the same period last year.  The $36,984 increase is mainly attributable to increased legal and accounting fees related to the execution of the Contribution Agreement and preparation of the proxy statement providing for the acquisition of United.

            Once the net assets are distributed to Riverbend Holdings and the acquisition by Riverbend of United is completed, management anticipates a decrease in the general and administrative expenses of Riverbend Holding’s telecommunications business.

Liquidity and Capital Resources

            At September 30, 2004, Riverbend had $24,433 in cash and a $9,178 working capital deficit as compared to $36,080 in cash and a $27,746 working capital surplus at December 31, 2003.  The $36,924 decrease in working capital is due to a $44,928 increase in accounts payable partially offset by a $9,073 decrease in accrued expenses.  The increase in accounts payable is mainly attributable to increased legal and accounting fees related to the execution of the Contribution Agreement and Proxy providing for the acquisition of United.  The increase in payables and corresponding decrease in working capital is also due to higher accounting fees related to year-end reporting obligations under the Exchange Act.  The decrease in accrued expenses is due to a $10,961 payment to a sub-agent in March 2004.  This payment represented the sub-agent’s share of a $17,217 NAS bonus commission earned and recorded as a receivable by Riverbend as of December 31, 2003.

            Additionally, as of September 30, 2004, Riverbend accrued $25,000 as a receivable from United.  The $25,000 will be paid to Riverbend to reimburse it for a portion of its costs related to its acquisition of United.

            We estimate that Riverbend can satisfy its cash requirements, which we estimate to be approximately $50,000, for the next twelve (12) months with cash on hand, collection of a $25,000 receivable from United once the acquisition is completed, through commission revenue from current and future customer accounts and, if necessary, capital contributions from the majority stockholder.  However, there are no assurances that any of these potential funding sources will be available.  If the overall outcome of the various uncertainties affecting us as described in this report is not favorable, we may be forced to seek debt and/or equity financing on terms and conditions that may be unfavorable to us, if available at all.  In addition, upon completion of the acquisition of United and the spin-off of our current telecommunications operations, our business, management, stockholder composition and cash requirements will change.

            The majority stockholder, President and Treasurer, Mr. Leon Nowalsky, has contributed capital to Riverbend previously.  In connection with Riverbend’s formation, he assigned to it the current and future rights to receive real estate commissions in connection with a November 5, 1991 lease agreement for real property located in Texas.  Mr. Nowalsky acquired the rights in August 2001 by paying $17,000 to a real estate broker who was entitled to receive as lease commissions 3% of the base monthly rental payable monthly over the primary term of the lease, which is through May 2, 2012, and any extensions thereof.  While such lease commission revenues are not an integral part of our business plan, the commission payments provide Riverbend with additional revenue to help pay its operating costs.  For the nine months ended September 30, 2004 and 2003, lease commission revenues were $2,200 and $1,862, respectively.

            In addition, Mr. Nowalsky loaned Riverbend $5,000 in August 2002.  The funds were used by Riverbend for working capital needs.  The loan is unsecured and it earns interest at a rate of 5%.  As of September 30, 2004, Riverbend has incurred $533 in interest expense payable to Mr. Nowalsky.

            There are no present arrangements for the majority stockholder to make capital contributions.  However, as indicated above, the majority stockholder is willing to consider additional contributions if it becomes necessary.

Results of Operations

Year ended December 31, 2003 compared to year ended December 31, 2002

Revenues

            Riverbend’s revenue for the year ended December 31, 2003 was $60,214 as compared to $56,169 for the year ended December 31, 2002.  The $4,045 or 7.2% increase is mainly attributable to a one-time bonus commission based on a multiple of two times the September 2003 usage revenue of customers that Riverbend solicited on behalf of NAS.  Exclusive of the $17,217 one-time bonus commission, 2003 revenues of $42,997 were $13,172 or 23.5% lower than 2002 revenues.  The decrease in revenues, exclusive of the one-time bonus commission, is attributable to NUI Telecom, Inc., the company that purchased Norcom in March 2002, deciding that commissions should not be paid to Riverbend on house accounts and toll free numbers of Norcom.  Therefore, in 2003, Riverbend no longer received commissions on long distance calls made by Norcom employees and on the toll free calls made by Norcom customers.

The following table presents the composition of revenue in 2003 and 2002:

Revenue:	2003 Dollars	Percentage	2002 Dollars	Percentage	Variance Dollars
Commissions – NAS/Norcom (Recurring)	$33,217	55.2%	$50,725	90.3%	($17,508)
Commissions – NAS/Norcom (One-Time Bonus)	17,217	28.6%	-	-	17,217
Commissions – Related Party	6,600	11.0%	675	1.2%	5,925
Commissions – Real Estate	2,771	4.6%	3,063	5.5%	(292)
Sale of Prepaid Calling Cards	259.4%		1,609	2.9%	(1,350)
Other	150.2%		97.1%		53

Total Revenue	$60,214	100.0%	$56,169	100.0%	$4,045

Cost of Revenue and Gross Profit

            Riverbend’s cost of revenue for the year ended December 31, 2003 was $31,454 as compared to $43,216 for the year ended December 31, 2002.  Included in 2003 cost of revenue is $10,961 in one-time bonus commission expense due to a sub-agent of Riverbend.  Exclusive of this one-time bonus commission, 2003 cost of revenue was $20,493, which is $22,723 or 52.6% lower than 2002 cost of revenue of $43,216.

            The significant decrease in cost of revenue, exclusive of the one-time bonus commission, is attributable to a reduction in commission revenue as described above.  Because Riverbend was earning less commission revenue, it was incurring less commission expense.

            The following table presents the composition of cost of revenue in 2003 and 2002:

Cost of Revenue:	2003 Dollars	Percentage	2002 Dollars	Percentage	Variance Dollars
Commissions – NAS/Norcom (Recurring)	$20,493	65.2%	$42,034	97.3%	$21,541
Commissions – NAS/Norcom (One-Time Bonus)	10,961	34.8%	-	-	(10,961)
Cost of Prepaid Calling Cards	-	-	1,182	2.7%	1,182

Total Cost of Revenue	$31,454	100.0%	$43,216	100.0%	$11,762

            Riverbend’s gross profit for the year ended December 31, 2003 was $28,760 or 47.8% as compared to $12,953 or 23.1% for the year ending December 31, 2002.  The $15,807 or 24.7 percentage point increase in gross profit is attributable to several factors.  First, in 2003, the gross profit on the one-time commission bonus was $6,256.  Second, the 2003 gross profit on the related party commissions was $5,925 higher than in 2002.  Third, four of Riverbend’s five sub-agents generated more commission revenues in 2003 than in 2002 and as a result more gross profit for Riverbend.  Fourth, the fifth sub-agent was responsible for generating the commission revenue earned by Riverbend on the Norcom house phones and toll free numbers described above.  Riverbend’s agreement with the sub-agent specifies that Riverbend would pay the sub-agent the commission revenue generated from the individual’s sales and received by Riverbend from NAS/Norcom, less $500 ($250 beginning in April 2004), which Riverbend retains.  Therefore, despite the reduced commission revenues attributable to this sub-agent, Riverbend still achieved a gross profit from this particular sub-agent of $500 per month or $6,000 per year, as it did in 2002.  Thus, the significant reduction in recurring commission revenues in 2003 did not have an adverse effect on Riverbend’s gross profit.

General and Administrative

            Riverbend’s general and administrative expenses for the year ended December 31, 2003 was $27,407 as compared to $23,514 for the year ended December 31, 2002.  The $3,893 or 16.6% increase is mainly attributable to increased accounting and auditing fees.  Because Riverbend is in the developmental stage, the majority of our operating expenses are related to our reporting obligations under the Exchange Act.  These expenses are related to legal, accounting and professional services required to prepare our reports and the costs of filing the reports with the SEC.

Provision for income taxes

            Riverbend has a $1,311 net operating loss carryforward that expires in 2022.  However, we have no provision for a deferred tax asset since the realization of the asset is dependent upon future earnings during the period that temporary differences and carryforwards are expected to be available.  Because of the uncertain nature of the deferred tax asset’s ultimate realization, a valuation allowance equal to the deferred tax asset balance has been recorded.

Liquidity and Capital Resources

            At December 31, 2003, Riverbend had $36,080 in cash and a $27,746 working capital surplus as compared to $4,722 in cash and a $9,514 working capital deficit at December 31, 2002.  The increase in cash and working capital is mainly attributable to a $35,000 private placement of common stock in January 2003.

            We estimate that Riverbend can satisfy its cash requirements, which we estimate to be approximately $30,000, for the next twelve (12) months with cash on hand, through commission revenue from current and future customer accounts and, if necessary, capital contributions from the majority stockholder.  However, there are no assurances that any of these potential funding sources will be available.  If the overall outcome of the various uncertainties affecting us as described in this Proxy Statement is not favorable, we may be forced to seek debt and/or equity financing on terms and conditions that may be unfavorable to us, if available at all.  In addition, upon completion of the acquisition of United and the spin-off of our current telecommunications operations, our business, management, stockholder composition and cash requirements will change.

Critical Accounting Policies

            The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make judgments, assumptions, and estimates that affect the amounts reported in our financial statements and accompanying notes.  Note 1 to the financial statements describes the significant accounting policies and methods used in preparing the financial statements.  The Company considers the accounting policies described below to be its most critical accounting policies because the policies are impacted significantly by estimates we make.  The Company bases its estimates on historical experience and/or various assumptions that are believed to be reasonable under the circumstances.  The results are used by management to make judgments about the carrying value of assets, liabilities, revenues and expenses.  Actual results may materially differ from these estimates.

Commission Revenue Recognition

            As described in Note 5 to the December 31, 2003 financial statements, Riverbend earns commission revenue in consideration for the management of the agent business developed by Mr. Nowalsky’s wife. Riverbend receives one-third of all commissions Mr. Nowalsky’s wife receives based on the use of telecommunication services by end-users sold by her or her network of subagents. Quite often, there is a lag time of at least a couple of months from the month the commissions are earned by Mrs. Nowalsky to the month that she learns of the amounts earned.  Accordingly, Riverbend does not learn of the amount of its one-third share until such time as she learns of her earned commission amount.  In addition, Mrs. Nowalsky’s earned commissions, and correspondingly Riverbend’s, may vary from month to month based on the varying number and usage of those customers that Mrs. Nowalsky and her network of subagents provide to the telecommunication service providers. Therefore, Riverbend’s financial statements are often issued with an estimate of the commission revenue that Riverbend has earned from Mrs. Nowalsky’s wife.  Historically, the adjustment for the difference between the estimated and actual commission revenues have been immaterial.

Commission Expense Recognition

            Riverbend has entered into relationships with independent subagents to provide, on behalf of Riverbend, customers to NAS, a reseller of local and long distance telecommunication services.  As consideration for providing customers to NAS on behalf of Riverbend, the subagents are paid a portion of the commissions that Riverbend receives from NAS.  Riverbend typically receives payment of its commissions by approximately the third week following the month that the commissions are earned.  However, Riverbend does not receive the written documentation, which indicates the portion of its commission revenues attributable to each of its subagents, supporting its earned and received commissions until a much later date. As a result, Riverbend cannot calculate the exact amount due to its subagents until the documentation is received.  Thus, financial statements are often issued with an estimate of the commission expense payable to its subagents.  Historically, the adjustment for the difference between the estimated and actual commission expenses have been immaterial.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RIVERBEND PRIOR TO SPINOFF AND CONTRIBUTION AND RIVERBEND HOLDINGS FOLLOWING SPINOFF AND CONTRIBUTION

Principal Stockholders

            The following table sets forth information with respect to the beneficial ownership of our outstanding common stock as of [________], 2005 by:

•	each person who is the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers in the summary compensation table;
•	all of our named executive officers and directors as a group.

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Leon Nowalsky 826 Barracks Street New Orleans, Louisiana 70116	1,900,000	92.8%

Roy Greenberg 826 Barracks Street New Orleans, Louisiana 70116	100,000	4.9%

All officers and directors as a group (2 persons)	2,000,000	97.7%

________________________

(1)

Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934.   Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.  Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

BUSINESS OF UNITED PRIOR TO SPIN-OFF AND CONTRIBUTION AND RIVERBEND FOLOWING SPIN-OFF AND CONTRIBUTION

Introduction and History

            United is an Automated Clearing House service provider.  Also known as an ACH processor, it caters mostly to customers engaged in businesses that require significant volumes of electronic transactions.  Such services may include direct deposit payroll services, check clearing services, automatic direct debit services, pay-day loan services, and other electronic bill paying services.  United acts as the customer’s ACH processor to clear transactions electronically through the Federal Reserve Banking System.  United is also paid electronically based on its transaction volume for each customer.  To date, the largest portion of United’s business is derived from customers engaged in check cashing and payday loan services.  United has been engaged in the ACH processing business since 1998.

            Since its inception, United has continually increased its volume of business with internally generated funds, as indicated for calendar year 2000 forward on the table below.

Calendar Year	$ Volume Processed	Transaction Volume Processed	Net Income (before taxes)

2000	$3,730,000	20,650	$49,970
2001	$12,100,000	67,000	$162,462
2002	$14,984,636	83,000	$32,694
2003	$61,388,690	340,072	$293,052

            In November 2003, United successfully completed an agreement with Community Loans of America, Inc. (“CLA”), an Atlanta, Georgia based financial services company that currently operates in excess of 300 retail payday loan service locations.  Under the agreement, United became the ACH Processor for all of CLA’s retail stores for a period of three years from the date of the agreement.  At this time, CLA expects to increase from its current level of in excess of 300 stores to a target of 1,000 stores over the next 3 to 5 years.  In exchange for this commitment United has provided more competitive pricing based on CLA’s significant transaction volume.  At this time CLA represents approximately 39% of United’s total transaction volume.

Industry Economics

            The ACH Network has been in use for 30 years, serving a variety of customers as previously mentioned, including 20,000 financial institutions, 3.5 million businesses, and 135 million individuals.  In 2002, there were nearly 9 billion ACH payments made worth more than $24.4 trillion.  The dollar value of ACH transactions processed annually has increased, from approximately $5 trillion in 1989, to in excess of $24 trillion in 2002, representing an average increase of 388% over the past 14 years.  In 2002, approximately $491.7 million in electronic checks (“e-checks”) were processed, compared to $233.1 million for 2001, representing an increase of approximately 186%.

            In 2002, the Federal Reserve processed 16.59 billion paper checks, down 1.9%, or 315.2 million checks compared to 2001.  This represented the third consecutive year that the number of paper checks processed has decreased.  In 1995, the Federal Reserve’s cost to process paper and

ACH payments were identical at approximately 3.6 cents per item.  Since that time, unit costs for checks have increased to 4.5 cents while ACH unit costs have decreased to 1.3 cents.  These cost reductions are mirrored in the fees the Federal Reserve charges financial institutions for services.   Since 1996, Federal Reserve fees for check services have increased by 31%, while fees it charges for ACH services has decreased by 61%.  In contrast to check volume, the Federal Reserve’s commercial ACH volume for 2002 increased to 4.99 billion items, or 12.1% compared to 2001.  Since 1997, the Federal Reserve’s commercial ACH volume has nearly doubled.

            The following data, obtained from the National ACH Association website, illustrates the trend in ACH transaction volume and total dollar value for the past 10 years:

Year	ACH Transaction Volume (millions)	ACH Vol. % Increase	ACH $ Volume (trillions)	ACH $ % Increase

1993	2,559	16.0%	$8.8	12.8%
1994	2,933	14.6%	$10.1	14.8%
1995	3,407	16.2%	$11.1	9.9%
1996	3,929	15.3%	$12.1	9.0%
1997	4,549	15.8%	$14.0	15.7%
1998	5,344	17.5%	$18.1	29.3%
1999	6,122	14.6%	$19.1	5.5%
2000	6,882	12.4%	$20.3	6.5%
2001	7,994	16.2%	$22.1	9.2%
2002	8,944	11.9%	$24.4	10.2%
2003	10,017	12.0%	$27.4	12.3%

            The growth in ACH processing continues, with third quarter 2003 ACH transaction volume exceeding 1.89 billion transactions worth nearly $5.4 trillion.  This represents a 13.4% increase in transactions and an 18.7% increase in dollar volume compared to the same period in 2002.  United believes this industry presents exceptional growth opportunities for companies like United that can provide responsive quality service together with technology that provides both customer and operational efficiencies.

History of the ACH Network

            The ACH Network is a processing and delivery system that provides for the distribution and settlement of electronic credits and debits among financial institutions. The ACH Network was developed in response to the astronomical growth of check payments and the many technological advances in the mid-twentieth century and functions as an efficient, electronic alternative to paper checks. Through a nationwide telecommunications network, each ACH Operator is able to communicate with other ACH Operators to exchange entries quickly and efficiently, regardless of geographic distances involved. The ACH Network offers an assortment of technical formats that can be used for a variety of payment applications, products and services. The ACH Network is governed by operating rules and guidelines, which are developed by the actual users of the system, and is administered through a series of agreements among financial institutions, customers, trading partners, and ACH Operators.

            The ACH movement began in the early 1970s when a group of California bankers formed the Special Committee on Paperless Entries (“SCOPE”). In direct response to the rapid growth in check volume, the Committee was chartered to explore the technical, operational, and legal framework necessary for an automated payments system.

            SCOPE laid the groundwork for the first Automated Clearing House association, which began operation in 1972. The establishment of this ACH association led to the formation of similar groups in other parts of the country. Agreements were made between the emerging regional ACH associations and the regional Federal Reserve Banks to provide facilities, equipment, and staff to operate regional ACH networks.

            In 1974, the National Automated Clearing House Association (“NACHA”) was formed to coordinate the ACH movement nationwide.  Through joint efforts with the Federal Reserve, local ACH Operators were electronically linked on a nationwide basis in 1978.  The main benefits of the ACH Network are cost reduction and increased productivity compared to paper check transactions.

            In an effort to improve the payments system, Congress enacted the Monetary Control Act in 1980.  As a result of the Act, private sector ACH Operators were encouraged to compete with the Federal Reserve, which could no longer offer its services free of charge and was required to recover its operating costs.  A private sector adjustment is included in Federal Reserve processing charges to make it comparable to operating on a “for profit” basis.

            NACHA oversees America’s largest electronic payments network. NACHA’s primary roles are to develop and maintain the NACHA Operating Rules, to promote growth in ACH volume, and to provide educational services to its members and other ACH participants.

Industry Regulations

            The ACH process operates from beginning to end through a series of legal agreements.  The NACHA Operating Rules is the primary document addressing the rules and regulations for the commercial ACH Network.

            Federal Government ACH payments are controlled by the provisions of Title 31 Code of Federal Regulations Part 210 (31 C.F.R. Part 210).  The Financial Management Service (FMS) of the U.S. Department of the Treasury is the agency responsible for establishing Federal Government ACH policy.  In 1999, 31 C.F.R. Part 210 was revised by FMS to adopt the provisions of the NACHA Operating Rules as the regulations governing the transmission and receipt of Federal Government ACH entries, with certain exemptions to address matters of federal law. FMS also publishes The Green Book, a procedural manual for Federal Government ACH payments.  Other laws that have a direct bearing on ACH operations are the Uniform Commercial Code Article 4, which governs check transactions, and Article 4A, and the Electronic Funds Transfer Act as implemented by Regulation E.

            Certain other activities related to ACH payments are affected by The Right to Financial Privacy Act, Regulation D regarding reserve requirements, Regulation CC regarding funds availability, and other regulatory agency directives.

Corporate Strategy

            Management plans to expand its traditional ACH business by increasing the volume of business it conducts with its current customer base as well as expanding its base to new types of customers.  As existing customers expand their businesses, United will continue to provide economical solutions for their ACH processing needs.  Additionally, United plans to market its services in areas it has previously not pursued.  This includes ACH payroll services, small and medium business direct pay services, and other contracted electronic payment services.

            To complement its organic growth, United’s strategy includes accelerating growth by identifying quality ACH processing companies within the industry and bringing them into United through an acquisition strategy that is attractive to both parties.  Such acquisitions may be accomplished through a combination of cash and United’s common stock.  Management believes that its status as a publicly traded company will enhance this strategy and facilitate acquisitions of privately held companies that are accretive to United’s current earnings.

Marketing and Sales

            United’s goal is to expand its presence within the industry by developing a marketing team that can effectively communicate its quality of service, its industry position, and the operational efficiencies ACH can provide to potential customers.  Currently United has only used word-of-mouth referrals and internet advertising to obtain its current level of business operations.  Through its successful relationships with customers utilizing UCS for check clearing and payday loan services, it has continually increased its volume of business since inception.  In the future, United plans to not only increase its volume of business, but also broaden its customer base.

            United will continue to increase its volume of business with both new and existing customers within the check clearing and payday loan business.  Many of its existing customers are experiencing substantial growth in their business, which in turn increases the volume of ACH transactions processed.  United facilitates this growth through quality customer service and by making continual improvements to its processing methods and systems in order to improve customer efficiencies.  This is often accomplished through routine feedback that United personnel obtain from its customers.  Where possible this feedback is translated into future enhancements that improve service and efficiency.

            In addition to expanding the volume of business, United’s marketing strategy also includes broadening its customer base, thereby reducing its concentration within the check clearing and payday loan business.  In addition to word-of-mouth referrals and existing web-site inquiries, this area of United’s marketing plan will utilize an expanded sales force to accommodate trade shows, information seminars, one-on-one sales calls, and enhanced support for its web-based marketing efforts.

            Although ACH has gained widespread acceptance within the business community, there are numerous businesses and industries that have not yet incorporated its usage into their everyday operations.  This is particularly true with small to medium businesses operating to date without the use of ACH processing services.  This market segment can be targeted through education and information campaigns followed up by one-on-one support to advise potential customers as to the true efficiencies to be gained by incorporating ACH into their specific operations.

Operations

            United’s current operations are located in approximately 3,000 square feet of office space in Gulfport, Mississippi.  Additional services, including accounting, computer hardware support, and computer software support are outsourced at this time.

            Prior to any business being transacted, prospective customers are reviewed and approved by United’s FDIC member bank that will be associated with the account.  Once approvals are issued, the proper merchant agreements are executed and accounts are set up.  If applicable, appropriate deposits are placed on hand by the customer.  The entire process typically takes two or three business days.

            Currently, United utilizes a licensed software package in conjunction with processing ACH transactions on behalf of its customers.  There is a “front end” and “back end” component of this software.  United’s staff uses ACH Processor Back End to interface with both its customer and its clearing bank.  The customer uses ACH Processor Front End for data entry and account inquiries.

            Once United receives written confirmation from the bank that a customer is approved, they are then set up and trained by United’s staff in the use of the “Front End” component of the software.  This allows the customer to access their account via website and begin entering transactions to be processed by United.  Each batch that a customer enters via web access is followed by a fax copy of the transmittal form.  This creates a crosscheck of the batch total.

            Upon receipt of customer information, United reviews the batches and compares them to the faxed transmittals.  If everything is in order, United creates an ACH file and uploads it to the bank over secure website access.  Additionally, United faxes a transmittal to the bank showing the total of the file.

            Upon receipt, the bank compares the ACH file totals to the faxed transmittal they received from United.  The bank faxes back signed approval after they have sent the file to the FED.  This provides confirmation for United that the file was processed.  Customer payments are made by United based on ACH files, not by individual transactions.  All transactions within a file must go or the entire file is rejected by the bank for United to correct and re-submit.  The customer settlements created in the United system are based on the batch totals, less returns, which equals net amount due the customer.  Upon completion of the settlements, the customer’s account is then debited to pay United for the fees associated with the “in and out” transactions.

Business Regulations and Insurance

            As previously described under “Industry Regulations”, the NACHA Operating Rules is the primary document addressing the rules and regulations for the commercial ACH Network.  Please refer to that section for a more detailed discussion of the various industry regulations that apply to the ACH Network.

            In addition to industry regulations, United maintains adequate cash balances together with certain types of insurance coverage and/or surety bonds at appropriate levels to protect and maintain its clearing relationships with accredited banks.  United also maintains various types of insurance coverage such as general liability, automobile, and workers’ compensation, as typically required for most businesses to conduct operations.  Since 2002, United has recorded a loss provision equivalent to approximately 1% of gross sales based on its historical loss experience.  To date, United has not experienced any problems addressing regulatory issues or incurred any substantial liability as a result of its operations.

Competition

            As of 2004 there are approximately 12,000 members of the National ACH Association, most of which are financial institutions.  While exact figures are difficult to obtain, management believes approximately 5% of the 12,000 members, or 600 members represent the non-financial institution members that are third party processors, such as United.

            Within the overall industry, United represents one of the smaller ACH processors within the United States.  Management believes United falls within the bottom 50% of third party processors at this time.

            Based on United’s periodic inquiries with competitors, competitor pricing and services are reviewed and compared to pricing and service offered by United.  This typically occurs at least once annually.  Management believes that the majority of United’s competitors charge for services based on a fixed fee per transaction.  However, unlike United, many competitors charge additional setup fees, inquiry fees, and software usage fees.  Most also charge monthly account maintenance fees.  In some cases, competitors charge based on a percentage of the sale price, much like the merchant fees charged by credit card companies.

            In contrast, United charges a fixed fee per transaction, and maintains its pricing at approximately the mid-point of the average competitor pricing derived from management’s periodic reviews of the competition.  United’s pricing structure is designed to be tied to the productive use of ACH services and does not charge its customers for costs and software fees not tied to actual transaction activity.

Employees

            United currently has 6 full-time employees and no part-time employees.  None of United’s employees are represented by labor unions and United believes it has good relations with its employees.

Description of Property

            United’s principal executive, administrative and operational offices are located in Gulfport, Mississippi.  United leases approximately 3,000 square feet of office space pursuant to a 3 year lease that expires December 31, 2006.  United believes this facility is adequate for its future needs.

UNITED MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

            The following discussion of United’s financial condition and results of operations should be read in conjunction with United’s  financial statements and notes thereto appearing elsewhere in this Proxy Statement.  The matters discussed in this Proxy Statement contain forward-looking statements that involve risks and uncertainties.  United’s actual results could differ materially from those discussed herein.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed earlier in “Risks Relating To United’s Business” as well as those discussed in this section and elsewhere in this Proxy Statement.

Cautionary Statement

            This Proxy Statement includes forward-looking statements.  All statements other than statements of historical fact included in this report, including, without limitation, the statements under the headings Managements Discussion and Analysis or Plan of Operation regarding United’s results of operations, liquidity and capital resources, future development and production levels, business strategies, and other plans and objectives of management of United for future operations and activities, are forward-looking statements.  Although management of United believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  These statements are based on certain assumptions and analyses made by United in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, including the risk factors discussed below, general economic and business conditions, business opportunities that may be presented to and pursued by United, changes in law or regulations, and other factors, many of which are beyond the control of United.  Readers are cautioned that any such statements are not guarantees of future performance and the actual results or developments may differ materially from those projected in the forward-looking statements.  All subsequent written and oral forward-looking statements attributable to United or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements.  Important factors that could cause actual results to differ materially include, among others:

•	Fluctuations in the prevailing prices of ACH processing services offered within the United States.
•	Shortages in availability of qualified personnel.
•	Legal and financial implications of an unexpected catastrophic event which may be associated with United’s operations.
•	General domestic and international economic and political conditions.

Executive Summary and Financial Condition

            United was formed as a limited liability company, organized under the laws of the State of Louisiana on November 12, 1998, under the name United Check Cashing Services, LLC.  On December 23, 1998, the company completed a name change to United Check Services, LLC and operates under that name currently.  United is primarily engaged in providing processing services utilizing the ACH network.

            As a provider of ACH processing services, United’s primary asset is cash.  As of September 30, 2004, United held total cash of $1,481,946, of which $231,062 is not restricted.  Of the remaining $1,250,884, United holds $198,918 in a certificate of deposit in conjunction with its processing agreement at its clearing bank.  Restricted cash of $1,051,966 relates to customer funds.  United records both an asset and a liability to recognize customer funds it has received that are in the process of being settled and remitted to its customers’ accounts.  As of September 30, 2004, the restricted cash of $1,051,966 and ACH Settlements Payable, United’s primary liability, of $1,051,966, relates to these customer settlements.

            During the first nine months of 2004, United’s property, plant, and equipment increased by $94,652, representing the acquisition of furniture, equipment, software, and leasehold improvements.  Such acquisitions were made in conjunction with United’s relocation to a larger operating facility in preparation for the planned expansion of its operations.

Results of Operations

Nine Months Ended September 30, 2004 compared to the Nine Months Ended September 30, 2003.

            United generates its revenues by providing Automated Clearing House (ACH) processing services for business customers.  The majority of United’s customers utilize these services to collect their own sales and/or accounts receivables electronically.  However, ACH processing services are also utilized for other reasons including but not limited to direct deposit of employee payroll, employee travel advances, and to process intercompany transfers.  United recognizes its revenue from these services upon completion of the service being provided.

            United’s cost of sales include the costs it pays in conjunction with the items processed.   These costs include the direct transactional costs incurred with its clearing bank for ACH transactions, plus the direct costs associated with utilization of its processing software.

            For the nine months ended September 30, 2004, revenues were $724,224, representing a decrease of $218,792, or approximately 23%, from $943,016 for the nine months ended September 30, 2003.  Such decreases were mostly the result of reductions in transaction fee rates with United’s largest customers.  These reduced rates were provided in conjunction with the migration of certain reporting and printing activities to the customer instead of being provided by United.  United’s gross profit decreased by $251,320, or approximately 31%, from $813,262 for the nine months ended September 30, 2003 to $561,942 for the nine months ended September 30, 2004.  Gross profits as a percentage of revenues decreased from 86% for the nine months ended September 30, 2003, to 78% for the nine months ended September 30, 2004, which reflects the effects of reductions in transaction fee rates as previously described.

            United’s operating expenses include costs of personnel, computers, supplies, internet services, delivery charges, communications expenses, travel, and other costs associated with its operations.  Operating expenses increased by $44,754, or approximately 29%, from $152,938 for the nine months ended September 30, 2003, to $197,692 for the nine months ended September 30, 2004.  Increases in operating expenses were mostly attributable to increases in depreciation ($16,420), travel ($5,124), communications ($11,283), training ($5,985), and dues ($4,675).  Increases in depreciation were related to additional furniture and equipment obtained in conjunction with United’s relocation to a larger operating facility.  Increases in communications expenses were also related to enhancements to United’s existing telecommunications service platform in conjunction with the relocation to a larger facility.  Increases in travel expenses related to training and customer service provided by United to its existing customer base.  Increases for training and dues expenses were attributable to professional training seminars and dues to professional industry associations utilized by United’s management.

            United’s selling, general and administrative expenses include management salaries, legal and accounting costs and other ordinary and necessary costs incurred in the normal course of business.  Selling, general and administrative expenses decreased by $347,191, or approximately 66%, from $524,084 for the nine months ended September 30, 2003, to $176,893 for the nine months ended September 30, 2004.  Such reductions represent the elimination of certain consulting and management fees formerly paid to United’s principal owners which were discontinued at the beginning of 2004 in preparation for the planned expansion of United’s operations and its merger with Riverbend Telecom to become a public reporting company.  United’s personnel costs of $90,900 represent costs incurred for full-time management staff added in conjunction with the elimination of consulting fees at the beginning of 2004, as previously described.  Legal and accounting expenses also increased by $41,512, from $2,049 for the nine months ended September 30, 2003, compared to $43,561 for the nine months ended September 30, 2004, representing costs associated with the planned reverse acquisition of Riverbend Telecom, Inc.  Other expenses increased by $20,397, from $22,035 to $42,432 for the nine months ended September 30, 2003 and 2004, respectively.  Such increases were mostly attributable to increases in marketing costs of $18,281, representing increases in advertising costs with various internet search engine providers.

            United produced a net profit for the nine months ended September 30, 2004, of $187,357 compared to a net profit of $136,240 for the nine months ended September 30, 2003, representing an increase of $51,118, or approximately 38%.  The improvements in net profits for the current nine months represent the net effect of the reductions in revenues from more competitive pricing, offset by operating and administrative cost reductions implemented at the beginning of 2004 as previously described.

            The following table provides an estimate of United’s margins stated as a percentage of revenues, consistent with its operations for the nine months ended September 30, 2004:

Revenues	100%
Cost of Revenues	23%
Gross Profit	77%
Operating Expenses	27%
Selling, General & Administrative Expenses	25%
Net Income	25%

            At this time management believes the ACH processing industry is beginning to see more widespread acceptance of the use of technology, including ACH, to increase business efficiency.  As with any typical product life cycle, as ACH usage becomes more widespread, unit pricing for these services is reduced.  This is reflected in United’s own results of operations for 2004, whereby United has already made certain unit price reductions for larger volume customers.

Management believes that it will begin to increase revenues during the course of calendar year 2005 once it begins to add commissioned sales personnel.  As United’s volume of business increases, management expects that general and administrative expenses will decrease as a percentage of sales, thereby facilitating reductions in unit sales prices for larger volume customers without adversely effecting net income as a percentage of sales.

Liquidity and Capital Resources

            Net cash provided by operating activities was $262,687 for the nine months ended September 30, 2004, compared to cash used of ($45,680) for the nine months ended September 30, 2003.  This increase in net cash provided by operating activities is a result of the increase in net operating profits in the current nine months compared to the same period in the prior year.  Cash (used) in investing activities was ($191,272) for the current nine months, compared to cash provided in investing activities of $9,408 for the same period in the prior year.  Such uses of cash reflect acquisition of furniture, equipment, software, and leasehold improvements made during 2004, as United moved to a larger operating facility in preparation for the planned expansion of operations.  Cash and Cash Equivalents for United increased from $44,023 at September 30, 2003, to $231,062 at September 30, 2004, an increase of $187,039, or approximately 425%, reflecting the net positive effect of improvements in operating results versus the acquisition of equipment and other assets as previously described.

            During 2003, United entered into a three-year contract with one of its significant customers.  United is currently negotiating an agreement with this customer whereby both parties will arrive at a mutually beneficial arrangement for cessation of future business.  As disclosed in Note E of the audited financial statements for the year ended December 31, 2003, United reported certain concentrations with significant customers, indicating that United had three customers amounting to approximately 93% of its ACH revenue for 2002, and five customers amounting to approximately 88% of ACH revenue for 2003.  For the nine months ended September 30, 2004, United had three customers that exceeded 10% of its gross sales.  In total, these three customers amounted to approximately 83% of United’s ACH transaction revenue.  Management believes that as it continues to implement its expansion efforts, it will continually reduce its concentration with major customers.

            On July 14, 2004, United executed a Contribution Agreement to effect a reverse merger between United and Riverbend Telecom, Inc., a 1934 Securities and Exchange Act reporting company, for the purpose of becoming a public company to enhance the planned expansion of its operations.  On this date, the members of United agreed to take a distribution for the amount of undistributed earnings accumulated by United through July 14, 2004, which amounted to $156,000.  In order to ease the cash flow requirements on United, the members agreed to accept a note for the amount of the distribution.  The amount of the distribution was combined with the amount of advances due to United’s members of $100,000, and a note payable due to United’s members for the total amount of $256,000 was established.  The note requires interest-only payments, at an annual percentage rate of 10%, for two years, with principal due upon maturity.

            To date United has financed its capital expenditure needs from cash flows generated from its operations.  At this time, management believes it has sufficient operations and existing non-restricted cash to fund its needs for the next twelve months.

            United’s future expansion is planned from two sources.  First, is the addition of sales personnel.  While there are certain startup costs associated with this increase, the majority of additional sales costs will be funded through the additional sales produced from these selling activities.  Management plans to structure its sales compensation plans based on commissions only, and employ the use of independent sales representatives already engaged in selling financial products and/or services that are complementary to ACH services.  Accordingly, management believes it can fund these sales activities from its internally generated cash flow.

            Second, management believes it will also expand future operations through acquisitions which are accretive to its current earnings at the time of acquisition.  Going forward, management expects the Contribution to enhance United’s ability to attract qualified personnel, obtain addition working capital, and facilitate acquisitions more effectively than could be accomplished by remaining a private, closely-held entity.  For example, following the Contribution and Spin-Off, and as described at page 46 of this Proxy Statement, United expects to close a small private placement with a small group of previously identified accredited investors, generating approximately $50,000 in working capital, a portion of which will be utilized to pay costs associated with the Contribution and Spin-Off.  As described at page 46 of this Proxy Statement, and pursuant to subscription agreements that were executed in August 2004, investors have subscribed for a total of 930,000 shares of common stock for $.054 per share.  The offering is not open to new investors and will close upon the successful completion of the Contribution and Spin-Off transaction.  If the transactions do not close, the subscription agreements will be terminated, no funds will be owed and no shares issued.  The offer and sale will be conducted pursuant to exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder and applicable state exemptions.  The shares will be subject to restrictions on transferability and may not be resold or otherwise transferred except pursuant to registration under or exemptions from the registration requirements of the Securities Act and applicable state securities laws.

Inflation

            Inflation has not had a material effect on the operations of United in the past.  At the present time there is a substantial doubt that such conditions will adversely effect United for the foreseeable future.

Results of Operations

Year Ended December 31, 2003 compared to Year Ended December 31, 2002.

            Revenues increased from $485,564 for calendar year 2002 to $1,320,664 for calendar year 2003, representing an increase of $835,100, or approximately 171%.  Such increases were mostly the result of increases in the volume of business conducted with several significant customers in 2003 (see NOTE E, Significant Concentrations, to the audited financial statements) compared to the prior year.

            United’s cost of revenues include the costs it pays in conjunction with the items processed.  These costs include the direct transaction costs incurred with its clearing bank for ACH transactions, plus the direct costs associated with utilization of its processing software.  United’s gross profit increased from $386,235 to $1,144,169, representing an increase of

$757,934, or approximately 196%.  The substantial increases in gross profits resulted from the substantial increases in sales as previously described.

            For calendar year 2003, operating expenses increased by $10,501 from $205,582 for 2002 to $216,083 for 2003, representing approximately 5% increase.  Such increases in operating expenses were mostly caused by increases in personnel and other costs, such as telephone and supplies, in conjunction with the increases in revenues described above.  Selling, general and administrative expenses increased by $485,165, from $152,167 for 2002, to $637,332 for 2003, or approximately 319%.  Such increases represent increases in consulting and management fees paid to United’s principal owners for their sales, marketing, and administrative efforts on behalf of United.

            United produced net income for calendar year 2003 of $293,052, compared to net income of $32,694 for 2002.  The improvements in net profits for the current year represent the combination of increases in revenues from significant customers, reduced mostly by the consulting and management fees charged United by its principal owners for their sales, marketing and administrative efforts.  Effective, December 31, 2003, the consulting and management fees were discontinued in preparation for the planned expansion of operating facilities and administrative personnel for calendar year 2004.

Liquidity and Capital Resources

            Net cash provided by operating activities was $72,242 for calendar year 2003, compared to $54,197 for 2002, mostly due to the increase in net operating profits in the current year, less the effect of substantial increases in restricted cash as a result of the significant increases in transaction volume compared to the prior year.  Cash provided by investing activities was $7,110 for 2003, compared to cash used of ($6,309) for 2002, reflecting the modest fluctuations in United’s certificate of deposit held at one of its clearing banks, together with nominal purchases of office equipment in the prior year.  Cash and short term investments for United increased from $80,295 at December 31, 2002 to $159,647 at December 31, 2003, reflecting the net positive effect of improvements in operating results from 2002 to 2003.

Inflation

            Inflation has not had a material effect on the operations of United in the past.  At the present time there is a substantial doubt that such conditions will adversely effect United for the foreseeable future.

Critical Accounting Policies

Nature of Services

            United provides automated clearinghouse (ACH) services and payroll advance services to businesses throughout the United States.  United’s operations center is located in Gulfport, Mississippi.

Revenue Recognition

            United charges customers a fee for its ACH clearing and Payroll Advance services.  For these transactions, United recognizes only the fees generated as revenue.  United recognizes these fees as revenue when United has provided the service to its customer.

            Fees for ACH clearing services are based on contractually determined rates with each individual customer.  Settlements paid to customers for ACH transactions are submitted to the customer net of fees due United.

            United charges a flat fee for each payroll advance issued.  This fee is recognized as revenue at the time the payroll advance is funded.

Basis of Accounting

            The books and records of United are kept on the accrual basis of accounting, whereby revenues are recognized when earned and expenses are recognized when incurred.

Property and Equipment

            Property, plant and equipment are stated at cost.  Depreciation is computed using accelerated methods over the estimated useful lives of the related assets, which is five years for office and computer equipment and three years for significant software

Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

            United will file its federal and state income tax returns as a partnership.  As such, United will not pay income taxes, as any income or loss will be included in the tax returns of the individual members.  Accordingly, no provision is made for income taxes in the financial statements.

Advertising

            Advertising costs are charged to operations when incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF UNITED PRIOR TO SPIN-OFF AND CONTRIUBITON

Principal Holders

            The following table sets forth information with respect to the beneficial ownership of United’s outstanding membership interests as of [____________], 2005.

Name	Percentage Ownership

Jeffrey C. Swank 15164 Dedeaux Road, Suite A Gulfport, MS 39503	50%

Paul J. Shovlain 15164 Dedeaux Road, Suite A Gulfport, MS 39503	50%

MANAGEMENT OF RIVERBEND FOLLOWING THE SPIN-OFF AND CONTRIBUTION

            The following sets forth certain information with respect to the officers and directors of United who will become the officers and directors of Riverbend following the Contribution:

Name	Age	Position

Jeffrey C. Swank	42	President and a Director
Walter Reid Green, Jr.	45	Chief Financial Officer, Treasurer, Secretary and a Director
Paul J. Shovlain	63	Director

            Biographical information concerning each director and executive officer, including business experience for the past five years is as follows:

            Jeffrey C. Swank (age 42) co-founded United in 1998 in order to provide the means to efficiently collect and settle funds electronically through the ACH Network.  He attended Tulane University, majoring in Management and Finance.  Mr. Swank has been successful in numerous businesses including real estate development, financial services businesses, and debt collection agencies.  From 1995 through 2003 he was engaged in the executive management of approximately fifty payday and title loans stores, employing approximately 350 workers, across five states within the southeastern portion of the United States.  Beginning in late 2003, Mr. Swank began developing a plan to expand the operations of United, including the decision to convert United from a privately held entity into a public company.

            Walter Reid Green, Jr. (age 45) has a total of twenty years experience within accounting, management, and finance.  In December 1983, Mr. Green received a Bachelor of Science degree in Accounting, and a minor in Management and Finance, from Southeastern Louisiana University.  He successfully completed the uniform Certified Public Accountant examination in August 1986.  His experience from 1983 through 1993 includes approximately five years in public accounting, four years in federal and state tax auditing, and five years in private industry as a tax specialist for The Louisiana Land and Exploration Company, a multi-national Fortune 500 company subsequently acquired by Burlington Industries.  In January 1993, Mr. Green became Treasurer and Chief Financial Officer of Pacesetter Ostrich Farm, Inc. following its initial public offering and listing on NASDAQ Small Cap.  Mr. Green also served on its Board of Directors.  In 1998, this company completed a name change to PrimeLink Systems, Inc. and became a telecommunications service provider, specializing in the installation of underground fiber optic systems.  It’s customer base consisted mostly of larger public companies including AT&T, SBC Communications, Adesta Communications, and Espire Communications.  By June 2002, following the scandals surrounding Enron and Worldcom, there was a widespread collapse of many of the large telecommunications companies including most of PrimeLink’s customer base.   In July 2002, Mr. Green became the Comptroller for Longue Vue House and Gardens Corporation, an accredited museum with approximately 40 employees located in New Orleans, Louisiana.  In March 2003, Mr. Green began his association with United, focusing initially on United’s search for a public company vehicle and ultimately on the completion of its merger with Riverbend Telecom, Inc. to become a publicly traded company.  Since December 2003, Mr. Green has devoted substantially all of his business time to United.

            Paul J. Shovlain (age 63) co-founded United in 1998.  He obtained his Bachelors of Business Administration degree from the University of Iowa in 1962.  He has in excess of 40 years in business management and ownership experience, including successful automotive retail businesses, real estate holdings, and cash advance businesses.  As co-founder, Mr. Shovlain participated in the management of United since its inception, including the decision to transform United Check Services into a public company.

Family Relationships

            There are no family relationships among any of the above named directors or executive officers.

Involvement in Certain Legal Proceedings

            Jeffrey C. Swank and Paul J. Shovlain were formerly the sole stockholders or members of numerous companies engaged in the lending business in the state of Florida and elsewhere.  The majority of the companies were domiciled in Louisiana and operated under the name “Cash Cow.”  On January 7, 1999, the Florida Department of Banking and Finance filed an administrative complaint and sought a cease and desist order against Jeffrey Swank, Paul Shovlain and Cash Cow (collectively “Respondents”), alleging that they engaged in the business of making consumer finance loans without obtaining a license from the Florida Department of Banking and Finance and charged interest rates on such loans in excess of the amount allowed by Florida Statute.  On December 22, 2000, following several hearings, a cease and desist order was entered and Respondents were ordered to pay a fine.  In addition, Jeffrey Swank and Cash Cow separately filed for Chapter 11 bankruptcy in the United States Bankruptcy Court for the Northern District of Florida in 1999.  With respect to Mr. Swank, an Order Confirming the Plan was entered November 27, 2002.  With respect to the Cash Cow entities, an Order of Dismissal was entered on December 5, 2001.

            In May 2002, Reid Green filed for protection under Chapter 7 of the federal bankruptcy code in connection with Primelink Systems, a telecommunications service provider of which he was the Chief Financial Officer, default on substantial financial commitments owed to him.  The bankruptcy was discharged on November 18, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RIVERBEND FOLLOWING THE SPIN-OFF AND CONTRIBUTION

Principal Stockholders

            The following table sets forth information with respect to the beneficial ownership of the outstanding common stock immediately following the Spin-Off and Contribution, but prior to the private placement described on page [___] of the Proxy Statement by:

•	each person who is the beneficial owner of more than 5% of our common stock;
•	each of the proposed officers and directors following the Spin-Off and Contribution;
•	all of the executive officers and directors as a group.

Name and Address of Stockholder	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Jeffery C. Swank	7,657,500	44.11%

Paul J. Shovlain	7,657,500	44.11%

Walter Reid Green, Jr.(2)	312,000	1.77%

Leon Nowalsky	1,900,000	10.94%

All officers and directors as a group (3) persons)	15,627,000	88.42%

________________________

(1)

Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934.  Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares.  Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Does not include 930,000 shares of Riverbend common stock to be issued pursuant to a private offering immediately following the Spin-Off and Contribution.

(2)	It is anticipated that pursuant to his employment agreement, Mr. Green will be the beneficial owner of an option to purchase 312,000 shares of common stock at an exercise price of $0.03 per share.

MANAGEMENT OF RIVERBEND HOLDINGS FOLLOWING THE SPIN-OFF AND CONTRIBUTION

            The following table sets forth certain information regarding executive officers, directors and key employees as of Riverbend Holdings following the Spin-Off and Contribution:

Name

Age

		Position	Director Since

Leon Nowalsky	42	President, Treasurer and a Director	2001
Roy Greenberg	49	Secretary and a Director	2001

            Leon L. Nowalsky founded Riverbend in August 2001, has been our President, Treasurer and a Director since inception and will serve in a similar capacity for Riverbend Holdings, Inc..  Mr. Nowalsky has over sixteen (16) years of experience in telecommunications law and regulation.  He is currently a partner in the firm of Nowalsky, Bronston & Gothard, APLLC, a New Orleans based law firm serving the telecommunications industry in regulatory matters, mergers and acquisitions and corporate law.  The firm provides advice and counsel to over one hundred public and private telecommunications companies.  Since 1992 the firm has represented clients in numerous acquisitions and corporate finance transactions.  In 1999 alone, the firm served as lead corporate and/or regulatory counsel in transactions with an aggregate value of over $1 billion.  Mr. Nowalsky has previously served as a director of the following companies:  Network Long Distance, Inc., a long distance company which was acquired by IXC Communications (now part of Broadwing, NYSE:  BRW) for $130 million; RFC Capital Corp., a specialty finance company dedicated exclusively to the telecommunications industry which was purchased in 1999 by TFC Financial Corp., a division of Textron (NYSE:  TXT);  New South Communications, a facilities-based competitive local exchange carrier which recently received a $125 million investment from Kohlberg, Kravis & Roberts (KKR); and W2Com, LLC, a video conferencing and distance learning provider which was recently acquired by Arel Communications & Software, Ltd. (NASDAQ:  ARLC) for $40 million.  Mr. Nowalsky currently serves as a director of J.C. Dupont, Inc., a Louisiana-based oil and gas concern.  Mr. Nowalsky received a bachelor degree from Tulane University and a juris doctorate from Loyola Law School.  Mr. Nowalsky devotes as much time as is necessary to the business of Riverbend.

            Dr. Roy D. Greenberg, has been our Secretary and a Director since August 2001 and will serve in a similar capacity for Riverbend Holdings, Inc.  From 1990 to the present, Dr. Greenberg has been in private practice, specializing in pediatric/child and adolescent populations, providing inpatient and outpatient services to children and families, including standard psychological and behavioral assessment, individual and group psychotherapy and cognitive-behavioral therapies.   From 1987 to 1989, he served as a developmental specialist for children and families referred to the Human Genetics Program at Tulane University Medical School in New Orleans, LA.  He is a member of the American Psychological Association and the Society for Pediatric Psychology.  Dr. Greenberg received a B.S. in psychology in 1977 from Tulane University, a M.S. in psychology in 1982 from Tulane University and a Ph.D. in psychology in 1985 from Tulane University.  Mr. Greenberg devotes as much time as is necessary to the business of Riverbend.

Family Relationships

            Mr. Nowalsky and Mr. Greenberg are brothers-in-law.

FINANCIAL AND OTHER INFORMATION

            The financial statements of Riverbend as of December 31, 2003 and 2002 included in the Proxy Statement have been so included in reliance on the reports of Coulter & Justus, P.C. and Wegmann-Dazet, APC, respectively, independent accountants, given on the authority of said firms as experts in auditing and accounting.

            The financial statements of United as of December 31, 2003 and 2002 included in this Proxy Statement have been so included in reliance on the report of LaPorte, Sehrt, Romig & Hand, PAC, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

            Riverbend files annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document that Riverbend files at the SEC’s public reference room in Washington, D.C.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Riverbend’s SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

            The following documents, which are on file with the Commission (Exchange Act File No. 0-09295) are incorporated in this Proxy Statement by reference and made a part hereof:

(i)	Annual Report on Form 10-KSB and for the year ended December 31, 2003;

(ii)	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004;

(iii)	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004; and

(iv)	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004.

            All documents filed by Riverbend with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the effective date shall be deemed to be incorporated by reference in this Proxy Statement and shall be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference in this Proxy Statement and filed with the Commission prior to the date of this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

            Riverbend will provide without charge to each person to whom this Proxy Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Written or telephone requests should be directed to Riverbend at 826 Barracks Street, New Orleans, Louisiana 70116, Attention: Leon Nowalsky, or at (504) 524-2433.

OTHER MATTERS

            The Board of Directors knows of no business which will be presented for consideration at the Special meeting other than that shown above.  However, if any business shall properly come before the Special Meeting, the persons named in the enclosed proxy or their substitutes will vote the proxy in respect of any such business in accordance with their best judgment pursuant to the discretionary authority conferred thereby.

[___________], 2005

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

INDEX TO FINANCIAL STATEMENTS

Page
Riverbend Telecom, Inc.
Independent Auditors’ Reports	F-1, F-2
Balance Sheets, December 31, 2003 and 2002	F-3
Statements of Operations, Years ended December 31, 2003 and 2002 and for the Period from August 21, 2001 (inception) through December 31, 2003	F-4
Statements of Stockholders’ Equity, For the Period August 21, 2001 (inception) through December 31, 2003	F-5
Statements of Cash Flows, Years Ended December 31, 2003 and 2002 and for the Period from August 21, 2001 (inception) through December 31, 2003	F-6
Notes to Financial Statements	F-7 – F-12

Condensed Balance Sheets	F-13
Condensed Statements of Operations – Three Months and Nine Months Ended September 30, 2004 and 2003 and for the Period August 21, 2001 (inception) through September 30, 2004	F-14
Condensed Statements of Cash Flows – Nine Months Ended September 30, 2004 and 2003 and for the Period August 21, 2001 (inception) through September 30, 2004	F-15
Notes to Condensed Financial Statements	F-16 – F-17

United Check Services, L.L.C.
Independent Auditor’s Report	F-18
Balance Sheets, December 31, 2003 and 2002	F-19
Statements of Income and Members’ Equity (Deficit) For The Years Ended December 31, 2003 and 2002	F-20
Statement of Cash Flows For The Years Ended December 31, 2003 and 2002	F-21
Notes to Financial Statements	F-22 – F-26

Balance Sheets, September 30, 2004 (Unaudited) and December 31, 2003 (Audited)	F-27
Statements of Operations (Unaudited) For The Nine Months Ended September 30, 2004 and 2003	F-28
Statements of Cash Flows (Unaudited) For The Nine Months Ended September 30, 2004 and 2003	F-29
Notes to Financial Statements	F-30 – F-32

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Riverbend Telecom, Inc.

We have audited the accompanying balance sheet of Riverbend Telecom, Inc. (A Development Stage Company) as of December 31, 2003, and the related statements of operations, stockholders’ equity and cash flows for the year then ended and the 2003 amounts included in the statements of operations and cash flows for the period from August 21, 2001 (inception) through December 31, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We did not audit the statements of operations and cash flows for the period from August 21, 2001 (inception) through December 31, 2002, included in the statements of operations and cash flows for the period from August 21, 2001 (inception) through December 31, 2003.  These amounts were audited by other auditors whose report dated March 19, 2003, expressed an unqualified opinion on the financial statements taken as a whole, and our opinion, insofar as it relates to the statements of operations and cash flows for the period from August 21, 2001 (inception) through December 31, 2002, included in the statements of operations, stockholders’ equity and cash flows for the period from August 21, 2001 (inception) through December 31, 2003, is based solely on the report of other auditors.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Riverbend Telecom, Inc. (A Development Stage Company) at December 31, 2003, and the results of its operations and its cash flows for the year then ended and the period from August 21, 2001 (inception) through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

March 19, 2004

/s/ Coulter & Justus, P.C.
Knoxville, Tennessee

F-1

INDEPENDENT AUDITORS’ REPORT

Shareholders and Board of Directors
Riverbend Telecom, Inc.

            We have audited the accompanying balance sheet of Riverbend Telecom, Inc. (a development stage company) as of December 31, 2002, and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended and the statements of operations and cash flows for the period August 21, 2001 (inception) through December 31, 2002.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

            We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverbend Telecom, Inc. (a development stage company) as of December 31, 2002, and the results of its operations, and its cash flows for the year then ended and for the period August 21, 2001 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

                                                                        WEGMANN-DAZET & COMPANY

Metairie, Louisiana
March 19, 2003

F-2

RIVERBEND TELECOM, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS - - - - - - - - - - - - - - - - December 31, 2003 and 2002 ASSETS

	2003	2002
Current Assets
Cash	$ 36,080	$ 4,722
Accrued phone commissions	20,500	2,440
Receivable – real estate commissions (Note 2)	906	761
Inventory	91	58

Total Current Assets	57,577	7,981

Receivable – real estate commissions (Note 2)	14,414	15,321

Total Assets	$ 71,991	$ 23,302

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2003	2002
Current Liabilities
Accounts Payable	$ 13,525	$ 12,400
Accrued Expenses	11,306	95
Note Payable to Stockholder (Note 3)	5,000	5,000

Total Current Liabilities	29,831	17,495

Stockholders’ Equity
Common Stock; $.001 par value; 10,000,000 shares authorized; 2,046,667 and 2,000,000 issued and outstanding in 2003 and 2002, respectively	2,047	2,000
Additional paid-in capital	55,051	20,098
Deficit accumulated during the development stage	(14,938)	(16,291)

Total Stockholders’ Equity	42,160	5,807

Total Liabilities and Stockholders’ Equity	$ 71,991	$ 23,302

See accompanying Notes to Financial Statements. F-3

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
- - - - - - - - - - - - - - - - - - - - - - - - - -
Years ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

	2003	2002	August 21, 2001 (inception) through December 31, 2003

Revenues	$ 60,214	$ 56,169	$ 135,592

Cost of revenues	31,454	43,216	90,881

Gross profit	28,760	12,953	44,711

Operating expenses:
General and administrative	27,407	23,514	59,649

Net Income (loss)	$ 1,353	$ (10,561)	$ (14,938)

Weighted average number of shares outstanding	2,046,667	2,000,000

Income (loss) per share – basic and fully diluted	$ 0.001	$ (0.005)

See accompanying Notes to Financial Statements. F-4

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ EQUITY
- - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - -
For the Period August 21, 2001 (inception) through December 31, 2003

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Common stock issued for payment of organization cost, assignment of a receivable and the contribution of prepaid calling card inventory	2,000,000	$2,000	$20,098		$22,098

Net loss for the period from inception to December 31, 2001				$ (5,730)	(5,730)

Balance as of December 31, 2001	2,000,000	2,000	20,098	(5,730)	16,368

Net loss for the year ended December 31, 2002				(10,561)	(10,561)

Balance as of December 31, 2002	2,000,000	2,000	20,098	(16,291)	5,807

Private placement of common stock with the proceeds being used for working capital purposes	46,667	47	34,953		35,000

Net income for the year ended December 31, 2003				1,353	1,353

Balance as of December 31, 2003	2,046,667	$2,047	$55,051	$(14,938)	$42,160

See accompanying Notes to Financial Statements. F-5

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS
- - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

	2003	2002	August 21, 2001 (inception) through December 31, 2003
Cash Flows from Operating Activities
Net income (loss)	$ 1,353	$(10,561)	$ (14,938)
Additional paid-in capital issued for stockholder payment of organization cost	-	-	5,000
Adjustments to reconcile net loss to net cash used in operating activities
Increase in accrued phone commissions	(18,060)	(2,440)	(20,500)
Decrease in receivable – real estate commissions	762	707	1,680
(Increase) Decrease in inventory	(33)	111	7
Increase in accounts payable	1,125	4,432	13,525
Increase in accrued expenses	11,211	95	11,306

Net Cash Used in Operating Activities	(3,642)	(7,656)	(3,920)

Cash Flows from Financing Activities
Proceeds from sale of common stock	35,000	-	35,000
Loan from Shareholder	-	5,000	5,000

Net Cash Provided by Financing Activities	35,000	5,000	40,000

Net Increase (Decrease) in Cash	31,358	(2,656)	36,080

Cash at beginning of period	4,722	7,378	-

Cash at end of period	$ 36,080	$ 4,722	$ 36,080

See accompanying Notes to Financial Statements. F-6

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

1)	Summary of significant accounting policies

     This summary of accounting policies for Riverbend Telecom, Inc. (the “Company”) is presented to assist in understanding the Company’s financial statements.  The accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

	a)	Organization and basis of presentation

The Company was incorporated under the laws of the State of Nevada on August 21, 2001.  The Company is in the development stage as there have been no significant revenues earned from planned principal operations.  The Company’s policy is to prepare its financial statements on the accrual basis of accounting with a fiscal year end of December 31st.

	b)	Nature of business and revenue recognition

The Company was organized to market as an independent sales agent telecommunication services for carriers and resellers of local and long distance telephone and prepaid calling card, data and internet services.  The Company will enter into contracts with various telecommunication carriers and resellers that will provide for an ongoing commission stream to the Company for local, long distance, data and internet usage generated by each of the customers that the Company is responsible for providing to the carriers and resellers.

As an independent sales agent, the Company is not responsible for transporting, billing and collecting for the usage associated with each customer.  The Company provides the customer specific information to the carrier or reseller who handles all of these functions.  The Company intends that under the majority of its contracts, the carrier or reseller will be contractually obligated to pay the Company commissions on a monthly basis for as long as each customer remains on the carrier or reseller’s service or in some instances, for as long as the customers solicited by the Company maintain a specified volume or revenue with the specific carrier or reseller.  The Company records these monthly commissions as revenue when earned.

The Company recognizes revenues from the sale of prepaid calling cards at the time the cards are sold.  Provisions for discounts, returns, and other adjustments are provided for in the same period the related revenues are recorded.

The Company has focused its marketing efforts on residential and small to medium sized businesses located primarily in Louisiana and its surrounding region.  As a method to acquire customer accounts, the Company is developing a network of independent sales agents.

F-7

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

1)	Summary of significant accounting policies (continued)

	c)	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

	d)	Cash and cash equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

	e)	Fair value of financial instruments
The fair value of the Company’s financial instruments approximates their carrying value based upon the type and nature of the financial instruments.

	f)	Inventory
Inventory consists of prepaid telephone cards that are stated at the lower of cost (first-in, first-out) or market.

	g)	Receivables

The Company performs ongoing credit evaluations of its customers’ financial condition, but does not require collateral to support customer receivables. The Company charges accounts to bad debt expense as they are determined to be uncollectible based upon a review of aging and collections. The Company has experienced no credit losses.

	h)	Major agency agreements

In August 2001, the Company executed an agreement with Norcom, Inc., a reseller of telecommunication services. Under the terms of the agreement, Norcom, Inc. paid commissions to the Company on all local and long distance revenues generated by it from customers provided by the Company.

In March 2002, Norcom, Inc. was purchased by NUI Telecom, Inc. and the Company’s agreement with Norcom, Inc. was converted into an agreement with Norcom Agency Services, Inc. (NAS), an entity whose shareholders had been shareholders of Norcom, Inc.  Under the agreement with NAS, which utilizes the network services of NUI Telecom, Inc., the Company continues to receive the same commission payments on all local and long distance revenues generated by NAS from those customers that the Company originally provided to Norcom, Inc.

The Company’s non-transferable and non-exclusive agreement with NAS also provides for the Company to be paid commissions on all local, long distance, data and internet telecommunications revenues generated by NAS from customers provided by the Company.

F-8

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

1)	Summary of significant accounting policies (continued)

	h)	Major agency agreements (continued)

The agreement, which can be terminated by NAS with 30 days notice, expires in August 2005; however, a new agreement may be entered into at the expiration of the current agreement.

Additionally, the NAS agreement provides for a one-time bonus commission to be paid to the Company based on the September 2003 usage revenue generated by NAS from customers provided by the Company.  The usage revenue excludes any revenue from customer accounts established previously under the original agreement between the Company and Norcom, Inc. The bonus commission is a multiple of two times the September 2003 usage revenue.  In 2003, the Company earned $17,217 in bonus commissions under this arrangement, which amounted to 29% of total revenues.

For the years ended December 31, 2003 and 2002, the Company earned 84% or $50,434 and 92% or $51,399, respectively, of its revenue from commissions paid by NAS and Norcom, Inc.

The Company has agreements with five sub-agents to provide customers, on the Company’s behalf, to NAS. Pursuant to an agreement with the sub-agents, portions of the commissions that are received by the Company from NAS are paid to the sub-agents. In addition, one of the sub-agents is entitled to $10,961 of the $17,217 bonus commission described above, which amounted to 35% of total cost of revenues in 2003.

For the years ended December 31, 2003 and 2002, the Company incurred $31,454 and $42,034, respectively, in commission expense under these agreements.

	i)	Income taxes

Income taxes are generally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

	j)	Stock-based compensation

The Company accounts for its stock options using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" and related interpretations.  The Company has adopted the disclosure-only provisions of the Financial Accounting Standards Board (“FASB”) Statement No. 123, “Accounting for Stock-Based Compensation (“FAS 123) as amended by FASB Statement No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure (“FAS 148”).  The Company has no awards issued or outstanding under its stock option plans; accordingly, there is no impact on the Company’s results of operations had the Company adopted the fair value recognition provisions of FAS 123.

F-9

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

1)	Summary of significant accounting policies (continued)

	k)	Earnings (loss) per share

Basic earnings (loss) per common share are calculated by dividing net earnings (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share reflects the potential dilution that could occur if options or awards to issue common stock were exercised or converted into common shares. Diluted earnings (loss) per common share are calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options and awards. There are no potentially dilutive stock options, awards or stock appreciation rights outstanding for the year ended December 31, 2003.

	l)	Reclassifications
Certain amounts in the prior year have been reclassified to conform to the 2003 presentation.

2)	Receivable – real estate commissions

     In 2001, the majority shareholder assigned to the Company the current and future rights to receive real estate commissions in connection with a lease agreement for real property located in Texas.  In addition, the majority shareholder assigned to the Company the rights to receive a commission of 1.5% to 2.5% on the selling price of the property, subject to certain limitations.  The underlying lease can be renewed for three consecutive periods of ten years each, under the same terms and conditions as the primary term.

The receivable for these real estate commissions earns interest at 17.6% and has a carrying value of $15,320 (including $906 reflected as current) at December 31, 2003, and $16,082 (including $761 reflected at current) at December 31, 2002.

3)	Note Payable

     The Company has an unsecured note payable to the majority stockholder in the amount of $5,000.  The note bears interest at 5% and is payable on demand.  The Company incurred $250 in interest expense during 2003 and 2002.

4)	Stock option plan

     In August 2001, the Company’s Board of Directors adopted a stock option plan (the "2001 Stock Option Plan").  The Plan, which expires in August 2011, authorizes the Board of Directors to grant non-qualified and incentive stock options, stock awards and stock appreciation rights to eligible employees, directors, officers and consultants of the Company.  The Plan provides for the reservation and availability of up to 2,000,000 shares of common stock of the Company. The Board of Directors fixes the term of any option granted under the Plan at the time the option is granted.  As defined in the Plan, the exercise price for each option shall be equal to 85% to 110% of the fair market value of the common stock on the date of grant and shall vest as determined by the Board of Directors.  There are no options, stock awards or stock appreciation rights granted under the Plan for the year ended December 31, 2003 or 2002.

F-10

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

5)	Related Party Transactions

     In 2003, the Company recorded $6,600 from an assignment of commission revenues from Mr. Nowalsky’s wife.  The assignment agreement provides that as consideration for Riverbend’s management of the agent business developed by Mr. Nowalsky’s wife, Riverbend will receive one-third of all commissions Mr. Nowalsky’s wife is entitled to receive from the use of telecommunication services by end-users sold by her or her network of subagents.  The assignment agreement is for an initial term of five years and may be extended by mutual agreement for two additional five-year periods.

6)	Income taxes

     The Company has no provisions for current or deferred income taxes for the years ended December 31, 2003 and 2002.

Under the asset and tax liability method of SFAS No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled.  The tax effects of temporary differences that give rise to the deferred tax assets as of December 31 are as follows:

	2003	2002
Deferred tax assets:
Accrued expenses	$ 1,644	$ -
Net operating loss carryforwards	197	1,894
Tax over book basis – organizational costs	400	549

	2,241	2,443
Less: Valuation allowance	(2,241)	(2,443)

Net deferred tax assets	$ -	$ -

A valuation allowance is required for those deferred tax assets that are not likely to be realized.  Realization is dependent upon future earnings during the period that temporary differences and carry forwards are expected to be available.  Because of the uncertain nature of their ultimate realization, a full valuation allowance is recorded against these deferred tax assets. The valuation allowance decreased by $202 in 2003 due to the decrease in deferred tax assets.  The valuation allowance increased by $1,594 in 2002 due to an increase in deferred tax assets for which realization was not probable.  The net operating loss carryforward of $1,311 was generated in 2002 and expires in 2022.

F-11

RIVERBEND TELECOM, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Years Ended December 31, 2003 and 2002 and for the Period
from August 21, 2001 (inception) through December 31, 2003

6)	Income taxes(continued)

A reconciliation of income tax expense (benefit) with the amount of tax computed by applying the federal statutory rate to pre-tax income (loss) follows:

	2003	2002
Net income (loss)	$ 1,353	$ (10,561)

Tax expense (benefit) at statutory rate	460	(3,591)
Tax bracket	(258)	2,007
Valuation allowance	(202)	1,584

Total income taxes	$ -	$ -

7)	Subsequent Event

Subsequent to December 31, 2003, the Company entered into a non-binding term sheet providing for the acquisition of United Check Services, LLC (“United”) through the issuance of 8,400,000 shares of Company restricted common stock.  If the transaction is completed, the former shareholders of United will own the majority of the outstanding shares of the Company.

F-12

RIVERBEND TELECOM, INC. (A DEVELOPMENT STAGE COMPANY) CONDENSED BALANCE SHEETS

ASSETS
	September 30, 2004 Unaudited	December 31, 2003 Note 1

Current Assets
Cash	$24,433	$36,080
Accrued phone commissions	6,022	20,500
Receivable – real estate commissions	962	906
Due from United Check Services, LLC	25,000	-
Inventory	91	91

Total Current Assets	56,508	57,577

Receivable – real estate commissions	13,750	14,414

Total Assets	$70,258	$71,991

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$58,453	$13,525
Accrued Expenses	2,233	11,306
Note Payable to Stockholder	5,000	5,000

	65,686	29,831

Stockholders’ Equity
Common Stock; $.001 par value; 10,000,000 shares authorized; 2,046,667 issued	2,047	2,047
Additional paid-in capital	55,051	55,051
Deficit accumulated during the development stage	(52,526)	(14,938)

Total Stockholders’ Equity	4,572	42,160

Total Liabilities and Stockholders’ Equity	$70,258	$71,991

See accompanying Notes to Condensed Financial Statements.

F-13

RIVERBEND TELECOM, INC. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF OPERATIONS Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,		August 21, 2001 (Inception) through
	2004	2003	2004	2003	September 30, 2004

Revenues	$12,318	$12,035	$33,370	$32,213	$168,962
Cost of revenues	3,921	5,117	11,721	16,046	102,602

Gross profit	8,397	6,918	21,649	16,167	66,360

Operating expenses:
General and administrative	29,561	5,362	59,237	22,253	118,886

Net income (loss)	$(21,164)	$1,556	$(37,588)	$(6,086)	$(52,526)

Weighted average number of shares outstanding	2,046,667	2,046,667	2,046,667	2,046,667

Income (loss) per share basic and fully diluted	$(0.01)	$0.00	$(0.02)	$0.00

See accompanying Notes to Condensed Financial Statements

F-14

RIVERBEND TELECOM, INC. (A DEVELOPMENT STAGE COMPANY) CONDENSED STATEMENTS OF CASH FLOWS Unaudited

	Nine Months Ended September 30,		August 21, 2001 (inception) through
	2004	2003	September 30, 2004

Cash Flows from Operating Activities
Net loss	$(37,588)	$(6,086)	$(52,526)
Additional paid-in capital issued for stockholder payment of organization cost	-	-	5,000
Receivable from United Check Services, LLC for its planned reimbursement of merger expenses incurred by the Company	(25,000)		(25,000)
Adjustments to reconcile net loss to net cash used by operating activities
Decrease (Increase) in accrued phone commissions	14,478	(1,798)	(6,022)
Decrease in receivable – real estate commission	608	493	2,288
Increase (Decrease) in inventory	-	(33)	7
Increase in accounts payable	44,928	2,418	58,453
(Decrease) Increase in accrued expenses	(9,073)	-	2,233

Net Cash Used by Operating Activities	(11,647)	(5,006)	(15,567)

Cash Flows from Financing Activities
Proceeds from sale of common stock	-	35,000	35,000
Loan from Stockholder	-	-	5,000

Net Cash Provided by Financing Activities	-	35,000	40,000

Net (Decrease) Increase in Cash	(11,647)	29,994	24,433

Cash at beginning of period	36,080	4,722	-

Cash at end of period	$24,433	$34,716	$24,433

See accompanying Notes to Condensed Financial Statements.

F-15

RIVERBEND TELECOM, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONDENSED FINANCIAL STATEMENTS Unaudited September 30, 2004

1) Basis of presentation

The accompanying unaudited condensed financial statements in this report have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the United States Securities and Exchange Commission.  Consequently, they do not include all disclosures required under accounting principles generally accepted in the United States of America for complete financial statements.

The interim condensed unaudited financial statements should be read in conjunction with the audited financial statements of the Company and accompanying notes for the year ended December 31, 2003, contained in the Company’s annual report filed on Form 10-KSB.  The Form 10-KSB includes information with respect to the Company’s significant accounting and financial reporting policies and other pertinent information.  The Company believes that all adjustments of a normal recurring nature that are necessary for fair presentation of the results of interim periods presented in this report have been made.  The results of operations for the interim periods are not necessarily indicative of results of the entire year.

The balance sheet at December 31, 2003 has been derived from audited financial statements, but does not include all of the information and notes required by accounting principles generally accepted in the United States of America.

2) Income taxes

The Company has not recorded any income tax expense or benefit for the three months and nine months ended September 30, 2004 and 2003 and for the period of August 21, 2001 (inception) through September 30, 2004. The Company has recorded an income tax valuation allowance equal to the benefit of income tax carryforwards because of the uncertain nature of realization.

3) Loss per share

The Company follows Statement of Financial Accounting Standards No. 128 "Earnings per Share" (SFAS No. 128).  Basic earnings (loss) per common share are calculated by dividing net earnings (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings (loss) per share reflects the potential dilution that could occur if options or awards to issue common stock were exercised or converted into common shares. Diluted earnings (loss) per common share are calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options and awards. There are no potentially dilutive stock options, awards or stock appreciation rights outstanding for the periods presented.

F-16

RIVERBEND TELECOM, INC. (A DEVELOPMENT STAGE COMPANY) NOTES TO CONDENSED FINANCIAL STATEMENTS Unaudited September 30, 2004

4) Related Party Transactions

For the three months and nine months ended September 30, 2004, the Company earned $4,639 and $10,991, respectively, from an assignment of commission revenues from Mr. Nowalsky’s wife.  The assignment agreement provides that as consideration for Riverbend’s management of the agent business developed by Mr. Nowalsky’s wife, Riverbend will receive one-third of all commissions Mr. Nowalsky’s wife is entitled to receive from the use of telecommunication services by end-users sold by her or her network of subagents.  The assignment agreement is for an initial term of five years and may be extended by mutual agreement for two additional five-year periods.

5) Commitments

In July 2004, the Company entered into an agreement providing for the acquisition of United Check Services, LLC (“United”).  The agreement provides for the Company to issue a controlling interest of its restricted common stock in exchange for the contribution to the Company of United members’ equity interest in United. Once the transaction is completed, the former members of United will own 88.2% of the Company.  The transaction is expected to be accounted for as a reverse acquisition, except that no goodwill or other intangibles are recorded.  That is, the transaction, after the disposition of the Company’s assets and liabilities (discussed below), is equivalent to the issuance of stock by United for the net monetary assets of the Company, accompanied by a recapitalization.  Closing of the transaction is subject to certain regulatory and company shareholder approvals.

Immediately prior to the completion of this contribution transaction, the Company will transfer all of its assets, liabilities and other obligations to a newly formed subsidiary in consideration for the subsidiary’s common stock.  The Company will then distribute the subsidiary’s common stock to the Company’s current stockholders resulting in the Company having no assets or liabilities immediately prior to United members’ contribution of their equity interest in United to the Company.

Additionally, Riverbend has recorded a $25,000 receivable from United.  Once collected, the proceeds will reimburse Riverbend for a portion of its expenses related to the United acquisition.

F-17

[LOGO]

To the Members
UNITED CHECK SERVICES, L.L.C.

Independent Auditor's Report

            We have audited the accompanying balance sheets of UNITED CHECK SERVICES, L.L.C. (Company)as of December 31, 2003 and 2002, and the related statements of income and members’ equity (deficit) and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

            We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UNITED CHECK SERVICES, L.L.C. as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

            As more fully described in Notes E, F, and H, the Company has had material transactions with entities affiliated through common ownership and its members.

A Professional Accounting Corporation

/s/ LAPORTE, SEHRT, ROMIG & HAND

February 6, 2004
Metairie, Louisiana

F-18

UNITED CHECK SERVICES, L.L.C. BALANCE SHEETS

ASSETS
	December 31,
	2003	2002

CURRENT ASSETS
Cash and Cash Equivalents	$ 159,647	$ 80,295
Restricted Cash	822,947	278,866
Certificate of Deposit	102,298	109,408
Trade Receivables
ACH Settlements	230	5,235
Payroll Advance Settlements	9,131	16,097
Other Receivables	40,000	9,934

Total Current Assets	1,134,253	499,835

PROPERTY AND EQUIPMENT, NET	5,905	9,840

	$ 1,140,158	$ 509,675

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
ACH Settlements Payable	$ 822,948	$ 503,740
Accounts Payable and Accrued Liabilities	21,711	5,988
Customer's Deposit	2,500	-

Total Current Liabilities	847,159	509,728

LONG-TERM DEBT
Advances from Members	100,000	100,000

Total Liabilities	947,159	609,728

MEMBERS' EQUITY (DEFICIT)	192,999	(100,053)

Total Liabilities and Members' Equity	$ 1,140,158	$ 509,675

The accompanying notes are an integral part of these financial statements. F-19

UNITED CHECK SERVICES, L.L.C. STATEMENTS OF INCOME AND MEMBERS' EQUITY (DEFICIT)

	For The Years Ended December 31,

	2003	2002

REVENUES
ACH Transactions	$ 1,287,904	$ 457,556
Payroll Advance Services	32,760	28,008

Total Revenues	1,320,664	485,564

COST OF REVENUES	176,495	99,329

Gross Profit	1,144,169	386,235

EXPENSES
Operating
Personnel Costs	125,515	124,608
Travel	12,427	18,186
Other	78,141	62,788

Total Operating Expenses	216,083	205,582

Selling, General and Administrative
Management Consulting Fees	602,000	142,696
Legal and Accounting	5,000	-
Other	30,332	9,471

Total Selling, General and Administrative Expenses	637,332	152,167

Total Expenses	853,415	357,749

INCOME FROM OPERATIONS	290,754	28,486

OTHER INCOME
Interest Income	2,298	4,208

Total Other Income	2,298	4,208

NET INCOME	293,052	32,694

MEMBERS' DEFICIT - BEGINNING OF YEAR	(100,053)	(132,747)

MEMBERS' EQUITY (DEFICIT) - END OF YEAR	$ 192,999	$ (100,053)

The accompanying notes are an integral part of these financial statements. F-20

UNITED CHECK SERVICES, L.L.C. STATEMENTS OF CASH FLOWS

	For The Years Ended December 31,

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 293,052	$ 32,694

Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation Expense	3,935	5,858
Decrease in ACH Settlements Receivable	5,005	252
Decrease (Increase) in Payroll Advance Settlements	6,966	(6,548)
(Increase) Decrease in Other Receivables	(30,066)	61,061
Increase in ACH Settlements Payable	319,208	85,912
Increase in Restricted Cash	(544,081)	(129,780)
Increase in Accounts Payable and Accrued Liabilities	15,723	4,748
Increase in Customers' Deposits	2,500	-

Net Cash Provided by Operating Activities	72,242	54,197

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	-	(2,101)
Decrease (Increase) in Certificate of Deposit	7,110	(4,208)

Net Cash Provided by (Used in) Investing Activities	7,110	(6,309)

NET INCREASE IN CASH AND CASH EQUIVALENTS	79,352	47,888

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	80,295	32,407

CASH AND CASH EQUIVALENTS - END OF YEAR	$ 159,647	$ 80,295

SUPPLEMENTAL DISCLSOURE OF CASH FLOW INFORMATION
Payments for Interest and Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements. F-21

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE A
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF SERVICES
            UNITED CHECK SERVICES, L.L.C.(Company) provides automated clearinghouse (ACH) services and payroll advance services to businesses throughout the United States.  The Company’s operations center is located in Gulfport, Mississippi.

REVENUE RECOGNITION
             The Company charges customers a fee for its ACH clearing and Payroll Advance services.  For these transactions, the Company recognizes only the fees generated as revenue.  The Company recognizes these fees as revenue when the Company has provided the service to its customer.

            Fees for ACH clearing services are based on contractually determined rates with each individual customer.  Settlements paid to customers for ACH transactions are submitted to the customer net of fees due the Company.

            The Company charges a flat fee for each payroll advance issued.  This fee is recognized as revenue at the time the payroll advance is funded.

BASIS OF ACCOUNTING The books and records of the Company are kept on the accrual basis of accounting, whereby revenues are recognized when earned and expenses are recognized when incurred.

PROPERTY AND EQUIPMENT
             Property, plant and equipment are stated at cost.  Depreciation is computed using accelerated methods over the estimated useful lives of the related assets, which is five years for office and computer equipment.

USE OF ESTIMATES
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

INCOME TAXES
            The Company will file its federal and state income tax returns as a partnership.  As such, the Company will not pay income taxes, as any income or loss will be included in the tax returns of the individual members.  Accordingly, no provision is made for income taxes in the financial statements.

ADVERTISING Advertising costs are charged to operations when incurred. The amount charged to operations for the years ended December 31, 2003 and 2002 totaled $3,497 and $3,120, respectively.

F-22

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE A
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

STATEMENT OF CASH FLOW INFORMATION
            For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

NOTE B

TRADE RECEIVABLES
             Trade receivables at December 31, 2003 and 2002, consist primarily of ACH Settlements due from customers and Payroll Advance settlements due from employees of an employee leasing company with, which the Company has an agreement to provide payroll advances to its employees.  A description of these receivables follows:

Ach Settlements
            ACH Settlements consist of amounts due from customers that have utilized the Company for ACH clearing services.  These receivables are carried at the amount due to the Company.  ACH Settlements Receivables are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded when received.  Use of this method does not result in a material difference from the valuation method required by Generally Accepted Accounting Principles.

Payroll Advance Settlements
            Under an agreement with an employee leasing company, employees of the employee leasing company are able to obtain payroll advances through the Company.  These employees must have worked hours sufficient to cover the amount of the advance being requested.  The employee leasing company withholds the amount of the advance at the next payroll date, and remits the amount of the advance to the Company.

NOTE C
PROPERTYAND EQUIPMENT Property and equipment consisted of the following at December 31:

	2003	2002

Office Furniture and Equipment	$ 16,619	$ 16,619
Less: Accumulated Depreciation	(10,714)	(6,779)

Property, Plant and Equipment, Net	$ 5,905	$ 9,840

Depreciation expense charged to operations totaled $3,935 and $5,858 for the years ended December 31, 2003 and 2002, respectively.

F-23

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE D

RESTRICTED CASH
             Restricted cash consists of funds maintained in the Company’s primary bank account to facilitate ACH transactions.  The Company has restricted this cash from operations in order to ensure that sufficient funds are maintained to process and settle customer’s ACH transactions.

NOTE E
SIGNIFICANT CONCENTRATIONS

RESTRICTED CASH At December 31, 2003 and 2002, the Company maintained a balance with a financial institution in excess of FDIC insured limits.

MAJOR CUSTOMERS
             During 2003, the Company had transactions with five customers that amounted to approximately 88% of the Company’s ACH Transactions revenue.  The five customers include one entity that was affiliated to the Company through common ownership.  Transactions with this entity represented approximately 26% of the Company’s ACH Transactions revenue.  Of the five customers which amounted to approximately 88% of the Company’s ACH Transactions revenue, four had generated revenues of 10% or greater of total revenues.  Revenues generated from these four customers amounted to approximately $240,000, $249,000, $331,892, and $190,738, respectively.

During 2002, the Company had transactions with three customers that amounted to approximately 93% of its ACH Transactions revenue.  The three customers include one entity that was affiliated to the Company through common ownership.  Transactions with this entity represented approximately 33% of the Company’s ACH Transactions revenue.  Revenues generated from these three customers amounted to approximately $130,000, $145,000, and $149,000, respectively.

            During 2003, the Company entered into a three-year contract with one of its significant customers whereby the Company will be the customer’s exclusive processor for all of the customer’s ACH transactions during the contract period.

NOTE F

ADVANCES FROM MEMBERS
             During 2001, the members of the Company advanced $100,000 to the Company for working capital purposes.  The advance has no set terms of repayment and no stated rate of interest.  Also, the members have represented to the Company as of December 31, 2003 and 2002, that no demand for repayment would be made of the Company during the next twelve months.  As such, the amount of the advance has been classified as a long-term liability on the Balance Sheets.

F-24

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE G
COMMITMENTS On December 31, 2003, the Company entered into an agreement to lease office facilities. The lease term is for 36 months. Future minimum lease payments are as follows:

Year	Amount

2004	$ 21,600
2005	22,800
2006	24,000

$ 68,400

NOTE H
RELATED PARTY TRANSACTIONS

MANAGEMENT FEES
            During 2003 and 2002, entities affiliated to the Company through common ownership provided management services to the Company.  The amounts paid to these affiliated entities during the years ended December 31, 2003 and 2002, totaled $602,000 and $142,696, respectively.

OFFICE LEASE
            During 2003 and 2002, the Company leased office space from a member of the Company.  This office space served as a back-up operations facility in the event that the Company’s primary operations center was to become inaccessible due to damage from fire, wind, rain, etc.  The lease was on a month-to-month term.  The amount paid to the member for rent for the years ended December 31, 2003 and 2002, totaled $17,737 and $25,948, respectively.

ADVANCES FROM MEMBERS As disclosed in Note F, the members of the Company advanced funds to the Company totaling $100,000.

MAJOR CUSTOMERS
             As disclosed in Note E, the Company generated approximately 26% and 33% of its total ACH Transactions revenue during the years ended December 31, 2003 and 2002, respectively, from entities affiliated to the Company through common ownership.  No balance was due to the Company from these entities at December 31, 2003 or December 31, 2002.

NOTE I

LIMITED LIABILITY COMPANY
             Since the Company is a limited liability company, no member shall be personally liable to contribute money to, or in respect of, the debts, liabilities, contracts or any other obligation of the Company, nor shall any member be personally liable for any obligations of the Company.

F-25

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE J
SUBSEQUENT EVENTS

PURCHASE COMMITMENT In January 2004, the Company entered into a contract whereby it agreed to purchase property and equipment totaling $57,000.

REVERSE MERGER
             The Company has retained the services of an attorney for the purpose of transacting a reverse merger with a publicly-held company.  The Company anticipates that this transaction will be completed during the first half of 2004, and, as a result, the Company plans to be listed as a publicly traded company.

F-26

UNITED CHECK SERVICES, LLC BALANCE SHEETS

ASSETS
	September 30,	December 31,
	2004	2003

	(Unaudited)	(Audited)
CURRENT ASSETS:
Cash and Cash Equivalents	$ 231,062	$ 159,647
Restricted Cash	1,051,966	822,947
Certificate of Deposit	198,918	102,298
Trade Receivables	678	230
Payroll Advance Settlements	-	9,131
Other Receivables	-	40,000

Total Current Assets	1,482,624	1,134,253

PROPERTY, PLANT AND EQUIPMENT, Net	72,598	5,905

OTHER ASSETS
Deposits	10,520	-

	$ 1,565,742	$ 1,140,158

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES
ACH Settlements Payable	$ 1,051,966	$ 822,948
Accounts Payable and Accrued Liabilities	29,920	21,711
Customer Deposits	3,500	2,500

Total Current Liabilities	1,085,386	847,159

LONG-TERM LIABILITIES
Note Payable to Members	256,000	-
Advances from Members	-	100,000

Total Long-Term Liabilities	256,000	100,000

Total Liabilities	1,341,386	947,159

MEMBERS' EQUITY	224,356	192,999

	$ 1,565,742	$ 1,140,158

The accompanying notes are an integral part of these financial statements. F-27

UNITED CHECK SERVICES, LLC STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS’ EQUITY (Unaudited)

	Nine Months Ended September 30,
	2004	2003

REVENUES	$ 724,224	$ 943,016

COST OF REVENUES	162,282	129,754

Gross Profit	561,942	813,262

EXPENSES
Operating
Personnel Costs	74,486	92,397
Travel	17,196	12,072
Other	106,010	48,469

Total Operating Expenses	197,692	152,938

Selling, General and Administrative
Personnel Costs	90,900	-
Management consulting Fees	-	500,000
Legal and Accounting	43,561	2,049
Other	42,432	22,035

Total Selling, General and Administrative Expenses	176,893	524,084

Total Expenses	$ 374,585	$ 677,022

NET INCOME	$ 187,357	$ 136,240

MEMBERS’ EQUITY (DEFICIT) - BEGINNING	192,999	(100,053)

DISTRIBUTIONS	(156,000)	-

MEMBERS’ EQUITY - ENDING	$ 224,356	$ 36,187

The accompanying notes are an integral part of these financial statements. F-28

UNITED CHECK SERVICES, LLC STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 187,357	$ 136,240
Adjustments to Reconcile Net Income to Net
Cash Provided by (Used in) by Operating Activities
Depreciation and Amortization	27,958	2,951
(Increase) Decrease in Trade Receivables	(448)	4,809
Decrease in Payroll Advance Settlements	9,131	5,871
Decrease in Other Receivables	40,000	9,934
(Increase) in Deposits	(10,520)	-
(Increase) in Restricted Cash	(229,019)	(302,402)
Increase (Decrease) in ACH Settlements Payable	229,019	73,684
Increase in Accounts Payable and Accrued Liabilities	8,209	20,733
Increase in Customer Deposits	1,000	2,500

Net Cash Provided by (Used in) Operating Activities	262,687	(45,680)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Property, Plant and Equipment	(94,652)	-
(Increase) Decrease in Certificate of Deposit	(96,620)	9,408

Net Cash (Used in) Provided by Investing Activities	(191,272)	9,408

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	71,415	(36,272)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	159,647	80,295

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ 231,062	$ 44,023

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES AND OTHER DISCLOSURES

Conversion of Advances from Members to Note Payable	$ 100,000	$ -
Distribution to Members issued as a Note	156,000	-

Increase in Note Payable	$ 256,000	$ -

Cash paid During the Period for Interest	$ 4,267	$ -

The accompanying notes are an integral part of these financial statements. F-29

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE A
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF SERVICES
            UNITED CHECK SERVICES, L.L.C.(Company) provides automated clearinghouse (ACH) services and payroll advance services to businesses throughout the United States.  The Company’s operations center is located in Gulfport, Mississippi.

REVENUE RECOGNITION
             The Company charges customers a fee for its ACH clearing and Payroll Advance services.  Fees for ACH clearing services are based on contractually determined rates with each individual customer.  Settlements paid to customers for ACH transactions are submitted to the customer net of fees due the Company.

            Fees for ACH clearing services are based on contractually determined rates with each individual customer.  Settlements paid to customers for ACH transactions are submitted to the customer net of fees due the Company.

            The Company charges a flat fee for each payroll advance issued.  This fee is recognized as revenue at the time the payroll advance is funded.

BASIS OF ACCOUNTING The books and records of the Company are kept on the accrual basis of accounting, whereby revenues are recognized when earned and expenses are recognized when incurred.

PROPERTY AND EQUIPMENT
            Property, plant and equipment are stated at cost.  Depreciation is computed using accelerated methods over the estimated useful lives of the related assets, which is five years for office and computer equipment and three years for significant software

USE OF ESTIMATES
            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

INCOME TAXES
            The Company will file its federal and state income tax returns as a partnership.  As such, the Company will not pay income taxes, as any income or loss will be included in the tax returns of the individual members.  Accordingly, no provision is made for income taxes in the financial statements.

ADVERTISING Advertising costs are charged to operations when incurred.

F-30

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE A
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

STATEMENT OF CASH FLOW INFORMATION
            For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

NOTE B

RESTRICTED CASH
             Restricted cash consists of funds maintained in the Company’s primary bank account to facilitate ACH transactions.  The Company has restricted this cash from operations in order to ensure that sufficient funds are maintained to process and settle customer’s ACH transactions.

NOTE C

NOTE PAYABLE
             On July 14, 2004, the members of the Company agreed to take a distribution for the amount of undistributed earnings accumulated by the Company through June 30, 2004, which amounted to $156,000.  In order to ease the cash flow requirements on the Company, the members agreed to accept a note for the amount of the distribution.  The amount of the distribution was combined with the amount of advances due to the Company’s members of $100,000, and a note payable due to the Company’s members for the amount of $256,000 was established.  The note requires interest-only payments, at an annual percentage rate of 10%, for two years, with principal due upon maturity.

NOTE D
RELATED PARTY TRANSACTIONS

MANAGEMENT FEES
            During 2003, entities affiliated to the Company through common ownership provided management services to the Company.  The amounts paid to these affiliated entities during the nine months ended September 30, 2003, totaled $500,000.  No management services were provided in 2004.

OFFICE LEASE
            During 2003, the Company leased office space from a member of the Company.  This office space served as a back-up operations facility in the event that the Company’s primary operations center was to become inaccessible due to damage from fire, wind, rain, etc.  The lease was on a month-to-month term.  The amount paid to the member for rent during the nine months ended September 30, 2003 totaled $20,294.  The lease agreement was terminated during 2003; as a result, no amount of rent was paid to the member during the nine months ended September 30, 2004.

F-31

UNITED CHECK SERVICES, L.L.C. NOTES TO FINANCIAL STATEMENTS

NOTE D
RELATED PARTY TRANSACTIONS (Continued)

ADVANCES FROM MEMBERS
             As disclosed in Note C, the Company issued a note to the members of the Company for the amount of advances due to the members ($100,000) along with the amount of the distribution issued by the Company to the members ($156,000).  The note requires interest-only payments for two years with principal due upon maturity.

NOTE E

CONTRIBUTION AGREEMENT
            On July 14, 2004, the members of the Company entered into a contribution agreement with a publicly traded company whereby the members of the Company will contribute their equity interest in the Company in exchange for shares of common stock of the publicly traded company.  Execution of the contribution agreement is pending the approval by the Securities and Exchange Commission.

F-32

PROXY	PROXY

RIVERBEND TELECOM, INC. SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF THE STOCKHOLDERS TO BE HELD [______________], 2005

The undersigned hereby constitutes and appoints Leon Nowalsky, the true and lawful attorney and proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned’s shares of the $.001 par value common stock of RIVERBEND TELECOM, INC., a Nevada corporation, at the Special Meeting of Stockholders to be held at 826 Barracks Street, New Orleans, Louisiana 70116 at 10 a.m., local time, on [________], 2005, and at any and all adjournments thereof, for the following purposes:

1.

To approve the amendment of Article VII of the Articles of Incorporation of Riverbend to increase the number of authorized shares of common stock, par value $.001 per share, from 10,000,000 shares to 75,000,000 shares, as described in the accompanying Proxy Statement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

2.

To approve the Agreement and Plan of Reorganization (the “Spin-Off Agreement”) between Riverbend and Riverbend Holdings, Inc. (“Riverbend Holdings”), a wholly-owned subsidiary, pursuant to which Riverbend will (a) transfer all of its assets, liabilities and other obligations to Riverbend Holdings in consideration for Riverbend Holdings common stock, and (b) distribute the Riverbend Holdings common stock to the Riverbend stockholders as of the record date.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.

To approve the Contribution Agreement (“Contribution”) with the equity owners (the “United Members”) of United Check Services, LLC, a Louisiana limited liability company (“United”), pursuant to which the United members will contribute all of their membership interests in United in exchange for 15,315,000 shares of Riverbend common stock.

APPROVAL OF THE CONTRIBUTION WILL RESULT IN A CHANGE IN CONTROL OF RIVERBEND TO UNITED’S MANAGEMENT, THE ASSUMPTION OF UNITED’S OPERATIONS AND LIABILITIES AND THE CHANGE OF RIVERBEND’S COPRORATE NAME TO UCS HOLDINGS, INC.  HOWEVER, PURSUANT TO PROPOSAL 2, RIVERBEND STOCKHOLDERS WILL MAINTAIN THEIR CURRENT OWNERSHIP IN THE TELECOMMUNICATIONS BUSINESS PREVIOUSLY CONDUCTED BY RIVERBEND BY VIRTUE OF THEIR IDENTICAL OWNERSHIP INTEREST IN RIVERBEND HOLDINGS.

☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	To transact such other business as properly may come before the Special Meeting or any adjournment thereof.

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATION ABOVE.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement.

Dated: , 2005

Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RIVERBEND TELECOM, INC.  PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.  THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

APPENDIX A

FORM OF AGREEMENT
AND
PLAN OF REORGANIZATION
(RIVERBEND SPIN-OFF)

AGREEMENT AND PLAN OF REORGANIZATION

            This Agreement and Plan of Reorganization is dated _______________, 2004, between Riverbend Telecom, Inc., a Nevada corporation (“Parent”), and Riverbend Holdings, Inc., a Colorado corporation (“Subsidiary”).

            WHEREAS, Parent is a telecommunications company engaged primarily in the marketing of telecommunication services for resellers and carriers of local and long distance telephone and prepaid calling card, data and internet services.  A current listing of its contracts and a description of the assets related to such business is attached hereto as Exhibit A; and

            WHEREAS, Parent desires to separate its telecommunications operations from the remaining assets of the Parent by transferring that portion of its business and assets to the Subsidiary in accordance with the terms of this Agreement;

            WHEREAS, Parent holds 100 shares of Common Stock in Subsidiary, and is the sole shareholder of Subsidiary;

            WHEREAS, following the transfer of assets to Subsidiary, it is anticipated that Parent will distribute its stock in Subsidiary to Parent's shareholders, and immediately following such distribution, Parent will, pursuant to a Contribution Agreement dated July 14, 2004 (the "Contribution Agreement"), acquire control of United Check Services, L.L.C. ("United");

            WHEREAS, the Parent, in order to induce the members of United to enter into the Contribution Agreement has agreed to cause Subsidiary to assume all liabilities and obligations of Parent and any and all tax liabilities arising from the transfer of assets to Subsidiary and the subsequent distribution of the stock in Subsidiary pursuant to this Agreement and Plan of Reorganization.  Subsidiary, in consideration of the transfer of the assets described herein has agreed to assume such liabilities and indemnify Parent therefrom;

            NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

            1.         Transfer of Assets.  On the date of this Agreement and Plan of Reorganization, the Parent will convey, assign and transfer to the Subsidiary any and all assets of Parent including all assets from Parent's telecommunications operations, accounts receivables, trade names, rights, claims and interests (the "Assets").  Without limitation, said assets shall include those assets described in Exhibit A.  Notwithstanding the foregoing, Parent shall not transfer to Subsidiary those assets described on Exhibit B (the "Excluded Assets").

            2.         Consideration.  In consideration of the transfer of the Assets, the Subsidiary hereby agrees (i) to assume, pay and perform any and all debts, liabilities, leases, licenses, contracts and obligations of  Parent  which have been incurred on or before the closing of the Contribution Agreement (the "Contribution Closing"), including, without limitation those described on Exhibit C attached hereto (the "Assumed Liabilities and Obligations"; (ii) to assume and agree to pay any and all tax liabilities as described in Section 7, and to issue 2,046,567 shares of Common Stock of Subsidiary to Parent.

            3.         Distribution of Subsidiary Stock. Upon completion of the transfer of Assets and assumption of the Assumed Liabilities and Obligations as described in Paragraphs 1 and 2 above, Parent will distribute all of its stock in the Subsidiary to the then holders of Parent’s Common Stock with the shareholders of the Parent to receive one share of Common Stock of the Subsidiary for each share of Common Stock of the Parent it holds (the "Spin-Off"); provided, that the shares of Common Stock of the Subsidiary shall be subject to federal and state securities law restrictions. Accordingly, all shares will be “restricted” shares and may only be sold pursuant to Rule 144 of the Securities Act of 1933 or other available exemption from registration or pursuant to an effective registration statement. The Subsidiary consents to such distribution and transfer of stock to Parent's shareholders and upon surrender of the certificate representing such stock together with stock assignments assigning such stock to the shareholders of Parent, the Subsidiary will issue "restricted" shares to the shareholders of Parent for the number of shares transferred to such respective shareholders.

            4.         Closing. The Spin-Off Closing will be at 10:00 A.M. on _________________, 2004 at the offices of Berenbaum Weinshienk, & Eason, P.C. or such other time and place mutually agreed to by the parties hereto. At the Closing, the following deliveries shall take place:

(a)	the Parent will deliver to the Subsidiary a Bill of Sale and Assignment assigning the Assets to the Subsidiary;

(b)	the Parent will execute and deliver to the Subsidiary specific assignments of certain Assets for which a separate assignment is required or desirable;

(c)	the Parent will deliver to the Subsidiary the amount of the cash being transferred to the Subsidiary as a part of the Assets;

(d)	the Parent will deliver to the Subsidiary physical possession of the tangible Assets;

(e)	the Subsidiary will deliver to the Parent a stock certificate for 2,046,567 shares of Common Stock of the Subsidiary;

(f)	the Subsidiary will execute and deliver to the Parent an Assumption Agreement whereby the Subsidiary assumes and agrees to pay and perform all Assumed Liabilities and Obligations;

(g)	the Parent will distribute the stock in the Subsidiary to the Parent's shareholders, on a share for share basis.

            5.         Representations and Warranties of Parent. The Parent hereby represents and warrants to the Subsidiary as set forth below:

(a)

Corporate Status. The Parent is duly incorporated under the laws of the State of Nevada and is in good standing under the laws of such State. Parent has taken all requisite corporation action to authorize the transactions provided for herein.

(b)	Enforceability. This Agreement and all other agreements entered into pursuant hereto shall be fully enforceable against Parent subject to the availability of equitable remedies.

(c)	Encumbrances. Upon the consummation of such transactions, title to the Assets shall be transferred to the Subsidiary, subject to any and all liens, claims and defects of title.

(d)	Accounts Receivable. All accounts receivable of Parent are being assigned to Subsidiary without recourse. Parent makes no representation as to the collectability of any account receivable.

(e)	Inventory. All inventory of Parent shown on Exhibit A shall be assigned to Subsidiary, "As Is." Parent makes no representation as to the condition or value of such inventory.

(f)	Equipment. All equipment of Parent shown on Exhibit A shall be conveyed to Subsidiary, "As Is." Parent makes no representation as to the condition or value of such equipment.

(g)

Real Property.  To the extent that the Assets include real property and improvements thereon or leasehold interests, Parent shall convey such real property and improvements by quit claim deed or assignment without warranties.  Parent shall convey such property "As Is" and makes no representation or warranty as to the condition or value of such real property, improvements, or interests.

(h)

Title to Assets. Parent shall assign and convey title to the Assets "As Is” and Parent makes no representation or warranty as to the status of Parent's title to the Assets or the amount of or existence of any liens encumbering such Assets.

            6.         Representations and Warranties of Subsidiary. The Subsidiary represents and warrants to the Parent as follows:

(a)	Entity Status. The Subsidiary is a corporation duly formed and existing in good standing under the laws of the State of Colorado.

(b)

Enforceability.  All transactions provided for herein and all obligations of the Subsidiary have been duly authorized by all requisite legal action, and all agreements entered into, including the execution and consummation of this Agreement, will be valid and enforceable against the Subsidiary in accordance with their terms subject to the availability of equitable remedies.

(c)

Assumed Liabilities and Obligations. The Subsidiary will assume, pay and perform all the Assumed Liabilities and Obligations as and when due, including completing all contracts and work in progress which exist at the Spin-Off Closing.

(d)

Capitalization of Subsidiary. The Subsidiary will be capitalized with the authorized capitalization of 50,000,000 shares of Common Stock and 25,000,000 shares of Preferred Stock, of which 2,046,667 shares of Common Stock will be outstanding after consummation of the Spin-Off Closing.

(e)	Subsidiary's Balance Sheet. The Subsidiary's assets and liabilities immediately after Closing shall be as set forth in Exhibit D.

            7.         Taxes.  The Subsidiary shall be responsible for any taxes attributable to  the transactions described herein  (including, without limitation, taxes attributable to the contribution of assets to Subsidiary by Parent, the assumption of liabilities of Parent by Subsidiary and the distribution of Subsidiary's Common Stock to Parent) To the extent permitted under Section 381(a) of the Internal Revenue Code of 1986, as amended, Subsidiary shall succeed to and take into account certain tax attributes of Parent including, without limitation, Parent’s net operating loss carryovers from prior taxable years.

            8.         Post-Closing Covenants. Following Closing:

(a)

Parent and Subsidiary shall cooperate with respect to the corporate records relating to the telecommunications business, including billing records, tax records, accounting records and other materials which may be necessary for future tax audits, other audits or other legal compliance matters. Each party will preserve and maintain such records as may be customary in the industry or consistent with government record retention policies. Each party will allow the other access to such records and will cooperate in providing information and otherwise assist in responding to any legitimate business needs of the other; and

(b)	Subsidiary shall:

(i)

Cause final state and federal income tax returns to be prepared and filed for the Parent reflecting the income and loss of Parent for Parent’s short taxable year commencing prior to the Spin-Off Closing and ending on the date of the Contribution Closing;

	(ii)	Cause a person who was an officer of Parent prior to the Contribution to sign such final income tax returns and other returns on behalf of Parent.

(iii)

Determine the amount of any distributions for federal income tax purposes made to the shareholders of Parent during such short taxable year (including any distribution deemed to be made by Parent to its shareholders of the value of its corporate charter).

(iv)

Prepare and distribute to the shareholders of Parent forms 1099 and other required information returns reflecting the distributions and deemed distributions made to such shareholders for such short taxable year.

(v)	Prepare and cause form 966 to be filed with the Internal Revenue Service in connection with any deemed dissolution of Parent resulting from the Contribution.

            9.         Miscellaneous.

(a)

Complete Agreement. This Agreement sets forth the entire Agreement of the parties hereto with respect to the subject matter hereof and all prior agreements and understandings are specifically superseded.

(b)	Survival of Agreement. This Agreement and all terms, warranties and provisions hereof will survive the Closing.

(c)	Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective successors and assigns.

(d)

Arbitration. Any dispute arising in connection with this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. The arbitrators shall be instructed to award, in addition to damages or other remedies, attorneys fees and costs of arbitration in favor of the prevailing party.

(e)

Specific Enforcement: Legal Fees. The parties acknowledge that a breach of the provisions of this Agreement is likely to result in irreparable and unreasonable harm to the other party, and that injunctive relief, as well as damages, would be appropriate. In the event action is brought to enforce or construe any provisions of this Agreement, the prevailing party shall be entitled to collect reasonable attorneys fees and costs from the other party hereto.

A-6
(f)

Applicable Law. This Agreement shall be construed in accordance with the internal law of the State of Louisiana without giving effect to principles of conflicts of law. Any judicial action relating to this Agreement shall be brought only in the state or federal courts located in the State of Louisiana and the parties hereby, consent to the exclusive jurisdiction and venue of such courts.

            IN WITNESS WHEREOF, this Agreement and Plan of Recognition has been executed as of the date set forth above.

                                                                                    RIVERBEND TELECOM, INC.,

                                                                                    a Nevada corporation

                                                                                    By:
                                                                                                 Leon Nowalsky, President

                                                                                    RIVERBEND HOLDINGS, INC.,

                                                                                    a Colorado corporation

                                                                                    By:
                                                                                                 Leon Nowalsky, President

APPENDIX B

CONTRIBUTION AGREEMENT

CONTRIBUTION AGREEMENT

            This Contribution Agreement (this “Agreement”) is dated July 14, 2004, between Riverbend Telecom, Inc., a Nevada corporation (“Riverbend”), Riverbend Holdings, Inc., a Colorado corporation that is a subsidiary of Riverbend (“RiverbendSpin”), Leon Nowalsky, an individual (“Nowalsky”) and solely for purposes of his obligations under Section 4 and Section 13(b) hereof, and all of the equity owners (the “United Members”) of United Check Services, L.L.C., a Louisiana limited liability company (“United”).

            WHEREAS, Riverbend desires to acquire control of United by having the United Members contribute their membership interests in United to Riverbend (the “Contribution”); and

            WHEREAS, in order to induce the United Members to make the Contribution, Riverbend has agreed to issue to the United Members common stock of Riverbend (“Common Stock”) that, in aggregate, will equal approximately 88.2116% of the issued and outstanding shares of capital stock of Riverbend immediately after the Contribution and, in conjunction therewith, the parties have agreed to indemnify each other against certain liabilities.

            NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

            1.   Transfer of Membership Interests.  On the date of the Contribution Closing (as defined below), the United Members will convey, assign, transfer and contribute to Riverbend any and all right, title and interest in any and all equity interests in United held by the United Members (the “Membership Interests”).  The Membership Interests shall include those described in Exhibit A.

            2.   Distribution of United Stock.  On the date of the Contribution Closing and upon the consummation and completion of the Contribution, Riverbend will issue to the United Members an aggregate of 15,315,000 shares of Common Stock, or such other number of shares of Common Stock such that immediately after the Contribution the United Members hold 88.2116% of all outstanding shares of Common Stock of Riverbend (the “Contribution Consideration”); provided, that the shares of Common Stock constituting the Contribution Consideration shall be subject to federal and state securities law restrictions.  Accordingly, all shares of Common Stock constituting the Contribution Consideration will be “restricted” shares and may only be sold pursuant to Rule 144 of the Securities Act of 1933 (the “Act”) or other available exemption from registration or pursuant to an effective registration statement.

            3.   Closing.  The closing of the Contribution (the “Contribution Closing”) will be at 10:00 A.M. on the sooner of July 30, 2004 or the approval of this Agreement by the Riverbend shareholders as is provided under Section 9(d) (the “Closing Date”) at the offices of Riverbend or such other time and place mutually agreed to by the parties hereto. The Contribution shall be effective as 11:59 P.M. on the Closing Date (the “Effective Time”).  At the Contribution Closing, the following deliveries shall take place:

                        (a)   The United Members will deliver to Riverbend a Bill of Sale and Assignment assigning the Membership Interests to Riverbend.

                        (b)   The United Members will deliver to Riverbend any certificates, if any, that evidence the ownership of the Membership Interests, which certificates shall be properly endorsed for transfer, and any other documents that Riverbend reasonably deems necessary to effect the transfer of the Membership Interests to Riverbend.

                        (c)   Riverbend shall deliver to each of the United Members a stock certificate that evidences the issuance to such United Member of the number of shares of Common Stock set forth opposite of such United Member’s name on Exhibit B.  The number of shares of Common Stock set forth opposite of a United Member’s name shall be an amount equal to such United Member’s proportionate share of the Common Stock to be issued as a result of the Contribution, with each such proportionate share to be determined by and among the United Members.  The obligation of Riverbend to issue such Common Stock to the United Members shall be conditioned upon receipt by Riverbend of a written confirmation and agreement of the United Members to the proportionate shares of the Common Stock to be issued to each such United Member as evidenced and set forth on Exhibit B.

            4.   Representations and Warranties of Nowalsky, Riverbend and RiverbendSpin.  Nowalsky, Riverbend and RiverbendSpin, jointly and severally, hereby represent and warrant to the United Members as of the date of this Agreement and as of the Effective Time of the Contribution Closing, as follows.

                        (a)   Corporate Status.  Riverbend is duly incorporated under the laws of the State of Nevada and is in good standing under the laws of such state. Riverbend has taken all requisite corporation action to authorize the transactions provided for herein.  RiverbendSpin is duly incorporated under the laws of the State of Colorado and is in good standing under the laws of such state. RiverbendSpin has taken all requisite corporation action to authorize the transactions provided for herein.

                        (b)   Capitalization.  Immediately prior to the Contribution, Riverbend will have an authorized capitalization of 75,000,000 shares of Common Stock, of which 2,046,667 shares will be outstanding immediately prior to the Contribution.  No other shares of capital stock of Riverbend will be authorized, issued or outstanding at such time.  All of the outstanding shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

                        (c)   Enforceability.  This Agreement and all other agreements entered into pursuant hereto shall be fully enforceable against Riverbend and RiverbendSpin subject to the availability of equitable remedies.

                        (d)   Assets and Liabilities.  Immediately prior to the Contribution, Riverbend will have no assets or liabilities other than its corporate charter.

                        (e)   Securities Filings.  Riverbend has timely (or within approved extensions) filed all reports required with the Securities and Exchange Commission under the Securities and Exchange Act of 1934 and has made all such reports available to United.

                        (f)   Absence of Undisclosed Liabilities. Riverbend has no known liabilities or obligations and, to the knowledge of Riverbend, there is no reasonable basis for any assertion against Riverbend of any such liability or obligation.  For the purposes of this Agreement, the phrase “liabilities or obligations” shall include any direct or indirect indebtedness, claim, loss, damage, deficiency, cost, expense, obligation, guarantee, or responsibility, whether accrued, absolute or contingent, or known or unknown.

                        (g)   Taxes.  Riverbend has timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax and informational returns required by applicable law to be filed by it (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and Riverbend and/or RiverbendSpin (whichever is appropriate) has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes required to be paid by it in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes required to be paid by it for any subsequent periods ending on or prior to the Effective Time.  All federal, state and local (and, if applicable, foreign) tax and informational returns filed by Riverbend are complete and accurate.  Riverbend is not delinquent in the payment of any tax, assessment or governmental charge.  No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Riverbend that have not been settled and paid.  There are currently no agreements in effect with respect to Riverbend to extend the period of limitations for the assessment or collection of any tax.  No audit examination or deficiency or refund litigation with respect to such returns is pending.  Riverbend is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code of 1986, as amended (the “Code”).  Except as set forth on the Disclosure Schedule, Riverbend has not:  (i) been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) executed or filed with the Internal Revenue Service any consent to have the provisions of Code Section 341(f) apply to it; (iii) been subject to Code Section 999; or (iv) been a party to any agreement relating to the sharing, allocation or payment of, or indemnity for, taxes.  Riverbend has furnished or otherwise made available to the United Members true and complete copies of all tax returns and all written communications relating to any such tax returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

                        (h)   Environmental Matters.  Riverbend has, at all times, been in compliance with all Environmental Laws.  Riverbend has not received any communication alleging that Riverbend is not in such compliance and, to the knowledge of Riverbend, there are no present circumstances that would prevent or interfere with the continuation of such compliance.  There are no pending Environmental Claims, Riverbend has not received notice of any pending Environmental Claims and, to the knowledge of Riverbend, there are no conditions or facts existing that might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon: (A) Riverbend; or (B) any person or entity whose liability for any Environmental Claim Riverbend has or may have retained or assumed, either contractually or by operation of law.  Riverbend is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.  There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against Riverbend or against any person or entity whose liability for any such claim Riverbend has or may have retained or assumed, either contractually or by operation of law.

                        (i)   Employee Benefit Plans.  Riverbend does not contribute to, maintain or sponsor any Plan, as defined below.  For purposes of this Agreement, the term “Plan” shall mean a plan, arrangement, agreement or program that is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated; (B) an employment agreement; (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance; or (D) any other employee benefit plan as defined in Section 3(3) of Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not funded and whether or not terminated.  Riverbend does not contribute to, nor does it have an obligation to contribute to or otherwise have any liability or potential liability with respect to: (A) any multi-employer plan as defined in ERISA Section 3(37); (B) any plan of the type described in ERISA Sections 4063 and 4064 or in Code Section 413 (and regulations promulgated thereunder); or (C) any plan that provides health, life insurance, accident or other “welfare-type” benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Code Section 4980B or applicable state continuation coverage law.  No underfunded “defined benefit plan” (as such term is defined in ERISA Section 3(35)) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Code Sections 414(b), (c), (m) and (o)) of which Riverbend is a member or was a member during such five-year period.

                        (j)   Certain Contracts.  Other than this Agreement, Riverbend is not a party to, is bound or affected by, or receives benefits under any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect (as defined in Section 9(f)) or that cannot be terminated within less than 30 days after the Closing Date by Riverbend (without payment of any penalty or cost).

                        (k)   Legal Proceedings.  There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of Riverbend, threatened against Riverbend or against any asset, interest, Plan or right of Riverbend.  There are no actions, suits or proceedings instituted, pending or, to the knowledge of Riverbend, threatened against any present or former director or officer of Riverbend that would reasonably be expected to give rise to a claim against Riverbend for indemnification.  There are no actual or, to the knowledge of Riverbend, threatened actions, suits or proceedings that present a claim to restrain or prohibit the transactions contemplated herein.  There are no obligations or liabilities of any nature, whether or not accrued, contingent or otherwise, including without limitation those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could, to the knowledge of Riverbend, result in any claims against, or obligations or liabilities of, Riverbend.  Riverbend has no off-balance sheet liability or obligation, fixed or contingent.

                        (l)   Compliance with Laws; Filings.  Riverbend is in compliance with all statutes and regulations, and, when it actively conducted a business, it obtained and maintained and was in compliance with all permits, licenses, deposits, and registrations applicable to the conduct of such business, and Riverbend has not received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government: (A) asserting a violation or possible violation of any such statute or regulation; (B) threatening to revoke any permit, license, registration, or other government authorization; or (C) restricting or in any way limiting its operations.  Riverbend is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and has not received any communication requesting that it enter into any of the foregoing.

                        (m)   Brokers and Finders.  Neither Riverbend nor any of its officers, managers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for any obligation for investment banking services, the nature and extent of which has been disclosed, and except for usual and customary fees to accountants and lawyers.

                        (n)   Minute Books.  The minute books and/or record books of Riverbend contain accurate records of all meetings and other corporate actions of their respective shareholders and directors, and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

                        (o)   Related Party Transactions.  Riverbend has disclosed all existing transactions existing as of the date of the Contribution Closing, to which Riverbend is a party with any director or executive officer of Riverbend or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing.  All such transactions, investments and loans are on terms no less favorable to Riverbend than could be obtained from unrelated parties.  Riverbend has not, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Riverbend in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

                        (p)   Labor Relations.  Riverbend is not the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is Riverbend a party to any collective bargaining agreement.  There is no strike or other labor dispute involving Riverbend, pending or threatened, or to the best knowledge of Riverbend, is there any activity involving any employees of Riverbend seeking to certify a collective bargaining unit or engaging in any other organization activity.

            5.   Representations and Warranties of the United Members.  Except as specifically and expressly set forth in a disclosure memorandum (the “United Disclosure Memorandum”) to be provided by the United Members to Riverbend no less than 10 days prior to the Effective Time of the Contribution, each of the United Members, jointly and severally, represents and warrants to Riverbend and RiverbendSpin, as of the date of this Agreement and as of the Effective Time of the Contribution, as follows.

                        (a)   Entity Status.  United is a limited liability company duly formed and existing in good standing under the laws of the State of Louisiana. United is required to be qualified to do business in only those states of the United States and foreign jurisdictions disclosed in the United Disclosure Memorandum, and the United Disclosure Memorandum identifies whether United is qualified in each such jurisdiction.

                        (b)   Membership Interests.  The outstanding equity interests in United consist of only the Membership Interests listed on Exhibit A.  No other equity interests in United have been issued and there are no rights, options or other agreements to purchase or acquire equity interests in United.

                        (c)   Ownership of Subsidiaries.  United has no subsidiaries.

                        (d)   Authorized and Effective Agreement.  This Agreement constitutes the legal, valid and binding obligation of the United Members, and is enforceable against the United Members in accordance with its terms, subject to: (A) bankruptcy, fraudulent transfer, insolvency, moratorium, reorganization, conservatorship, receivership, or other similar laws from time to time in effect relating to or affecting the enforcement of the rights of creditors generally; and (B) general principles of equity (whether applied in a court of law or in equity).

                        (e)   Assets and Liabilities.  The assets and liabilities of United are as set forth on Exhibit C and Exhibit D, respectively.  United has no other assets or liabilities.

                        (f)   Financial Statements.  The Financial Statements (as defined below) of United are attached as Exhibit E.  The “Financial Statements” means the audited balance sheet of United as of December 31, 2003, the audited statement of income, members’ equity and cash flows for the fiscal years ending December 31, 2003, the unaudited balance sheet of United as of March 31, 2004, and the unaudited statement of income, members’ equity and cash flows for the fiscal periods ending March 31, 2004, including all notes thereto, collectively.  The Financial Statements fairly present or will fairly present, as applicable, in all material respects, the financial position of United as of the dates indicated and the statements of income and changes in members’ equity and statements of cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.  No statement, certificate, instrument or other writing furnished or to be furnished hereunder by United to Riverbend contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                        (g)   Minute Books.  The minute books and/or record books of United contain accurate records of all meetings and other corporate actions of their respective members and managers, and the signatures contained therein are the true signatures of the persons whose signatures they purport to be.

                        (h)   Adverse Change.  Since March 31, 2004, United has not incurred any liability, whether accrued, absolute or contingent, except as disclosed in the most recent Financial Statements, or entered into any transactions with affiliates, in each case other than in the ordinary course of business consistent with past practices, nor has there been any event or circumstance that caused or is reasonably likely to cause an adverse change in the assets, business, operations, business prospects or financial or other condition of United.

                        (i)   Absence of Undisclosed Liabilities.  All liabilities (including without limitation contingent liabilities and any off-balance sheet loans, financings, liabilities or indebtedness) of United that are disclosed in the most recent Financial Statements of United are normally recurring business obligations incurred in the ordinary course of its business since the date of the most recent Financial Statements.

                        (j)   Leases, Etc.  All leases, permits and licenses pursuant to which United, as lessee or licensee, leases or licenses rights to real or personal property are valid and enforceable in accordance with their respective terms, and United is not in default under any of the terms thereof, nor to the knowledge of the United Members has any event occurred which, with the passage of time or giving of notice, or both, would constitute such a default.

                        (k)   Equipment, Etc.  All operating equipment of United is in good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of the respective business of United, is free from defects (latent and patent), is merchantable and is of a quality and quantity presently usable in the ordinary course of the business of United.

                        (l)   Environmental Matters.  United has, at all times, been in compliance with all Environmental Laws.  United has not received any communication alleging that United is not in such compliance and, to the knowledge of the United Members, there are no present circumstances that would prevent or interfere with the continuation of such compliance.  There are no pending Environmental Claims, United has not received notice of any pending Environmental Claims and, to the knowledge of the United Members, there are no conditions or facts existing that might reasonably be expected to result in legal, administrative, arbitral or other proceedings asserting Environmental Claims or other claims, causes of action or governmental investigations of any nature seeking to impose, or that could result in the imposition of, any liability arising under any Environmental Laws upon: (A) United or the United Members; (B) any person or entity whose liability for any Environmental Claim United has or may have retained or assumed, either contractually or by operation of law; (C) any real or personal property owned or leased by United, or any real or personal property which United has or is judged to have managed or supervised or participated in the management of; or (D) any real or personal property in which United holds a security interest securing a loan recorded on the books of United.  United is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability under any Environmental Laws.  There are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws, against United or against any person or entity whose liability for any such claim United has or may have retained or assumed, either contractually or by operation of law.

                        (m)   Insurance.  The United Disclosure Memorandum contains a true and complete list of all policies of insurance to which United is a party or under which United, or any director or officer of United, is or has been covered at any time within the three years preceding the date of this Agreement.  All such policies of insurance listed or described in the United Disclosure Memorandum: (A) are valid, outstanding and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for the assets and the operations of United for all risk to which United is normally exposed; (D) are sufficient for compliance with all leases and contracts; (E) will continue in full force and effect following consummation of the transactions contemplated by this Agreement; and (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of United.  United has paid all premiums due and has otherwise performed all obligations under each policy to which United is a party or that provides coverage to United or to a director or officer of United, and United has given notice to the insurers of all claims that may be insured under each policy to which United is a party or that provides coverage to United or a director or officer of United.

                        (n)   Tax Matters.  United has timely filed (or requests for extensions have been timely filed and any such extensions either are pending or have been granted and have not expired) all federal, state and local (and, if applicable, foreign) tax and informational returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns, and withholding and employment tax returns) and United and/or the United Members (whichever is appropriate) have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid by them as a result of the business operations of United for the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes required to be paid by them as a result of the business operations of United for any subsequent periods ending on or prior to the Effective Time.  All federal, state and local (and, if applicable, foreign) tax and informational returns filed by United are complete and accurate.  Neither United nor any United Member is delinquent in the payment of any tax, assessment or governmental charge.  No deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against United or any United Member that have not been settled and paid.  There are currently no agreements in effect with respect to United or any United Member to extend the period of limitations for the assessment or collection of any tax.  No audit examination or deficiency or refund litigation with respect to such returns is pending.  United is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state, and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Code Section 3406.  United has not made any payments, is not obligated to make any payments, and is not a party to any contract that could obligate it to make any payments that would be disallowed as a deduction under Code Section 280G or Code Section 162(m).

                        (o)   Compensation.  The United Members have disclosed a complete and correct list of the name, age, position, rate of compensation and any incentive compensation arrangements, bonuses or commissions or fringe or other benefits, whether payable in cash or in kind, of each director, officer or member of United and each other person (in each case other than as an employee) to whom United pays or provides, or has an obligation, agreement (written or unwritten), policy or practice of paying or providing, retirement, health, welfare or other benefits of any kind or description whatsoever.

                        (p)   Employee Benefit Plans.  The United Members have disclosed an accurate and complete list of all Plans, as defined below, contributed to, maintained or sponsored by United, to which United is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Code Sections 414(b), 414(c), 414(m) and 414(o), of which United is a member.  For purposes of this Agreement, the term “Plan” shall mean a plan, arrangement, agreement or program described in the foregoing provisions of this Section that is: (A) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated; (B) an employment agreement; (C) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current or former employees, officers, directors or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance; or

(D) any other employee benefit plan as defined in Section 3(3) of Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not funded and whether or not terminated.  United does not contribute to, nor does it have an obligation to contribute to or otherwise have any liability or potential liability with respect to: (A) any multi-employer plan as defined in ERISA Section 3(37); (B) any plan of the type described in ERISA Sections 4063 and 4064 or in Code Section 413 (and regulations promulgated thereunder); or (C) any plan which provides health, life insurance, accident or other “welfare-type” benefits to current or future retirees or former employees or directors, their spouses or dependents, other than in accordance with Code Section 4980B or applicable state continuation coverage law.  None of the Plans obligates United to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a “change in control,” as such term is used in Code Section 280G (and regulations promulgated thereunder).  Each Plan, and all related trusts, insurance contracts and funds, has been maintained, funded and administered in compliance in all respects with its own terms and in compliance in all respects with all applicable laws and regulations, including but not limited to ERISA and the Code.  No actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands with respect to the Plans (other than routine claims for benefits) are pending or threatened, and there are no facts which could give rise to or be expected to give rise to any actions, suits, claims, complaints, charges, proceedings, hearings, examinations, investigations, audits or demands.  No Plan that is subject to the funding requirements of Code Section 412 or ERISA Section 302 has incurred any “accumulated funding deficiency” as such term is defined in such Sections of ERISA and the Code, whether or not waived, and each Plan has always fully met the funding standards required under Title I of ERISA and Code Section 412.  None of the assets of United is the subject of any lien arising under ERISA Section 302(f) or Code Section 412(n), United has not been required to post any security pursuant to ERISA Section 307 or Code Section 401(a)(29), and there are no facts which could be expected to give rise to such lien or such posting of security.  No event has occurred and no condition exists that would subject United to any tax under Code Sections 4971, 4972, 4976, 4977 or 4979 or to a fine or penalty under ERISA Section 502(c).  Each Plan that is intended to be qualified under Code Section 401(a), and each trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to the qualification under the Code of such Plan and the tax exempt status of such related trust, and nothing has occurred since the date of such determination letter that could adversely affect the qualification of such Plan or the tax exempt status of such related trust.  No underfunded “defined benefit plan” (as such term is defined in ERISA Section 3(35)) has been, during the five years preceding the Closing Date, transferred out of the controlled group of corporations (within the meaning of Code Sections 414(b), (c), (m) and (o)) of which United is a member or was a member during such five-year period.  As of December 31, 2003, the fair market value of the assets of each Plan that is a tax qualified defined benefit plan equaled or exceeded, and as of the Closing Date will equal or exceed, the present value of all vested and nonvested liabilities thereunder determined in accordance with reasonable actuarial methods, factors and assumptions applicable to a defined benefit plan on an ongoing basis.  With respect to each Plan that is subject to the funding requirements of Code Section 412 and ERISA Section 302, all required contributions for all periods ending prior to or as of the Closing Date (including periods from the first day of the then-current plan year to the Closing Date and including all quarterly contributions required in accordance with Code Section 412(m)) shall have been made.

With respect to each other Plan, all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made.  No tax qualified Plan has any unfunded liabilities.  No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or Code Section 4975, whether by statutory, class or individual exemption) has occurred with respect to any Plan which would result in the imposition, directly or indirectly, of any excise tax, penalty or other liability under Code Section 4975 or ERISA Section 409 or 502(i).  Neither United nor, to the knowledge of the United Members, any United Member, any trustee, administrator or other fiduciary of any Plan, or any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject United to any liability for breach of fiduciary duty under ERISA or any other applicable law.  With respect to each Plan, all reports and information required to be filed with any government agency or distributed to Plan participants and their beneficiaries have been duly and timely filed or distributed.  United has been and is presently in compliance with all of the requirements of Code Section 4980B.  Neither the consideration nor implementation of the transactions contemplated under this Agreement will increase: (A) United’s obligation to make contributions or any other payments to fund benefits accrued under the Plans as of the date of this Agreement; or (B) the benefits accrued or payable with respect to any participant under the Plans.  With respect to each Plan, the United Members have disclosed or made available to Riverbend, true, complete and correct copies of: (A) all documents pursuant to which the Plans are maintained, funded and administered, including summary plan descriptions; (B) the three most recent annual reports (Form 5500 series) filed with the IRS (with attachments); (C) the three most recent actuarial reports, if any; (D) the three most recent financial statements; (E) all governmental filings for the last three years, including, without limitation, excise tax returns and reportable events filings; and (F) all governmental rulings, determinations, and opinions (and pending requests for governmental rulings, determinations, and opinions) during the past three years.  Each of the Plans as applied to United may be amended or terminated at any time by action of United’s managers, in each case subject to the terms of the Plan and compliance with applicable laws and regulations (and limited, in the case of multiemployer plans, to termination of the participation of United thereunder).

                        (q)   Certain Contracts.  United is not a party to, is bound or affected by, or receives benefits under: (A) any agreement, arrangement or commitment, written or oral, the default of which would have a Material Adverse Effect (as defined in Section 9(f)), whether or not made in the ordinary course of business, or any agreement restricting its business activities, including, without limitation, agreements or memoranda of understanding with regulatory authorities; (B) any agreement, indenture or other instrument, written or oral, relating to the borrowing of money by United, or the guarantee by United of any such obligation, that cannot be terminated within less than 30 days after the Closing Date by United (without payment of any penalty or cost); (C) any agreement, arrangement or commitment, written or oral, relating to the employment of a consultant, independent contractor or agent, or the employment, election or retention in office of any present or former director or officer, which cannot be terminated within less than 30 days after the Closing Date by United (without payment of any penalty or cost), or that provides benefits which are contingent, or the application of which is altered, upon the occurrence of a transaction involving United of the nature contemplated by this Agreement; or (D) any agreement or plan, written or oral, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.  Each matter disclosed pursuant to this Section is in full force and effect as of the date hereof.  United is not in default under any agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default.  There are no renegotiations or attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to United under any contract and United has received no demands for such renegotiation.

                        (r)   Legal Proceedings.  There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of the United Members, threatened against United or against any asset, interest, Plan or right of United, or, to the knowledge of the United Members, against any officer, director or employee of any of them in their capacity as such.  There are no actions, suits or proceedings instituted, pending or, to the knowledge of the United Members, threatened against any present or former director or officer of United that would reasonably be expected to give rise to a claim against United for indemnification.  There are no actual or, to the knowledge of the United Members, threatened actions, suits or proceedings that present a claim to restrain or prohibit the transactions contemplated herein.  There are no obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed in the Financial Statements of United, including without limitation those relating to environmental and occupational safety and health matters, or any other facts or circumstances that could, to the knowledge of the United Members, result in any claims against, or obligations or liabilities of, United.  United has no off-balance sheet liability or obligation, fixed or contingent.

                        (s)   Compliance with Laws; Filings.  United is in compliance with all statutes and regulations, and has obtained and maintained and is in compliance with all permits, licenses, deposits and registrations applicable to the conduct of its business, and United has not received notification that has not lapsed, been withdrawn or abandoned by any agency or department of federal, state or local government: (A) asserting a violation or possible violation of any such statute or regulation; (B) threatening to revoke any permit, license, registration, or other government authorization; or (C) restricting or in any way limiting its operations.  United is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and none of them has received any communication requesting that it enter into any of the foregoing.

                        (t)   Brokers and Finders.  Neither United nor any of its officers, managers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for any obligation for investment banking services, the nature and extent of which has been disclosed, and except for usual and customary fees to accountants and lawyers.

                        (u)   Related Party Transactions.  The United Members have disclosed all existing transactions existing as of the date hereof, to which United is a party with any director, executive officer or United Member or any person, corporation, or enterprise controlling, controlled by or under common control with any of the foregoing.  All such transactions, investments and loans are on terms no less favorable to United than could be obtained from unrelated parties.  United has not, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of United in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

                        (v)   Labor Relations.  United is not the subject of any claim or allegation that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is United a party to any collective bargaining agreement.  There is no strike or other labor dispute involving United, pending or threatened, or to the best knowledge of United, is there any activity involving any employees of United seeking to certify a collective bargaining unit or engaging in any other organization activity.

                        (w)   Encumbrances.  Upon the consummation of such transactions, title to the Membership Interests shall be transferred to Riverbend, free and clear of any liens, encumbrances, claims or defects of title.

            6.   Taxes.  The United Members shall be responsible for any taxes attributable to the transactions described herein, including, without limitation, taxes attributable to the Contribution and the issuance by Riverbend of the Common Stock to the United Members, but excluding any taxes generated by the constructive distribution of assets from Riverbend to its shareholders that will be deemed to occur immediately before the Contribution.

            7.   Covenants of United Prior to Closing.

                        (a)   Access and Cooperation; Due Diligence.  Between the date of this Agreement and the Closing Date, the United Members will cause United to afford the officers and authorized representatives of Riverbend access to all of the sites, properties, books and records of United and will furnish Riverbend such additional financial and operating data and other information as to the business of United as Riverbend may from time to time reasonably request.  The United Members will cause United to cooperate with Riverbend and its representatives and counsel in the preparation of any documents or other material that may be required in connection with any documents or materials required by this Agreement or necessary to complete the transactions contemplated hereunder.

                        (b)   Conduct of Business Pending Closing.  Between the date of this Agreement and the Contribution Closing, the United Members will cause United to:

                                    (i)   Carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                                    (ii)   Perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

                                    (iii)   Use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

                                    (iv)   Use its reasonable efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it;

                                    (v)   Maintain compliance with all material permits, laws, rules and regulations, deposit requirements, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                                    (vi)   Maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of Riverbend (which consent shall not be unreasonably withheld); and

                                    (vii)   Maintain or reduce present salaries and commission levels for all officers, directors, employees and agents.

                        (c)   Prohibited Activities.  Between the date hereof and the Closing Date, the United Members will cause United not to do, perform or engage in, without the prior written consent of Riverbend, any of the following (the “Prohibited Activities”):

                                    (i)   Change its organizational documents;

                                    (ii)   Issue any securities, options, warrants or membership interests of any kind;

                                    (iii)   Declare or pay any dividend, or make any distribution in respect of its securities or purchase, redeem or otherwise acquire or retire for value any of its securities;

                                    (iv)   Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) and involves an amount not in excess of $10,000;

                                    (v)   Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

                                    (vi)   Sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

                                    (vii)   Negotiate for the acquisition of any business or the start-up of any new business;

                                    (viii)   Merge or consolidate or agree to merge or consolidate with or into any other corporation;

                                    (ix)   Waive any material rights or claims of United, provided that United may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice; or

                                    (x)   Enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

                        (d)   No Shop.  Neither the United Members, nor United, nor any agent, officer or manager of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any person for, (ii) participate in any discussions pertaining to, or (iii) furnish any information to any person other than Riverbend or their authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, United or a merger, consolidation or business combination of United.

                        (e)   Notification of Certain Matters.  The United Members shall give prompt notice to Riverbend of: (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of United contained herein to be untrue or inaccurate in any material respect at or prior to the Contribution Closing; and (ii) any material failure of the United Members or of United to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

            8.   Covenants of Riverbend Prior to Closing.

                        (a)   Access and Cooperation; Due Diligence.  Between the date of this Agreement and the Closing Date, Riverbend will afford the authorized representatives of the United Members or of United access to the books and records of Riverbend and will furnish the United Members such additional information as is reasonably necessary to verify the information set forth on Exhibit C.  Riverbend will cooperate with United, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement or necessary to complete the transactions contemplated hereunder.

                        (b)   Conduct of Business Pending Closing.  Between the date of the Spin-Off (as defined in Section 11 below) and the Contribution Closing, Riverbend will:

                                    (i)   Carry on no business;

                                    (ii)   Use its reasonable efforts to maintain and preserve its business organization intact and retain its reporting status under the Securities and Exchange Act of 1934; and

                                    (iii)   Maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities.

                        (c)   Prohibited Activities.  Other than in connection with the Spin-Off, between the date of the Spin-Off and the Closing Date, Riverbend will not, without the prior written consent of the United Members, engage in any of the following (the “Prohibited Activities”):

                                    (i)   Issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

                                    (ii)   Purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                                    (iii)   Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures;

                                    (iv)   Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; or

                                    (v)   Merge or consolidate or agree to merge or consolidate with or into any other corporation.

                        (d)   No Shop.  Neither Riverbend nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any person for, (ii) participate in any discussions pertaining to, or (iii) furnish any information to any person other than United or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or a majority equity interest in, Riverbend or a merger, consolidation or business combination of Riverbend.

                        (e)   Notification of Certain Matters.  Riverbend shall give prompt notice to United and the United Members of: (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Riverbend contained herein to be untrue or inaccurate in any material respect at or prior to the Contribution Closing; or (ii) any material failure of Riverbend to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

            9.   Conditions Precedent to Obligations of Riverbend.  The obligations of Riverbend with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

                        (a)   Representations and Warranties; Performance of Obligations.  All representations and warranties of the United Members contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though such representations and warranties had been made as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by the United Members on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by United and the United Members, as the case may be, shall have been delivered to Riverbend.

                        (b)   Satisfaction.  All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Riverbend and its counsel.

                        (c)   No Litigation.  No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereunder and no governmental agency or body shall have taken any other action or made any request of United or the United Members as a result of which Riverbend deems it inadvisable to proceed with the transactions hereunder.

                        (d)   Consents and Approvals.  The shareholders of Riverbend shall have approved this Agreement.  All necessary consent of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of United or the United Members as a result of which Riverbend deems it inadvisable to proceed with the transactions hereunder.

                        (e)   Good Standing Certificates.  United shall have delivered to Riverbend a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Secretary of State of Louisiana that United is in good standing and that all state franchise and/or income tax and informational returns and taxes for each for all periods prior to the Contribution Closing have been filed and paid.

                        (f)   No Material Adverse Change.  No event or circumstance shall have occurred with respect to United that would constitute a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” means any fact, event, change, development or effect that, individually or when taken together with any other facts, events, changes, developments or effects, is or could reasonably be expected to be materially adverse to any of the business, operations, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the entity with respect to which the Material Adverse Effect may have occurred.

                        (g)   Officer’s Certificate.  Riverbend shall have received a certificate or certificates, dated the Closing Date and signed by the managers of United, certifying the truth and correctness of attached copies of its organization documents (including amendments thereto).

            10.   Conditions Precedent to Obligations of the United Members.  The obligations of the United Members with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

                        (a)   Representations and Warranties; Performance of Obligations.  All the representations and warranties of Riverbend contained in this Agreement shall be true and correct in all material respects as of the Effective Time with the same effect as though such representations and warranties had been made on and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Riverbend on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by Riverbend shall have been delivered to the United Members.

                        (b)   Satisfaction.  All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the United Members and their counsel.

                        (c)   No Litigation.  No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of Riverbend as a result of which the United Members deem it inadvisable to proceed with the transactions hereunder.

                        (d)   Consents and Approvals.  The shareholders of Riverbend shall have approved this Agreement.  All necessary consent of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of Riverbend as a result of which the United Members deem it inadvisable to proceed with the transactions hereunder.

                        (e)   Good Standing Certificates.  Riverbend shall have delivered to the United Members a certificate, dated as of the date no later than 10 days prior to the Closing Date, duly issued by the Secretary of State of Nevada that Riverbend is in good standing.

                        (f)   No Material Adverse Change.  No event or circumstance shall have occurred with respect to Riverbend that would constitute a Material Adverse Effect.

                        (g)   Officer’s Certificate.  The United Members shall have received a certificate or certificates, dated the Closing Date and signed by the President of Riverbend, certifying the truth and correctness of attached copies of Riverbend’s Articles of Incorporation (including amendments thereto), and Bylaws (including amendments thereto).

            11.   Additional Agreements.

                        (a)   The Spin-Off.  After the execution of this Agreement, Riverbend shall act promptly to effect the spin-off of all of its existing assets and liabilities to RiverbendSpin, which will temporarily be a subsidiary of Riverbend, and to distribute the capital stock of RiverbendSpin to the shareholders of Riverbend (the “Spin-Off”), so that the Spin-Off is completed prior to the Contribution Closing.  Prior to completion of the Spin-Off, Riverbend shall have completed and filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form 10 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and the SEC shall have approved such Form 10.

                        (b)   Employment Agreement.  Prior to the Contribution Closing, Walter Reid Green, Jr. will enter into an employment agreement with Riverbend for a one-year period that commences on the Contribution Closing and a letter agreement providing Mr. Green with the right to receive, after the Contribution Closing, an option to purchase 312,000 shares of common stock in Riverbend issued pursuant to and in accordance with the terms of an incentive stock option plan.  Mr. Green shall have executed an employment agreement substantially similar to the form attached hereto as Exhibit F.

                        (c)   Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof.  Riverbend will take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene a meeting of its shareholders to consider and vote upon the adoption of this Agreement and the transactions contemplated herein.  The United Members shall cooperate with Riverbend to convene such meeting and to hold a vote upon the adoption of this Agreement and the transactions contemplated herein by providing such information about United and its plans with respect to Riverbend after the Contribution as may be reasonably requested by Riverbend.

                        (d)   Further Assurances.  Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, common, proper or advisable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement.  If at any time after the Contribution Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Riverbend and the United Members, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

                        (e)   Taxes.  RiverbendSpin and the shareholders of RiverbendSpin (other than Riverbend) shall be solely responsible for the payment of all tax liability incurred as a result of or arising from the Spin-Off, including the deemed distribution of property from Riverbend to its shareholders that is deemed to occur immediately before the Contribution.  Except as noted in the prior sentence, each other party hereto shall be solely responsible for the payment of all of such party’s tax liability incurred as a result of or arising from the Contribution.

            12.   Termination of this Agreement.

                        (a)   Termination.  This Agreement may be terminated at any time prior to the Closing Date solely:

                                    (i)   By mutual consent of the United Members and Riverbend;

                                    (ii)   By the United Members, on the one hand, or by Riverbend, on the other hand, if the transactions contemplated by this Agreement to take place at the Contribution Closing shall not have been consummated by December 31, 2004, unless the failure of such transactions to be consummated is due to the failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

                                    (iii)   By the United Members, on the one hand, or by Riverbend, on the other hand, if a material breach of the representations or a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date or by the United Members, if the conditions set forth in Section 10 hereof have not been satisfied or waived as of the Closing Date, or by Riverbend, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date.

                        (b)   Liabilities in Event of Termination.  Termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement or in the schedules or exhibits delivered by such party, including, but not limited to, legal and audit costs and out of pocket expenses.  In the event of termination by United, United shall reimburse Riverbend for all accountable legal and accounting expenses incurred by Riverbend in connection with this Agreement and the Spin-Off.

            13.   Indemnification.

                        (a)   Indemnification by the United Members.  The United Members agree, jointly and severally, to indemnify and hold harmless Riverbend (in the event the Contribution is not consummated) and RiverbendSpin (in the event the Contribution is consummated) and their respective officers, directors, agents and representatives against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys’ fees and other expenses of investigation and defense of any claims or actions), directly or indirectly resulting from, relating to or arising out of: (i) any breach by the United Members of any covenant, agreement, warranty or representation contained in this Agreement, (ii) any misstatement by the United Members of a material fact contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement; or (iii) the omission by the United Members to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading.  Notwithstanding the above, no claim for indemnification shall be made against the United Members until Riverbend or RiverbendSpin (whichever is applicable) and their respective officers, directors, agents and representatives have suffered adverse consequences pursuant to this Section 13(a) in excess of $10,000, in which case a claim for indemnification may be made for all adverse consequences suffered by Riverbend or RiverbendSpin (and not just such portion of such claim as may exceed $10,000).

                        (b)   Indemnification by Riverbend.  Riverbend and/or Nowalsky (in the event that the Spin-Off is not consummated) or RiverbendSpin and/or Nowalsky (in the event that the Spin-Off is consummated) agree to indemnify and hold harmless the United Members against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys’ fees and other expenses of investigation and defense of any claims or actions) directly or indirectly resulting from, relating to or arising out of: (i) any breach by Riverbend or RiverbendSpin of any covenant, agreement, warranty or representation of Riverbend and RiverbendSpin contained in this Agreement, (ii) any misstatement by Riverbend or RiverbendSpin of a material fact contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement; or (iii) the omission by Riverbend or RiverbendSpin to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading.  Notwithstanding the above, no claim for indemnification (other than for tax liabilities resulting from the Spin-Off) shall be made against Riverbend, RiverbendSpin, and/or Nowalsky (whichever is applicable) until the United Members have suffered adverse consequences pursuant to this Section 13(b) in excess of $10,000, in which case a claim for indemnification may be made for all adverse consequences suffered by the United Members (and not just such portion of such claim as may exceed $10,000).

                        (c)   Indemnification Notice.  Should any party (the “Indemnified Party”) suffer any loss, damage or expense for which another party (the “Indemnifying Party”) is obligated to indemnify and hold such Indemnified Party harmless pursuant to this Section 13, the following shall apply.  If an Indemnified Party intends to exercise its right to indemnification provided in this Section 13, such Indemnified Party shall notify each Indemnifying Party in writing of such Indemnified Party’s intention to do so and the facts or circumstances giving rise to the claim (the “Indemnification Claim”).  An Indemnification Claim, at the option of the Indemnified Party, may be asserted as soon as any situation, event or occurrence has been noticed by the Indemnified Party regardless of whether actual harm has been suffered or out-of-pocket expenses incurred.  During the period of 15 days after notice by the Indemnified Party, each Indemnifying Party shall be entitled to cure the defect or situation giving rise to the Indemnification Claim to the satisfaction of the Indemnified Party.  If the Indemnifying Parties are unwilling or unable to cure the defect or situation giving rise to the Indemnification Claim during the 15-day period, the Indemnified Party shall thereafter be entitled to indemnification as provided in this Section 13.

                        (d)   Matters Involving Third Parties.  If any third party shall notify any Indemnified Party with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any Indemnifying Party under this Section 13, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.  Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from any adverse consequences the Indemnified Party may suffer resulting from or caused by the Third Party Claim; (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.  The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably.

            14.   Post-Closing Covenants. Following Closing:

                        (a)   Riverbend, RiverbendSpin and the United Members shall cooperate with respect to the corporate records relating to United’s business, including billing records, tax records, accounting records and other materials that may be necessary for future tax audits, other audits or other legal compliance matters.  Each party will preserve and maintain such records as may be customary in the industry or consistent with government record retention policies.  Each party will allow the other access to such records and will cooperate in providing information and otherwise assist in responding to any legitimate business needs of the other.

                        (b)   The United Members shall:

                                    (i)   Cause final state and federal income tax and informational returns to be prepared and filed for United (as it existed for federal income tax purposes immediately prior to the Contribution) reflecting the income and loss of United for United’s short taxable year ending on the date of the Contribution Closing; and

                                    (ii)   Cause a person who was an officer of United prior to the Contribution to sign such final income tax returns and other returns on behalf of United.

                        (c)   RiverbendSpin shall:

                                    (i)   Determine the amount of any distributions for federal income tax purposes that are deemed to be made to the shareholders of Riverbend during the taxable year that ends immediately prior to the Contribution (including any distribution deemed to be made by Riverbend to its shareholders of the value of its corporate charter);

                                    (ii)   Prepare and distribute to the shareholders of Riverbend forms 1099 and other required information returns reflecting the deemed distributions made to such shareholders for such taxable year; and

                                    (iii)   Prepare and cause form 966 to be filed with the Internal Revenue Service in connection with any deemed dissolution of Riverbend resulting from the Contribution.

            15.   Miscellaneous.

                        (a)   Complete Agreement. This Agreement sets forth the entire Agreement of the parties hereto with respect to the subject matter hereof and all prior agreements and understandings are specifically superseded.

                        (b)   Survival of Agreement. This Agreement and all terms, warranties and provisions hereof will survive the Contribution Closing.

                        (c)   Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective successors and assigns.

                        (d)   Arbitration. Any dispute arising in connection with this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect.  The arbitrators shall be instructed to award, in addition to damages or other remedies, attorneys’ fees and costs of arbitration in favor of the prevailing party.

                        (e)   Specific Enforcement; Legal Fees. The parties acknowledge that a breach of the provisions of this Agreement is likely to result in irreparable and unreasonable harm to the other party, and that injunctive relief, as well as damages, would be appropriate. In the event action is brought to enforce or construe any provisions of this Agreement, the prevailing party shall be entitled to collect reasonable attorneys’ fees and costs from the other party hereto.

                        (f)   Applicable Law. This Agreement shall be construed in accordance with the internal law of the State of Louisiana without giving effect to principles of conflicts of law. Any judicial action relating to this Agreement shall be brought only in the state or federal courts located in the State of Louisiana and the parties hereby, consent to the exclusive jurisdiction and venue of such courts.

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[Signature page to follow.]

            IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

RIVERBEND:

RIVERBEND TELECOM, INC., a Nevada corporation

By: /s/ LEON NOWALSKY
Leon Nowalsky, President

RIVERBENDSPIN:

RIVERBEND HOLDINGS, INC., a Colorado corporation

By: /s/ LEON NOWALSKY
Leon Nowalsky, President

NOWALSKY:

/s/ LEON NOWALSKY
Leon Nowalsky

UNITED MEMBERS:

/s/ JEFFREY C. SWANK
Jeffrey C. Swank

/s/ PAUL J. SHOVLAIN
Paul J. Shovlain

August 5, 2004

Jeffrey C. Swank
300 E. Park Avenue
Tallahassee, FL  32301

Paul J. Shovlain
P.O. Box 15855
Tallahassee, FL  32317

Dear Jeff and PJ:

            This letter is for the purpose of authorizing certain actions of United Check Services, L.L.C., a Louisiana limited liability company (“United”) in light of your obligations under that certain Contribution Agreement (the “Contribution Agreement”) dated July 14, 2004, between Riverbend Telecom, Inc., a Nevada corporation (“Riverbend”), Riverbend Holdings, Inc., a Colorado corporation that is a subsidiary of Riverbend (“RiverbendSpin”), Leon Nowalsky (“Nowalsky”) and yourselves as the equity owners (the “United Members”) of United.  All capitalized terms not otherwise defined in this letter shall have the meaning ascribed to such terms in the Contribution Agreement.

            The provisions of the Contribution Agreement generally provide, as either a negative covenant or prohibited activity for the period prior to the closing of the Contribution, that the United Members have the obligation to cause United: (i) to carry on its business in substantially the same manner as it has prior to the execution of the Contribution Agreement; (i) to maintain its present debt instruments and not to enter into new or amended debt instruments; (iii) to not issue any securities of any kind; and (iv) to not declare or pay any dividend, or make any distribution in respect of its securities.  See, generally, Section 7 of the Contribution Agreement.

            Notwithstanding the above-cited covenants and prohibitions, or any other restrictions that may be in the Contribution Agreement, Riverbend, RiverbendSpin and Nowalsky hereby grant their respective consents and hereby authorize the following actions:

The United Members may cause United to execute and issue, to each of the United Members, of a promissory note (the “Notes”) in the amount of $128,000, for a total indebtedness of $256,000; provided, however, that the Notes shall mature no earlier than two years from the date of issuance and shall accrue interest at a rate of no more than 10% per annum.  The execution and issuance of the Notes shall satisfy, in full, all compensation and return on investment of the United Members with respect to their ownership interests and their operations of or services provided to United for the period commencing on January 1, 2004 and ending on the closing of the Contribution.

            Each of Riverbend, RiverbendSpin and Nowalsky hereby proposes and agrees to an amendment to the Contribution Agreement solely for the purpose of allowing the above authorized actions without violating or breaching any covenant, prohibition or restriction contained in the Contribution Agreement, which amendment shall be deemed effective as set forth in the Consent and Agreement paragraph listed below.  Each of Riverbend, RiverbendSpin and Nowalsky also agree that this letter shall constitute the necessary written agreement for such amendment to be effective.

RIVERBEND TELECOM, INC., a Nevada corporation

By: /s/ Leon Nowalsky Leon Nowalsky, President

RIVERBEND HOLDINGS, INC., a Colorado corporation

By: /s/ Leon Nowalsky Leon Nowalsky, President

/s/ Leon Nowalsky Leon Nowalsky

CONSENT AND AGREEMENT

            The United Members hereby consent and agree to the above-proposed amendment to the Contribution Agreement.  The amendment shall be effective, without the need for any further written agreement, upon the latest dated signature of the United Members obtained below.

Date: August 6, 2004.	/s/ Jeffrey C. Swank Jeffrey C. Swank

Date: August 6, 2004.	/s/ Paul J. Shovlain Paul J. Shovlain

APPENDIX C

NEVADA REVISED STATUTES

NEVADA DISSENTERS' RIGHTS STATUTE -- RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 "Beneficial stockholder" defined.  "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 "Corporate action" defined.  "Corporate action" means the action of a domestic corporation.

NRS 92A.315 "Dissenter" defined.  "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320  "Fair value" defined.  "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 "Stockholder" defined.  "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 "Stockholder of record" defined.  "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

            1.     Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

            2.     Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

            1.     Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

                    (a)     Consummation of a plan of merger to which the domestic corporation is a constituent entity:

                           (1)     If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

                           (2)     If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

                    (b)     Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if his shares are to be acquired in the plan of exchange.

                    (c)     Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

            2.     A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent:  Stockholders of certain classes or series; action of stockholders not required for plan of merger.

            1.     There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

                    (a)     The articles of incorporation of the corporation issuing the shares provide otherwise; or

                    (b)     The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                           (1)     Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

                                  (I)     The surviving or acquiring entity; or

                                  (II)     Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

                           (2)     A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

            2.     There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400  Limitations  on right of dissent:  Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

            1.     A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights.  The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

            2.     A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

                    (a)     He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

                    (b)     He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

            1.     If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

            2.     If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

            1.     If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

                    (a)     Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                    (b)     Must not vote his shares in favor of the proposed action.

            2.     A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

            1.     If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

            2.     The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

                    (a)     State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

                    (b)     Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

                    (c)     Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

                    (d)     Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

                    (e)     Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

            1.     A stockholder to whom a dissenter's notice is sent must:

                    (a)     Demand payment;

                    (b)     Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

                    (c)     Deposit his certificates, if any, in accordance with the terms of the notice.

            2.     The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

            3.     The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares:  Authority to restrict transfer after demand for payment; retention of rights of stockholder.

            1.     The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

            2.     The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: General requirements.

            1.     Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest.  The obligation of the subject corporation under this subsection may be enforced by the district court:

                    (a)     Of the county where the corporation's registered office is located; or

                    (b)     At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office.  The court shall dispose of the complaint promptly.

            2.      The payment must be accompanied by:

                    (a)     The subject corporation's balance sheet as of the end of a fiscal year ending not more  than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

                    (b)     A statement of the subject corporation's estimate of the fair value of the shares;

                    (c)     An explanation of how the interest was calculated;

                    (d)     A statement of the dissenter's rights to demand payment under NRS 92A.480; and

                    (e)     A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares:  Shares acquired on or after date of dissenter's notice.

            1.     A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

            2.     To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand.  The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and  a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter's estimate of fair value:  Notification of subject corporation; demand for payment of estimate.

            1.     A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

            2.     A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of  subject corporation; powers of court; rights of dissenter.

            1.     If a demand for payment remains unsettled, the subject corporation shall commence  a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest.  If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

            2.     A subject corporation shall commence the proceeding in the district court of the county where its registered office is located.  If the  subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

            3.     The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares.  All parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

            4.      The  jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or any amendment thereto.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

            5.     Each  dissenter who is made a party to the proceeding is entitled to a judgment:

                    (a)     For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

                    (b)     For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value:  Assessment of costs and fees.

            1.     The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court.  The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

            2.     The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

                    (a)     Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

                    (b)     Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

            3.     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

            4.     In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

            5.     This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.